ALLIANZ INDEX ADVANTAGE® NEW YORK VARIABLE ANNUITY CONTRACT
Issued by Allianz Life® of NY Variable Account C and Allianz Life Insurance Company of New York
(Allianz Life® of New York, we, us, our)

Prospectus Dated: June 3 , 2014

This prospectus describes an individual flexible purchase payment variable and index-linked deferred annuity contract (Contract). The Contract offers both variable investment allocation options (Variable Options) and index-linked investment allocation options (Index Options). (The Variable Options and the Index Options together are referred to as Allocation Options.) You can allocate your money (Purchase Payments) to any or all of the Variable Options or Index Options. The Contract also offers various standard annuity features, including multiple fixed annuitization options (Annuity Options), a free withdrawal privilege, and a guaranteed death benefit (Traditional Death Benefit). The Contract has a six-year withdrawal charge period.

If you allocate Purchase Payments to the Variable Options, the value of your investment (Variable Account Value) increases and decreases based on your selected Variable Options’ performance. The Variable Options do not provide any protection against loss of principal. You can lose money you allocate to the Variable Options. These are the Variable Options we currently offer:

AZL® MVP Growth Index Strategy Fund	AZL® MVP Balanced Index Strategy Fund	AZL® Money Market Fund

If you allocate Purchase Payments to the Index Options, you receive annual returns (Performance Credits) based on the performance of one or more external securities indices (Index or Indices). Unlike the Variable Options, the Index Options do not involve an indirect investment by you in any underlying fund and do not participate directly in the equity market. Instead, Performance Credits are an obligation of Allianz Life of New York, and are subject to the claims paying ability of Allianz Life of New York. Performance Credits are calculated by us based on annual changes in the Index’s value.

We currently offer only one Index credit calculation method called the Index Performance Strategy. The Index Performance Strategy provides a combination of a level of protection against negative Index performance, and also a limitation on participation in positive Index performance. You receive a positive Performance Credit based on positive Index Return (annual changes in Index value) subject to an upper limit called the Cap. If the Index Return is negative, you may receive a negative Performance Credit if the loss is greater than a specified percentage called the Buffer. A negative Performance Credit means that you can lose money. We can change the Caps at the beginning of each year, but we establish the Buffers at the beginning of the first year and we cannot change them. The Caps and Buffers can be different for different Indices. The values allocated to an Index Option may fluctuate between Index Anniversaries based on the Daily Adjustment. The Daily Adjustment reflects the change in Index Option Value due to Index performance; it approximates the Index Option Value on the next anniversary, as adjusted for gains subject to the Cap and losses in excess of the Buffer. An Index Anniversary is a twelve-month anniversary of the Index start date (Index Effective Date) and is the date we apply Performance Credits. These are the Indices we currently offer:

S&P 500® Index	Russell 2000® Index	Nasdaq-100® Index

You can lose money that you allocate to the Index Performance Strategy as a result of Index fluctuations. The Index Performance Strategy includes a risk of potential loss of principal for negative performance in excess of the Buffer and the loss could be substantial. If money is withdrawn or removed from an Index Option before the Index Anniversary, you could lose principal even if the Index Return is positive on the date of withdrawal due to the application of the Daily Adjustment.

All guarantees under the Contract are the obligations of Allianz Life of New York and are subject to the claims paying ability of Allianz Life of New York.

The Contract involves certain risks, as described in section 1, Risk Factors on page 16 of this prospectus.

Allianz Index Advantage® New York Prospectus – June 3 , 2014

Please read this prospectus before investing and keep it for future reference. It contains important information about your annuity and Allianz Life of New York that you ought to know before investing. This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contracts. You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information.

Allianz Life of NY Variable Account C is the Separate Account that holds the assets allocated to the Variable Options. Additional information about the Separate Account has been filed with the Securities and Exchange Commission (SEC) and is available upon written or oral request without charge, or on the EDGAR database on the SEC’s website (www.sec.gov). A Statement of Additional Information (SAI) dated the same date as this prospectus includes additional information about the annuity offered by this prospectus. The SAI is incorporated by reference into this prospectus. The SAI is filed with the SEC on Form N-4 and is available without charge by contacting us at the telephone number or address listed at the back of this prospectus. The SAI’s table of contents appears after the Privacy and Security Statement in this prospectus. The prospectus, SAI and other Contract information are also available on the EDGAR database.

The SEC has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal. Variable and index-linked annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to ask your Financial Professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.

TABLE OF CONTENTS

Glossary		4
Summary		7
	Who Should Consider Purchasing the Contract?	7
	What Are the Contract’s Charges?	7
	What Are the Contract’s Benefits?	8
	How Can I Allocate My Purchase Payments?	9
	What Are the Different Values Within the Contract?	10
	How Do We Apply Performance Credits to the Index Options?	11
	How Do the Caps and Buffers Affect My Contract’s Potential Growth?	11
	Can My Contract Lose Value Because of Negative Changes in an Index’s Value?	11
	Can I Transfer Index Option Value Between the Allocation Options?	11
	How Can I Take Money Out of My Contract?	12
	What Are My Annuity Options?	12
	Does the Contract Provide a Death Benefit?	12
	What If I Need Customer Service?	12
Fee Tables		13
	Owner Transaction Expenses	13
	Owner Periodic Expenses	13
	Annual Operating Expenses of the Variable Options	13
	Examples	15
	Condensed Financial Information	15
1.	Risk Factors	16
	Liquidity Risk	16
	Risk of Investing in Securities	16
	Risk of Negative Returns	16
	Calculation of Performance Credits	17
	Substitution of an Index	17
	Changes to Caps and Notice of Buffers	18
	Variable Option Risk	18
	Our Financial Strength and Claims-Paying Ability	18
	Regulatory Protections	18
2.	The Variable Annuity Contract	19
	When The Contract Ends	19
3.	Ownership, Annuitants, Determining Life, Beneficiaries, and Payees	20
	Owner	20
	Joint Owner	20
	Annuitant	20
	Determining Life (Lives)	21
	Beneficiary	21
	Payee	21
	Assignments, Changes of Ownership and Other Transfers of Contract Rights	21
4.	Purchasing the Contract	22
	Purchase Requirements	22
	Applications Sent Electronically	22
	Allocation of Purchase Payments and Transfers Between the Allocation Options	22
	Automatic Investment Plan (AIP)	23
	Free Look/Right-to-Examine Period	24

Allianz Index Advantage® New York Prospectus – June 3, 2014

5.	Variable Options	24
	Substitution of Variable Options and Limitation on Further Investments	25
	Transfers Between Variable Options	25
	Electronic Investment Option Transfer and Allocation Instructions	26
	Excessive Trading and Market Timing	26
	Financial Adviser Fees	28
	Voting Privileges	28
6.	Valuing Your Contract	29
	Accumulation Units	29
	Computing Variable Account Value	29
7.	Index Options	29
	Determining the Index Option Values	30
	Optional Rebalancing Program	31
8.	Expenses	32
	Product Fee	32
	Contract Maintenance Charge	33
	Withdrawal Charge	33
	Transfer Fee	35
	Premium Tax	35
	Income Tax	35
	Variable Option Expenses	35
9.	Access to Your Money	36
	Free Withdrawal Privilege	36
	Systematic Withdrawal Program	37
	Minimum Distribution Program and Required Minimum Distribution (RMD) Payments	37
	Waiver of Withdrawal Charge Benefit	37
	Suspension of Payments or Transfers	37
10.	The Annuity Phase	38
	Calculating Your Annuity Payments	38
	Annuity Payment Options	38
	When Annuity Payments Begin	39
11.	Death Benefit	39
	Death of the Owner and/or Annuitant	40
	Death Benefit Payment Options During the Accumulation Phase	40
12.	Taxes	41
	Qualified and Non-Qualified Contracts	41
	Taxation of Annuity Contracts	42
	Tax-Free Section 1035 Exchanges	43
13.	Other Information	43
	The Registered Separate Account	43
	Our General Account	43
	Our Unregistered Separate Account	44
	Distribution	44
	Additional Credits for Certain Groups	45
	Administration/Allianz Service Center	46
	Legal Proceedings	46
	Status Pursuant to Securities Exchange Act of 1934	46
14.	Information on Allianz Life of New York	47
	Directors, Executive Officers and Corporate Governance	47
	Board of Directors	47
	Executive Compensation	52
	Security Ownership of Certain Beneficial Owners and Management	68
	Transactions with Related Persons, Promoters and Certain Control Persons	68
	Risks Associated with the Financial Services Industry	68
15.	Selected Financial Data	82
	Management’s Discussion and Analysis of Financial Condition and Results of Operations (For the 12 month period ending December 31, 2013)	82
16.	Financial Statements	102
17.	Privacy and Security Statement	103
18.	Table of Contents of the Statement of Additional Information (SAI)	104
Appendix A – Available Indices		105
	Standard & Poor’s 500® Index	105
	Russell 2000® Index	106
	Nasdaq-100® Index	106
Appendix B – Daily Adjustment		106
Appendix C – Financial Statements		108
For Service or More Information		163
	Our Service Center	163

Allianz Index Advantage® New York Prospectus – June 3, 2014

GLOSSARY

This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.

Accumulation Phase – the initial phase of your Contract before you apply your Contract Value to Annuity Payments. The Accumulation Phase begins on the Issue Date.

Allocation Options – the Variable Options and Index Options available to you under the Contract.

Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.

Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract.

Annuity Options – the annuity income options available to you under the Contract.

Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.

Annuity Phase – the phase the Contract is in once Annuity Payments begin.

Beneficiary –the person(s) the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.

Buffer – the negative Index Return that Allianz Life of New York absorbs before applying a negative Performance Credit on an Index Anniversary. We declare Buffers for each Index Option on the Issue Date. Buffers do not change after the Issue Date.

Business Day – each day on which the New York Stock Exchange is open for trading, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. Allianz Life of New York is open for business on each day that the New York Stock Exchange is open. Our Business Day closes when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.

Cap – the maximum amount of positive Index Return that you can receive as a positive Performance Credit on an Index Anniversary. We declare Caps for each Index Option on the Index Effective Date and each Index Anniversary. The Caps are shown on the Index Options Statement.

Charge Base – the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), adjusted for subsequent Purchase Payments and withdrawals. We use the Charge Base to determine the next product fee we deduct.

Contract – the deferred annuity contract described by this prospectus.

Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.

Contract Value – on any Business Day, the sum of your Index Option Value(s) and Variable Account Value. The Contract Value does not include any currently applicable withdrawal charge, final product fee, or final contract maintenance charge. The Variable Account Value component of the Contract Value fluctuates each Business Day. The Index Option Value component of the Contract Value is adjusted on each Index Anniversary to reflect Performance Credits, which can be negative. A negative Performance Credit means that you can lose money. The Index Option Values also reflect the Daily Adjustment on every Business Day other than the Index Anniversary.

Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.

Daily Adjustment – the change in the market value of an Index Option as discussed in section 7, Index Options and Appendix B. We use the Daily Adjustment to calculate each Index Option Value on each Business Day during the Index Year other than the Index Effective Date or Index Anniversary. The Daily Adjustment can affect the values available for withdrawals, annuitizations, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge.

Determining Life (Lives) – the person(s) designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Financial Professional – the person who advises you regarding the Contract.

Good Order – a request is in “Good Order” if it contains all of the information we require to process the request. If we require information to be provided in writing, “Good Order” also includes providing information on the correct form, with any required certifications, guarantees and/or signatures, and received at the Service Center after delivery to the correct mailing, email, or website address, which are all listed at the back of this prospectus. If you have questions about the information we require, or whether you can submit certain information by fax, email or over the web, please contact the Service Center. If you send information by email or upload it to our website, we send you a confirmation number that includes the date and time we received your information.

Index (Indices) – one (or more) of the securities indexes available to you under the Contract.

Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary. If an Index Anniversary does not occur on a Business Day, we consider it to occur on the next Business Day for the purposes of declaring Caps, determining Index values and Index Returns, and applying Performance Credits.

Index Effective Date – the date shown on the Index Options Statement that starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 4, Purchasing the Contract – Allocation of Purchase Payments and Transfers Between the Allocation Options.

Index Option – index-linked investments available to you under the Contract.

Index Option Base – an amount we use to calculate Performance Credits and the Daily Adjustment. The Index Option Base is equal to the amounts you allocate to an Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the application of any Performance Credits.

Index Option Value – on any Business Day it is equal to the value in an Index Option. We establish an Index Option Value for each Index Option you select. Each Index Option Value includes any Performance Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value also includes the Daily Adjustment.

Index Options Statement – an account statement we mail to you on the Index Effective Date and each Index Anniversary thereafter. On the Index Effective Date, the statement shows the Index values, and the Caps that are initially declared on the Index Effective Date. On each Index Anniversary, the statement shows the new Index values, and the Caps that are effective for the next year.

Index Performance Strategy – the Index credit calculation method available to you under the Contract. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to a Cap and Buffer. You can receive negative Performance Credits, which means you can lose principal.

Index Return – a calculation we use to determine the Performance Credits on each Index Anniversary. The Index Return is an Index’s current value, minus its value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), divided by the Index’s value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary).

Index Year – any period of twelve months beginning on the Index Effective Date or a subsequent Index Anniversary.

Issue Date – the date shown on the Contract that starts the first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date. We must receive your initial Purchase Payment and all necessary information before we issue the Contract.

Joint Owners – two Owners who own a Contract.

Lock Date – the Business Day we process your request to lock in an Index Option Value (a Performance Lock) before the Index Anniversary.

Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan qualified for special tax treatment under sections of the Internal Revenue Code.

Owner – “you,” “your” and “yours.” The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.

Payee – the person or entity who receives Annuity Payments during the Annuity Phase.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Performance Lock – a feature that allows you to lock in each of your current Index Option Values before the Index Anniversary. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date, Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.

Performance Credit – the credit we apply on the Index Anniversary to each Index Option. We base Performance Credits on Index Returns adjusted by the Cap or Buffer. Performance Credits can be negative, which means that you can lose money.

Proxy Investment – an investment tracking mechanism we establish that is structured as a hypothetical set of call and put options designed to provide the same returns as the Performance Credits on an Index Anniversary. We use the Proxy Investment to calculate the Daily Adjustment between Index Anniversaries. For more information, see Appendix B.

Proxy Value – the value of the Proxy Investment for an Index Option used to calculate the Daily Adjustment as discussed in Appendix B.

Purchase Payment – the money you put into the Contract.

Qualified Contract – a Contract purchased under a pension or retirement plan qualified for special tax treatment under sections of the Internal Revenue Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA or 403(b) contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, Traditional IRAs and Simplified Employee Pension (SEP) IRAs.

Quarterly Contract Anniversary – the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.

Separate Account – Allianz Life of NY Variable Account C is the Separate Account that issues the variable investment portion of your Contract. It is a separate investment account of Allianz Life of New York. The Separate Account holds the Variable Options that underlie the Contracts. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option. The Separate Account is registered with the SEC as a unit investment trust, and may be referred to as the Registered Separate Account.

Service Center – the area of our company that issues Contracts and provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.

Traditional Death Benefit – the death benefit provided by the Contract that is equal to the greater of Contract Value (after deduction of the final product fee), or total Purchase Payments adjusted for withdrawals.

Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.

Variable Account Value – on any Business Day, the sum of the values in your selected Variable Options. The Variable Account Value includes the deduction of the Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, and withdrawal charge.

Variable Options – the variable investments available to you under the Contract. Variable Option performance is based on the securities in which they invest.

Withdrawal Charge Basis – the total amount under your Contract that is subject to a withdrawal charge as discussed in section 8, Expenses – Withdrawal Charge.

Allianz Index Advantage® New York Prospectus – June 3, 2014

SUMMARY

The Allianz Index Advantage New York Variable Annuity is a variable and index-linked annuity product. When you purchase a Contract, you tell us how to allocate your money. You can select any or all of the available Variable Options and Index Options. Your allocations must be in whole percentages and we only allow allocations to the Index Options once each Index Year. An Index Year is a twelve month-period beginning on the Index Effective Date and each subsequent Index Anniversary. You can only reallocate money from the Index Options to the Variable Options on every sixth Index Anniversary. If you allocate money to the Variable Options offered through the Contract, the value of your investment (Variable Account Value) increases and decreases based on your selected Variable Options performance.

If you allocate money to an Index Option, we calculate an annual return or Performance Credit, on each Index Anniversary. The Performance Credit is based on the change in value of one or more nationally recognized securities Indices. Performance Credits may be positive, zero, or, in some instances, negative. There is a Cap on positive Performance Credits, there is also a Buffer on negative Performance Credits, but there is no protection for negative Performance Credits beyond the Buffer. Once we issue your Contract we can change the Caps annually. We establish the Buffers on the date we issue the Contract (Issue Date) and we cannot change them. We publish Buffers for newly issued Contracts and any changes to the Caps seven calendar days before they take effect on our website at www.allianzlife.com/indexratesny.

You can lose money that you allocate to the Index Options as a result of Index fluctuations. The Index Performance Strategy includes a risk of potential loss of principal for negative performance in excess of the Buffer and the loss could be substantial. If money is withdrawn or removed from an Index Option before the Index Anniversary, you could lose principal even if the Index Return is positive on the date of withdrawal.

On each Business Day during the Index Year other than the Index Effective Date or Index Anniversary, the Index Option Values change for Index performance through the Daily Adjustment. A Business Day is any day the New York Stock Exchange is open, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and losses in excess of the Buffer. Even if the current Index Return during the Index Year is within the Buffer or positive, the Daily Adjustment may be negative until the Index Anniversary. This means you may receive reduced principal even if the Index Return is positive on that day.

The Contract has two phases: the Accumulation Phase and the Annuity Phase. During the Accumulation Phase your Contract Value (the total of your Variable Account Value and all Index Option Values) fluctuates based on the returns of your selected Variable Options and Index Options. During the Accumulation Phase you can add Purchase Payments to your Contract, take withdrawals, and we pay a death benefit if you die.

The Accumulation Phase of your Contract ends and the Annuity Phase starts once you begin Annuity Payments. You can take Annuity Payments based on your Contract Value as discussed in section 10, The Annuity Phase.

Who Should Consider Purchasing the Contract?

We designed the Contract for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities. This Contract is not intended for someone who is seeking complete protection from downside risk.

What Are the Contract’s Charges?

The Contract includes a product fee, contract maintenance charge, transfer fee, and contingent withdrawal charge. These fees and charges are discussed in more detail in section 8, Expenses.

We assess a 1.25% annualized product fee. The fee is deducted quarterly during the Accumulation Phase while your Contract Value is positive. We calculate and accrue the fee on a daily basis as a percentage of the Charge Base. The Charge Base is the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), adjusted for subsequent Purchase Payments and withdrawals. A Quarterly Contract Anniversary is the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Anniversary.

We assess a $50 contract maintenance charge annually, but we waive this charge if your Contract Value is at least $100,000.

Allianz Index Advantage® New York Prospectus – June 3, 2014

We assess a $25 transfer fee for each transfer between the Variable Options after 12 taken in a Contract Year. A Contract Year is any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary (a twelve-month anniversary of the Issue Date).

The withdrawal charge is calculated based upon Purchase Payments. The withdrawal charge period applies separately to each Purchase Payment. The withdrawal charge starts at 8.5% and decreases to zero after we have had a Purchase Payment for six complete years. During the period that the withdrawal charge applies, if you withdraw more than is allowed under the free withdrawal privilege, we may deduct a withdrawal charge. (See section 9, Access to Your Money – Free Withdrawal Privilege.)

Contract charges and pro-rata fees are assessed on any full or partial withdrawal from either the Variable Options or the Index Options as discussed in more detail in section 8, Expenses.

What Are the Contract’s Benefits?

The Contract offers a variety of variable and index-linked Allocation Options, each with different return and risk characteristics.

The Contract currently offers only one Index credit calculation method.

If Index performance is positive, the Index Performance Strategy can provide a positive Performance Credit equal to the Index Return adjusted by an upper limit called the Cap. The Index Return is an Index’s value on the current Index Anniversary, minus its value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), divided by the Index’s value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary). If Index Return is negative, you may receive a negative Performance Credit if the loss is greater than a specified percentage called the Buffer. A negative Performance Credit means that you can lose money. If the Index Return is negative, but less than or equal to the Buffer, your Performance Credit is zero. We can change the Caps annually, but we establish the Buffers on the Issue Date and we cannot change them. The Caps and Buffers can be different for different Indices. The Cap amounts may change frequently, and may vary substantially based on market conditions.

For information on the Caps and Buffers we currently offer for newly issued Contracts, see our website at www.allianzlife.com/indexratesny. These values may change before your Index Effective Date. We publish the Buffers for newly issued Contracts and any changes to the Caps for newly issued Contracts on our website seven calendar days before they take effect. For an inforce Contract reaching an Index Anniversary, this website will have a link to your Contract information which includes any changes to the Caps seven calendar days before they take effect. The minimum Buffer is 1%. Your actual Buffers are stated in your Contract. The minimum and actual Buffers do not change for the entire time you own your Contract. The minimum Cap is 1.5% for the entire time you own your Contract. We will inform you of the Caps for your Contract in the Index Options Statement, which we will mail to you on the Index Effective Date. Thereafter, we will inform you of the Caps applicable to your Contract for the current Index Year in your annual Index Options Statement, which is the account statement we mail to you at the beginning of each Index Year. The Index Options Statement also includes the Index value on the Index Effective Date and each subsequent Index Anniversary. We use the Index value to determine the Index Return and Performance Credits.

NOTE:

•
Because of the hedging strategies that we use to support the Performance Credits, Caps may be different for newly issued Contracts and for Contracts that we previously issued (“inforce Contracts”), even if the Contracts have Index Effective Dates with the same month and day. The initial Caps for newly issued Contracts may be higher or lower than the Caps for inforce Contracts. However, all inforce Contracts with Index Effective Dates in the same date range will receive the same Caps.

For example, on January 1, 2015 we declare Cap rates for the S&P® 500 Index for Contracts with Index Effective Dates of January 7 to February 3 as follows:  13% for newly issued Contracts, 14% for inforce Contracts issued in 2014, and 12% for inforce Contracts issued in 2013.

•
If your Contract is still within its Free Look/Right to Examine period, you may be able to take advantage of any increase in rates to the initial Caps for newly issued Contracts by cancelling your existing Contract and purchasing a new Contract.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Caps can be adjusted each year, in our discretion. We will send you a letter at least 30 days before your Index Anniversary notifying you of your upcoming anniversary. This notice advises you that your current Caps are expiring on the upcoming Index Anniversary, and that new Caps for the next Index Year will be available for your review in your account on our website at least seven calendar days before the upcoming Index Anniversary. This notice also reminds you of your opportunity to transfer Contract Value from the Variable Options to the Index Options, or rebalance your Index Option Value, on the upcoming Index Anniversary. We must receive your transfer instructions in Good Order at our Service Center by the end of the last Business Day before your Index Anniversary. If we do not receive transfer instructions from you, your Index Option Value will remain allocated to your existing Index Options at the new Caps.

Caps will vary depending upon a variety of factors, including your Index Effective Date, and the level of interest rates on your Index Effective Date and on Index Anniversaries. Caps may be different for new Contracts and for inforce Contracts that have reached an Index Anniversary and are receiving a current renewal rate, and may also be different for Contracts with the same Index Anniversaries that were issued in different years.

While initial and renewal rates for Caps may be affected by a variety of factors including, for example, a change in the current level of interest rates, the effect of a change in interest rates or other market conditions on these rates may not be direct or immediate. There may be a lag in changes to Caps. Changes to Caps may also be affected by other factors, such as the level of interest rates on the Index Effective Date.

(For more information see section 7, Index Options.)

The Index Performance Strategy cannot be eliminated or modified; however, the amount of the Caps can be adjusted each Index Year. An Index can be replaced as described in section 1, Risk Factors – Substitution of an Index. We can add new Index credit calculation methods to your Contract in the future, and you can select these crediting methods if they are made available to you.

The Contract has a free withdrawal privilege that allows you to withdraw up to 10% of your total Purchase Payments from your Contract each Contract Year during the Accumulation Phase without incurring a withdrawal charge. The Contract includes a waiver of withdrawal charge benefit that allows you to take money out of the Contract without incurring a withdrawal charge if you are confined to a nursing home for a period of time. Keep in mind that if you withdraw money from an Index Option on any day other than an Index Anniversary, we apply the Daily Adjustment when calculating your Index Option Value for the withdrawal, even if the withdrawal is not subject to a withdrawal charge. The Contract has several Annuity Options which can provide guaranteed income for life, or life and term certain. (For more information see section 9, Access to Your Money and section 10, The Annuity Phase.)

How Can I Allocate My Purchase Payments?

You can allocate your Purchase Payments to any or all of the available Allocation Options in whole percentages. We only allow allocations to the Index Options on the Index Effective Date and on subsequent Index Anniversaries. The Index Effective Date starts the first Index Year and is shown on the Index Options Statement. An Index Anniversary is a twelve-month anniversary of the Index Effective Date, or any subsequent Index Anniversary. An Index Year is any period of twelve months beginning on the Index Effective Date or a subsequent Index Anniversary. You can only reallocate money from the Index Options to the Variable Options on every sixth Index Anniversary.

NOTE: If you allocate an additional Purchase Payment to the Index Options, we place that allocation in the AZL Money Market Fund until the next Index Anniversary, when we transfer the allocations from the AZL Money Market Fund to the Index Options. Additional Purchase Payments that we receive after the Index Effective Date that you allocate to an Index Option are not eligible to receive Performance Credits until the second Index Anniversary after we receive them because they are not applied to the Index Option until the next Index Anniversary.

Allianz Index Advantage® New York Prospectus – June 3, 2014

What Are the Different Values Within the Contract?

The Contract provides the following values.

•
The Contract Value is the sum of your Variable Account Value and total Index Option Values. Contract Value does not include any currently applicable withdrawal charge, final product fee, or final contract maintenance charge that we assess on a full withdrawal or when you request Annuity Payments.

•
The Variable Account Value is the sum of the values in your selected Variable Options. It includes the deduction of Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, and withdrawal charge. Your Variable Account Value changes daily based on the performance of your selected Variable Options.

•
The total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Performance Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, we calculate the current Index Option Value for each Index Option by applying a Daily Adjustment to the Index Option Base (equals the amounts you allocate to an Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the application of any Performance Credits). We calculate the Daily Adjustment before we process any partial withdrawal or deduct any Contract expenses, and the adjustment can be positive or negative. Any amounts removed from an Index Option during the Index Year do not receive a Performance Credit on the next Index Anniversary, but the amount remaining does receive a Performance Credit subject to the Cap and Buffer.

On each Business Day during the Index Year other than the Index Effective Date or Index Anniversary, the Index Option Values change for Index performance through the Daily Adjustment. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and losses in excess of the Buffer. The application of the Daily Adjustment is based on your agreement to be exposed to Index Anniversary gains in Index value subject to the Cap and losses in Index value in excess of the Buffer. The Daily Adjustment does this by tracking the hypothetical value of a Proxy Investment (called the Proxy Value) each Business Day other than an Index Anniversary using the formula in Appendix B. The Proxy Investment is designed to return the same amount as the Index Option on an Index Anniversary (an amount equal to the Performance Credit as determined using the applicable Cap and Buffer). Between Index Anniversaries, the Proxy Investment provides a current estimate of what the Index value gain or loss would be if the investment were held until the Index Anniversary. The actual value of the relevant Index is not used in the Daily Adjustment calculation. The Daily Adjustment does not give you the actual Index return on the day of the calculation.

When the Daily Adjustment is positive, your Index Option Value has increased since the beginning of the year; when it is negative, your Index Option Value has decreased (excluding the effect of any partial withdrawal or the deduction of Contract expenses). The Daily Adjustment is generally negatively affected by increases in the expected volatility of index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index Return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary.

For more information see section 6, Valuing Your Contract, section 7, Index Options, and Appendix B. The specific details of the Daily Adjustment formula are described in Appendix B and in Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) 624-0197.

Allianz Index Advantage® New York Prospectus – June 3, 2014

How Do We Apply Performance Credits to the Index Options?

We calculate and apply Performance Credits on the Index Anniversary based on the Index Returns. Positive Performance Credits are not guaranteed. Performance Credits can be zero or negative after application of the Buffer.

You can lock in the current Index Option Value on any Business Day during the Index Year by requesting a Performance Lock. You can request a lock once each Index Year for each of your selected Index Options. A Performance Lock applies to the total Index Option Value (including any Daily Adjustment) in an Index Option, and not just a portion of that Index Option Value. After the Business Day we process your request to lock in an Index Option Value (Lock Date), Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.

NOTE REGARDING WITHDRAWALS DURING THE INDEX YEAR:  Amounts removed from the Index Options during the Index Year for partial withdrawals and Contract expenses do not receive a Performance Credit on the next Index Anniversary. However, the remaining amount is eligible for a Performance Credit, subject to the Cap and Buffer. Contract expenses include the product fee, the contract maintenance charge and any applicable withdrawal charge.

How Do the Caps and Buffers Affect My Contract’s Potential Growth?

The Index Performance Strategy involves both a Cap and a Buffer. The Cap limits your ability to receive positive index-linked returns, and the Buffer limits the impact of negative returns. We set the Buffers on the Issue Date and the initial Caps on the Index Effective Date. We declare new Caps on each Index Anniversary. The Caps do not change during the Index Year. The Buffers do not change after the Issue Date. The Buffers cannot be less than 1% and the Caps cannot be less than 1.5% for the entire time you own your Contract. We publish the Buffers for newly issued Contracts and any changes to the Caps on our website at www.allianzlife.com/indexratesny seven calendar days before they take effect.

Can My Contract Lose Value Because of Negative Changes in an Index’s Value?

If you select an Index Option your Contract can lose value due to negative Index Returns.

Can I Transfer Index Option Value Between the Allocation Options?

On each Index Anniversary you can transfer Variable Account Value to the available Index Options and you can reallocate your Index Option Values. On every sixth Index Anniversary you can transfer Index Option Value to the Variable Options. We do not require a minimum transfer amount from the Index Options to the Variable Options. At the end of the six-year term, we allow you to transfer all of the money in the Index Options to the Variable Options, even if a portion of that money was added after the start of the six-year term, and has been allocated to the Index Options for less than six years.

Allianz Index Advantage® New York Prospectus – June 3, 2014

How Can I Take Money Out of My Contract?

You can take money out of your Contract by taking withdrawals, required minimum distributions or Annuity Payments. You can withdraw money from either the Variable Options or the Index Options. Amounts withdrawn from an Index Option on any day other than an Index Anniversary do not receive a Performance Credit, but they do receive the Daily Adjustment on the day of the withdrawal.

A withdrawal before an Index Anniversary from an Index Option may not receive the full benefit of the Buffer or the Cap. This occurs because the Daily Adjustment calculation takes into account what may potentially happen between the withdrawal date and the next Index Anniversary. As a result, even though a negative Index Return may be within the amount of the Buffer, the Owner (person(s) designated at Contract issue who may exercise all rights granted by the Contract – “you,” “your,” and “yours”) still may receive a negative Performance Credit (i.e., lose money) because there is a possibility that the Index Return could decrease before the end of the Index Year. Similarly, even if the Index Return is above the Cap, the Daily Adjustment may not reflect a Performance Credit up to the Cap, because there is a possibility that the Index Return could decrease before the end of the Index Year.

If you withdraw more than is allowed by the free withdrawal privilege we may assess a withdrawal charge. Under the waiver of withdrawal charge benefit you can take a one-time withdrawal from your Contract after the first Contract Anniversary without incurring a withdrawal charge if you are confined to a nursing home for a period of at least 90 consecutive days. If you take required minimum distributions from a Contract that qualifies for special tax treatment under sections of the Internal Revenue Code (Qualified Contract) to pay required minimum distribution amounts owing with regard to the Contract, these distributions are not subject to a withdrawal charge. However, required minimum distributions reduce the amount available under the free withdrawal privilege.

When we process a withdrawal from an Index Option on a day other than an Index Anniversary we determine the proper amount to deduct by calculating the Index Option Value using the Daily Adjustment. For more information see section 9, Access to Your Money.

What Are My Annuity Options?

The Contract includes several Annuity Options that can provide fixed life, or fixed life and term certain Annuity Payments. The designated individual(s) upon whose life we base Annuity Payments are the Annuitant(s). For more information see section 10, The Annuity Phase.

Does the Contract Provide a Death Benefit?

The Contract provides a guaranteed Traditional Death Benefit based on the greater of Contract Value or total Purchase Payments adjusted for withdrawals. The Traditional Death Benefit is a first-to-die death benefit based on the life of the person(s) designated at Contract issue (Determining Life). The Determining Life (or Lives) is either the Owner(s) or the Annuitant if the Owner is a non-individual. We establish the Determining Lives at Contract issue and they generally do not change unless there is a divorce or you establish a Trust. If you change Owners or the Annuitant after the Issue Date, upon death of the Owner, the person(s) designated to receive the death benefit (Beneficiary(s)) may only receive the Contract Value. For more information see section 3, Ownership, Annuitants, Determining Life, Beneficiaries, and Payees and section 11, Death Benefit.

What If I Need Customer Service?

If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197. You can also contact us by mail at Allianz Life Insurance Company of New York, P.O. Box 561, Minneapolis, MN 55440-0561.

Allianz Index Advantage® New York Prospectus – June 3, 2014

FEE TABLES

These tables describe the fees and expenses you pay when purchasing, owning and taking a withdrawal from the Contract, or transferring Contract Value between Allocation Options. For more information, see section 8, Expenses.

OWNER TRANSACTION EXPENSES

Withdrawal Charge During Your Contract’s Initial Phase, the Accumulation Phase(1)
(as a percentage of each Purchase Payment withdrawn)(2)

Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	8.5%
1	8%
2	6.5%
3	5%
4	3%
5	1%
6 years or more	0%

Transfer Fee(3)………………………………….....................................................	$25
(for each transfer between Variable Options after twelve in a Contract Year)
Premium Tax(4)…………………………………………………………………….…	3.5%
(as a percentage of each Purchase Payment)

OWNER PERIODIC EXPENSES

Contract Maintenance Charge(5)……………………………………………….....	$50
(per Contract per year)

(1)
The Contract provides a free withdrawal privilege that allows you to withdraw 10% of your total Purchase Payments annually without incurring a withdrawal charge, as discussed in section 9, Access to Your Money – Free Withdrawal Privilege.

(2)	The Withdrawal Charge Basis is the amount subject to a withdrawal charge, as discussed in section 8, Expenses – Withdrawal Charge.

(3)
We count all transfers made in the same Business Day as one transfer, as discussed in section 8, Expenses – Transfer Fee. The transfer fee does not apply to transfers to or from the Index Options and these transfers do not count against your free transfers. Transfers are subject to the market timing policies discussed in section 5, Variable Options – Excessive Trading and Market Timing.

(4)
New York does not currently impose this tax, but we reserve the right to deduct this charge if they do so in the future. This is the current maximum charge we would deduct, as discussed in section 8, Expenses – Premium Tax.

(5)	Waived if the Contract Value is at least $100,000, as discussed in section 8, Expenses – Contract Maintenance Charge.

CONTRACT ANNUAL EXPENSES

Product Fee(6)………………………………….......	1.25%
(as a percentage of the Charge Base)

(6)	We do not assess the product fee during the Annuity Phase. See section 8, Expenses – Product Fee.

ANNUAL OPERATING EXPENSES OF THE VARIABLE OPTIONS

Following are the minimum and maximum total annual operating expenses charged by any of the Variable Options for the period ended December 31, 2013, before the effect of any contractual expense reimbursement or fee waiver. We show the expenses as a percentage of a Variable Option’s average daily net assets. The Index Options do not assess any separate operating expenses, and are not included in the following chart.

	Minimum	Maximum
Total annual Variable Option operating expenses (including management fees, distribution or 12b-1 fees, and other expenses) before fee waivers and expense reimbursements	0.65%	0.76%

Allianz Index Advantage® New York Prospectus – June 3, 2014

The table below describes, in detail, the annual expenses of the Variable Options before fee waivers and/or expense reimbursements. We show the expenses as a percentage of a Variable Option’s average daily net assets for the most recent calendar year. Expenses may vary in current and future years. The investment advisers for the Variable Options provided the fee and expense information and we did not independently verify it. See the Variable Options’ prospectuses for further information regarding the expenses you may expect to pay. Some of the Variable Options or their affiliates may also pay service fees to us or our affiliates. If these fees are deducted from Variable Option assets, they are reflected in the table below.

Variable Option	Management fees	Rule 12b-1 fees	Other expenses	Acquired fund fees and expenses	Total annual fund operating expenses before fee waivers and/or expense reimbursements
BLACKROCK
AZL Money Market Fund	.35	.25	.05	–	.65
ALLIANZ FUND OF FUNDS
AZL MVP Balanced Index Strategy Fund(1)	.10	–	.07	.59	.76
AZL MVP Growth Index Strategy Fund(1)	.10	–	.03	.57	.70

(1)
The underlying funds may pay 12b-1 fees to the distributor of the Contracts for distribution and/or administrative services. The underlying funds do not pay service fees or 12b-1 fees to the Allianz Fund of Funds and the Allianz Fund of Funds do not pay service fees or 12b-1 fees. The underlying funds of the Allianz Fund of Funds may pay service fees to the insurance companies issuing variable contracts, or their affiliates, for providing customer service and other administrative services to contract purchasers. The amount of such service fees may vary depending on the underlying fund.

Allianz Index Advantage® New York Prospectus – June 3, 2014

EXAMPLES

These examples are intended to help you compare the cost of investing in this Contract’s Variable Options with the costs of other variable annuity contracts. These examples assume you make a $10,000 investment and your Variable Options earn a 5% annual return. They are not a representation of past or future expenses. Your Contract expenses may be more or less than the examples below, depending on the Variable Options you select and whether and when you take withdrawals.

We deduct the $50 contract maintenance charge in the examples on each Contract Anniversary during the Accumulation Phase (or the next Business Day if the Contract Anniversary is not a Business Day). We may waive this charge under certain circumstances, as described in section 8, Expenses – Contract Maintenance Charge. We deduct the annual product fee (maximum charge of 1.25%) in the examples on each Quarterly Contract Anniversary during the Accumulation Phase, as described in section 8, Expenses – Product Fee. A transfer fee may apply, but is not reflected in these examples (see section 8, Expenses – Transfer Fee).

1)	If you surrender your Contract (take a full withdrawal) at the end of each time period.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.76% (the maximum Variable Option operating expense)	$1,103	$1,425	$1,618	$2,777
0.65% (the minimum Variable Option operating expense)	$1,092	$1,392	$1,563	$2,665

2)
If you annuitize your Contract and begin Annuity Payments at the end of each time period. The earliest available Annuity Date (the date Annuity Payments begin) is 13 months after the Issue Date (the date we issue the Contract).

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.76% (the maximum Variable Option operating expense)	-	$725	$1,268	$2,727
0.65% (the minimum Variable Option operating expense)	-	$692	$1,213	$2,615

3)	If you do not surrender your Contract.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.76% (the maximum Variable Option operating expense)	$253	$775	$1,318	$2,777
0.65% (the minimum Variable Option operating expense)	$242	$742	$1,263	$2,665

CONDENSED FINANCIAL INFORMATION

The financial statements of Allianz Life Insurance Company of New York are included in Appendix C of this prospectus, and the financial statements of Allianz Life of NY Variable Account C are included in Part C of the Form N-4 Registration Statement.

As of December 31, 2013, no Contracts offered by this prospectus had been sold. Therefore, we have not included any condensed financial information for the Variable Options. We will provide condensed financial information when it becomes available.

Allianz Index Advantage® New York Prospectus – June 3, 2014

1.	RISK FACTORS

The Contract involves certain risks that you should understand before purchasing. You should carefully consider your income needs and risk tolerance to determine whether the Contract is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Allocation Options you choose.

LIQUIDITY RISK

We designed the Contract to be a long-term investment that you can use to help build and provide income for retirement. The Contract is not suitable for short-term investment. If you need to take money from your Contract during the withdrawal charge period, we deduct a withdrawal charge unless the withdrawal is specifically not subject to this charge (for example, the amount allowed under the free withdrawal privilege). We calculate the withdrawal charge as a percentage of your Purchase Payments, not Contract Value. Consequently, if the Contract Value has declined since you made a Purchase Payment it is possible the percentage of Contract Value withdrawn to cover the withdrawal charge would be greater than the withdrawal charge percentage. For example, assume you buy the Contract with a single Purchase Payment of $1,000. If your Contract Value in the 5th year is $800 and you take a full withdrawal a 5% withdrawal charge applies. The total withdrawal charge would be $50 (5% of $1,000). This is a 6.25% reduction in your Contract Value, which results in you receiving $750.

Deduction of the withdrawal charge, product fee, and contract maintenance charge may result in loss of principal and Performance Credits. We only apply Performance Credits once each Index Year on the Index Anniversary, rather than on a daily basis. In the interim, we calculate Index Option Values based on the Daily Adjustment, which may result in you not receiving the full benefit of the Index Returns, Caps and Buffers if, before the Index Anniversary, you take a withdrawal or annuitize the Contract, or if we pay a death benefit. While the free withdrawal privilege and required minimum distributions provide liquidity, they permit limited withdrawals and are designed to be used over a number of years. If you need to withdraw most or all of your Contract Value in a short period, this will exceed the charge-free amounts available to you and result in a withdrawal charge. Amounts withdrawn from this Contract may also be subject to a 10% additional federal tax if taken before age 59½.

You may transfer Contract Value from an Index Option to a Variable Option only on every sixth Index Anniversary. At other times, you may only withdraw money from an Index Option by taking partial withdrawals or surrendering the Contract. This may limit your ability to react to changes in market conditions. Amounts withdrawn from an Index Option before the Index Anniversary may not receive the full benefit of the Buffer. You should consider whether investing in an Index Option is consistent with your financial needs.

RISK OF INVESTING IN SECURITIES

Returns on securities and securities Indexes can vary substantially, which may result in investment losses. The historical performance of the available Allocation Options does not guarantee future results. It is impossible to predict whether underlying investment values will fall or rise. Trading prices of the securities underlying the Allocation Options are influenced by economic, financial, regulatory, geographic, judicial, political and other complex and interrelated factors. These factors can affect capital markets generally and markets on which the underlying securities are traded and these factors can influence the performance of the underlying securities.

RISK OF NEGATIVE RETURNS

If you allocate money to the Variable Options, returns will fluctuate and may be negative. You can lose money.

If you allocate money to the Index Performance Strategy, Performance Credits may be negative after application of the Buffer. In addition, positive Performance Credits paid on the Index Performance Strategy are limited by the Cap. You can lose money that you allocate to the Index Performance Strategy as a result of Index fluctuations. The Index Performance Strategy includes a risk of potential loss of principal for negative performance in excess of the Buffer and the loss could be substantial. If money is withdrawn or removed from an Index Option before the Index Anniversary, you could lose principal even if the Index Return is positive on the date of withdrawal.

Allianz Index Advantage® New York Prospectus – June 3, 2014

If you select the Index Performance Strategy we calculate each of your Index Option Values daily during the Index Year by applying the Daily Adjustment. The Daily Adjustment affects the calculation of Index Option Values we use to calculate Contract Value between Index Anniversaries, and it affects the Contract Value available for withdrawal, annuitization, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment may result in a loss even if Index performance has been positive since the beginning of the Index Year, or if it’s positive by the end of the Index Year. This amount may also be less than you would receive as a Performance Credit on the next Index Anniversary. The Daily Adjustment is generally negatively affected by increases in the expected volatility of Index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index Return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary. Even if the current Index Return during the Index Year is within the Buffer or positive, the Daily Adjustment may be negative until the Index Anniversary. This means you may receive reduced principal even if the Index Return is positive on that day.

CALCULATION OF PERFORMANCE CREDITS

The Index Options do not directly participate in the returns of the underlying securities, and do not receive any dividends payable on these securities. Index returns would be higher if they included the dividends from the underlying securities. Over the past ten years from January 1, 2003 to December 1, 2013 the average increase in Index returns if dividends for the underlying securities had been included would have been: S&P 500® Index = 2.20%, Nasdaq-100® Index = 1.16%, Russell 2000® Index = 1.41%.

The Caps on the Index Performance Strategy could cause your returns to be lower than they would otherwise be if you invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index, or if you allocated to the Variable Options.

The Index credit calculation method only captures Index values on one day each year, so you will bear the risk that the Index value might be abnormally low on these days.

SUBSTITUTION OF AN INDEX

There is no guarantee that the Indices will be available during the entire time that you own your Contract. If we substitute a new Index for an existing Index, the performance of the new Index may be different and this may affect your ability to receive positive Performance Credits. We may substitute a new Index for an existing Index if:

•	the Index is discontinued,

•
we are unable to use the Index because, for example, changes to an Index make it impractical or expensive to purchase derivative securities to hedge the Index, or we are not licensed to use the Index, or

•
the method of calculation of the Index values changes substantially, resulting in significantly different values and performance results. This could occur, for example, if an Index altered the types of securities tracked, or the weighting of different categories of securities.

If we add or substitute an Index, unless the Index has been discontinued, we first seek regulatory approval (from each applicable state insurance regulator) and then provide you with written notice. Substitutions of an Index may occur during an Index Year. If we substitute an Index, this does not cause a change in the current Buffers, Charge Base, or current Caps. Changes occur at the next regularly scheduled date. Instead we treat the new Index as if it were effective at the beginning of the Index Year. Depending on the constitution of the substituted Index, the volatility of its investments, and our ability to hedge the Index’s performance, we may determine for the next Index Year, in our discretion, that a higher or lower Cap may be appropriate. However, we would not implement any change to reflect this difference until the next Index Anniversary after the substitution. This may result in an abnormally large change in the Daily Adjustment on the day we substitute the Index.

The selection of a substitution Index is in our discretion; however, it is anticipated that any substitute Index will be substantially similar to the Index it is replacing and we will replace any equity Index with a broad-based equity index.

Allianz Index Advantage® New York Prospectus – June 3, 2014

CHANGES TO CAPS AND NOTICE OF BUFFERS

We determine the initial Caps on the Index Effective Date and the initial Buffers on the Issue Date. We publish Caps and Buffers for newly issued Contracts on our website at www.allianzlife.com/indexratesny seven calendar days before they take effect.

We can change the renewal rates for Caps as frequently as annually and they are set on Index Anniversaries. The renewal rates for Caps may be adjusted up or down, or may stay the same. The Buffers you receive are stated in your Contract and do not change after the Issue Date. Renewal rates for Caps are available for your review in your account on our website at least seven calendar days before each Index Anniversary. We send you a letter at least 30 days in advance of each Index Anniversary notifying you of your upcoming anniversary. When the renewal rates for Caps are set on the Index Anniversary, you have the option of staying in your current Index Option or moving to another permitted Allocation Option, subject to the limitations on transferring from an Index Option to a Variable Option.

If you do not review information regarding renewal rates for Caps when they are published, or take no action to move to another permitted Allocation Option, you stay in your current Index Options and automatically become subject to any new Caps. You will be subject to these new Caps until the next Index Anniversary.

You risk the possibility that the renewal rates for Caps you receive may be less than you would find acceptable. If you do not find the renewal Caps acceptable, you must give us notice no later than the last Business Day before the Index Anniversary and request to move your money on the Index Anniversary or you will be subject to these renewal rates for Caps for the next Index Year until you can move money on the next Index Anniversary. We will inform you of the Caps applicable to your Contract in your annual Index Options Statement.

We manage our obligation to provide Performance Credits in part by trading call and put options on the available Indices. The costs of the call and put options vary based on market conditions, and we may adjust future renewal rates for Caps to reflect these cost changes. In some instances we may need to reduce the Caps, or we may need to replace an Index from the Contract. You bear the risk that we may reduce the Caps, which reduces your opportunity to receive positive Performance Credits. You also bear the risk that the Buffers we declare on the Issue Date are very low, which increases the risk you may receive negative Performance Credits.

VARIABLE OPTION RISK

The Variable Options do not provide any protection against loss of principal. You can lose some or all of the money you allocate to the Variable Options.

OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY

We make Annuity Payments and apply Performance Credits from our general account. Our general account assets are subject to claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability. You can obtain information on our financial condition by reviewing our financial statements in this prospectus.

REGULATORY PROTECTIONS

Allianz Life of New York is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable to the guarantees we provide. The Separate Account is, however, registered as an investment company. Any allocations you make to an Index Option are not part of the Separate Account. Allianz Life of New York is not an investment adviser and does not provide investment advice to you in connection with your Contract.

Your Contract is registered in accordance with the Securities Act of 1933 and the offering of the Contract must be conducted in accordance with the requirements of this Act. In addition, the offer and sale of the Contracts is subject to the provisions of the Securities Exchange Act of 1934.

The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.

Allianz Index Advantage® New York Prospectus – June 3, 2014

2.	THE VARIABLE ANNUITY CONTRACT

An annuity is a contract between you as the Owner, and an insurance company (in this case Allianz Life of New York), where you make payments to us and the money is invested in Allocation Options available through the Contract. Depending on market conditions, your Contract may gain or lose value based on the returns of your selected Allocation Options. When you are ready to take money out, we make payments to you according to your instructions and any restrictions associated with the payout option you select that is described in this prospectus. We do not make any changes to your Contract without your permission except as may be required by law.

The Contract has an Accumulation Phase and an Annuity Phase.

The Accumulation Phase is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, your money is invested in the Allocation Options you select on a tax-deferred basis. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. (For more information, see section 12, Taxes.)

During the Accumulation Phase you can take withdrawals (subject to any withdrawal charge) and you can make additional Purchase Payments subject to the restrictions set out in section 4, Purchasing the Contract – Purchase Requirements.

The Accumulation Phase ends upon the earliest of the following.

•	The Business Day before the Annuity Date.

•	The Business Day we process your request for a full withdrawal.

•
Upon the death of any Owner (or the Annuitant if the Contract is owned by a non-individual), the Business Day we first receive the documents we require before we pay any death claim (Valid Claim) from any one Beneficiary, unless the surviving spouse continues the Contract. If there are multiple Beneficiaries, the remaining Contract Value continues to fluctuate with the performance of the Allocation Options until the complete distribution of the death benefit.

If you request Annuity Payments, your Contract enters the Annuity Phase. During the Annuity Phase we make regular fixed periodic payments (Annuity Payments) based on the life of a person you choose (the Annuitant), or life and term certain. We send Annuity Payments to you (the Payee). You can choose when Annuity Payments begin (the Annuity Date), subject to certain restrictions. We base Annuity Payments on your Contract Value and the payout rates for the Annuity Option you select. Your Annuity Payments do not change unless an Annuitant dies. The Annuity Phase ends when we make the last Annuity Payment under your selected Annuity Option. For more information, see section 10, The Annuity Phase.

WHEN THE CONTRACT ENDS

The Contract ends when:

•	all applicable phases of the Contract (Accumulation Phase and/or Annuity Phase) have ended, and/or

•	all applicable death benefit payments have been made.

For example, if you purchase a Contract and later take a full withdrawal of the total Contract Value, both the Accumulation Phase and the Contract end even though the Annuity Phase never began and we did not make any death benefit payments.

Allianz Index Advantage® New York Prospectus – June 3, 2014

3.	OWNERSHIP, ANNUITANTS, DETERMINING LIFE, BENEFICIARIES, AND PAYEES

OWNER

You, as the Owner, have all the rights under the Contract. The Owner is designated at Contract issue. The Owner may be a non-individual, which is anything other than an individual person, and could be a trust, qualified plan, or corporation. Qualified Contracts can only have one Owner.

JOINT OWNER

A Contract that is not qualified pursuant to a specialized provision of the Internal Revenue Code (Non-Qualified Contract) can be owned by up to two Owners (Joint Owners). We generally require the signature of both Joint Owners on any forms that are submitted to our Service Center.

ANNUITANT

The Annuitant is the individual on whose life we base Annuity Payments. Subject to our approval, you designate an Annuitant when you purchase a Contract. For Qualified Contracts, before the Annuity Date the Owner must be the Annuitant unless the Contract is owned by a qualified plan or is part of a custodial arrangement. You can change the Annuitant on an individually owned Non-Qualified Contract at any time before the Annuity Date, but you cannot change the Annuitant if the Owner is a non-individual (for example, a qualified plan or trust). Subject to our approval, you can add a joint Annuitant on the Annuity Date. For Qualified Contracts, the ability to add a joint Annuitant is subject to any plan requirements associated with the Contract. For jointly owned Contracts, if an Annuitant who is not also an Owner dies before the Annuity Date, the younger Owner automatically becomes the new Annuitant, but the Owner can subsequently name another Annuitant.

Designating different persons as Owner(s) and Annuitant(s) can have important impacts on whether a death benefit is paid, and on who receives it as indicated below. For more examples, please see the Appendix to the SAI. Use care when designating Owners and Annuitants, and consult your Financial Professional if you have questions.

UPON THE DEATH OF A SOLE OWNER
Action if the Contract is in the Accumulation Phase		Action if the Contract is in the Annuity Phase
•	We pay a death benefit to the person you designate (the Beneficiary) unless the Beneficiary is the surviving spouse and continues the Contract.	•	The Beneficiary becomes the Payee.
		•	If the deceased was not an Annuitant, Annuity Payments to the Payee continue. No death benefit is payable.
•
If the deceased Owner was the Determining Life and the surviving spouse Beneficiary continues the Contract, we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals (if greater), the Traditional Death Benefit ends, the surviving spouse becomes the new Owner, and the Accumulation Phase continues. If the deceased Owner was not the Determining Life the Traditional Death Benefit is not available.
•
If the deceased was the only surviving Annuitant, Annuity Payments end or continue as follows.
–Annuity Option 1  or 3, payments end.
–Annuity Option 2 or 4, payments end when the guarantee period ends.
–Annuity Option 5,  payments end and the Payee may receive a lump sum refund.

		•	If the deceased was an Annuitant and there is a surviving joint Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant. No death benefit is payable.
•	Upon the surviving spouse’s death, his or her Beneficiary(s) receives the Contract Value.

Allianz Index Advantage® New York Prospectus – June 3, 2014

DETERMINING LIFE (LIVES)

The Determining Life (Lives) are the individuals on whose life we base the guaranteed Traditional Death Benefit. We establish the Determining Life (Lives) at Contract issue and they generally do not change. For an individually owned Contract the Determining Life (Lives) are the Owner(s). For a non-individually owned Contract the Determining Life is the Annuitant. After the Issue Date the Determining Life (Lives) only change if:

•	you remove a Joint Owner due to divorce we also remove that person as a Determining Life, or

•	you establish a jointly owned Non-Qualified Contract and change ownership to a Trust, we remove the prior Owner who is not the Annuitant as a Determining Life.

BENEFICIARY

The Beneficiary is the person(s) or entity you designate at Contract issue to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary. If a Beneficiary dies before you, or you and a Beneficiary die simultaneously as defined by applicable state law or regulation, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no primary Beneficiaries, we pay the death benefit to the contingent Beneficiaries who survive you. If the interests of all Beneficiaries have ended or if there is no named Beneficiary, we pay the death benefit to your estate, or the Owner if the Owner is a non-individual.

NOTE FOR JOINTLY OWNED CONTRACTS: The sole primary Beneficiary is the surviving Joint Owner regardless of any other named Beneficiaries. If both Joint Owners die before we pay the death benefit, we pay the death benefit to the named contingent Beneficiaries, or to the estate of the Joint Owner who died last if there are no named contingent Beneficiaries. If both spousal Joint Owners die simultaneously, state law may dictate who receives the death benefit. However, if spousal Joint Owners divorce and do not notify us before death, we look to state law regarding divorce and inheritance to determine if the surviving Joint Owner can remain as a Beneficiary. If state law requires that an ex-spouse be removed as a Beneficiary, then we pay any applicable death benefit to the contingent Beneficiaries or the estate of the deceased if there are no named contingent Beneficiaries.

PAYEE

The Payee is the person or entity who receives Annuity Payments during the Annuity Phase. The Owner receives tax reporting on those payments. Generally we require the Payee to be an Owner. However, you can name a charitable trust, financial institution, qualified plan, or an individual specified in a court order as a Payee. For Qualified Contracts owned by a qualified plan, the qualified plan must be the Payee.

ASSIGNMENTS, CHANGES OF OWNERSHIP AND OTHER TRANSFERS OF CONTRACT RIGHTS

You can assign your rights under this Contract to someone else during the Accumulation Phase. An assignment may be absolute or limited, and includes changes of ownership, collateral assignments, or any other transfer of specific Contract rights. After an assignment, you may need the consent of the assignee of record to exercise certain Contract rights depending on the type of assignment and the rights assigned.

You must submit your request to assign the Contract in writing to our Service Center and we must approve it in writing. Upon receipt of your request in Good Order, we record the assignment. We are not responsible for the validity or effect of the assignment. We are not liable for any actions we take or payments we make before we receive your request in Good Order and record it. A request is in “Good Order” when it contains all the information we require to process it. Assigning the Contract does not change, revoke or replace the originally named Annuitant or Beneficiary; if you also want to change the Annuitant or Beneficiary you must make a separate request.

Allianz Index Advantage® New York Prospectus – June 3, 2014

An assignment may be a taxable event. In addition, there are other restrictions on changing the ownership of a Qualified Contract and Qualified Contracts generally cannot be assigned absolutely or on a limited basis. You should consult with your tax adviser before assigning this Contract.

NOTE: An assignment does not change the Determining Life (Lives), but it may remove a person as a Determining Life. The Traditional Death Benefit is only available on the death of a Determining Life. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit may not be available to your Beneficiary(s).

4.	PURCHASING THE CONTRACT

PURCHASE REQUIREMENTS

To purchase this Contract, all Owners and the Annuitant must be age 80 or younger on the Issue Date.

The Purchase Payment requirements for this Contract are as follows.

•	The minimum initial Purchase Payment due on the Issue Date is $10,000.

•	You can make additional Purchase Payments of $50 or more during the Accumulation Phase.

•	We do not accept additional Purchase Payments on or after the Annuity Date.

•	The maximum total Purchase Payments we accept is $1 million including amounts already invested in other Allianz Life of New York variable annuities.

We may, at our sole discretion, waive the minimum Purchase Payment requirements.

Once we receive your initial Purchase Payment and all necessary information, we issue the Contract within two Business Days and allocate your payment to your selected Allocation Options. If you do not give us all of the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your money or get your permission to keep it until we get all of the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order. Our Business Day closes when regular trading on the New York Stock Exchange closes.

If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it. A Purchase Payment is “received” when it arrives at the address for mailing checks listed at the back of this prospectus regardless of how or when you submitted them. We forward Purchase Payments we receive at the wrong address to the last address listed at the back of this prospectus, which may delay processing.

We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date). If mandated under applicable law, we may be required to reject a Purchase Payment.

APPLICATIONS SENT ELECTRONICALLY

We accept manually signed applications that are in Good Order and are sent by fax, or email, or uploaded to our website. It is important to verify receipt of any faxed application, or to receive a confirmation number when using email or the web. We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your written application by mail to our Service Center. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.

ALLOCATION OF PURCHASE PAYMENTS AND TRANSFERS BETWEEN THE ALLOCATION OPTIONS

You can allocate your Purchase Payments to the available Allocation Options. At issue we collect Index Effective Date allocation instructions. You must allocate your money to the Allocation Options in whole percentages. If an Index Option is chosen at issue, then the future Purchase Payment allocation instructions for the portion allocated to the Index Options will be to the AZL Money Market Fund until the next Index Anniversary unless you give us alternate instructions.

Allianz Index Advantage® New York Prospectus – June 3, 2014

We only allow allocations (both Purchase Payments and transfers of Contract Value) into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. We only allow you to move money between Index Options on an Index Anniversary. You cannot move money from one Index Option to another mid-year. When you purchase this Contract you select the Index Effective Date. The Index Effective Date can be any Business Day from the Issue Date up to and including the first Quarterly Anniversary. However, it cannot be the 29th, 30th or 31st of a month. If the Index Effective Date would occur on the 29th, 30th or 31st of a month, we change the Index Effective Date to be the next Business Day.

On each Index Anniversary, if we have not received new allocation instructions from you, all monies invested in an Index Option continue to be invested in that option at the new Caps.

We place any Purchase Payments you allocate to an Index Option that we receive before the Index Effective Date or the next Index Anniversary, as applicable, in the AZL Money Market Fund. Then on the Index Effective Date, we rebalance your Contract Value among your selected Allocation Options according to your Index Effective Date allocation instructions. We only allow transfers of Index Option Value from the Index Options to the Variable Options on every sixth Index Anniversary. We do not require a minimum transfer amount from the Index Options to the Variable Options. At the end of the six-year term, we allow you to transfer all of the money in the Index Options to the Variable Options, even if a portion of that money was added after the start of the six-year term, and has been allocated to the Index Options for less than six years.

You can instruct us on how to allocate additional Purchase Payments, but we do not allow you to invest additional Purchase Payments in Index Options until the next Index Anniversary. If you do not instruct us on how to allocate an additional Purchase Payment, we allocate it according to your future Purchase Payment allocation instructions. The allocation instructions you provide us at issue automatically become your future Purchase Payment allocation instructions until you give us different instructions. However, if those instructions include allocations to the Index Options, we place those allocations in the AZL Money Market Fund until the next Index Anniversary, when we transfer the allocations from the AZL Money Market Fund to the Index Option. We notify you at least 30 days in advance of each Index Anniversary as a reminder that you may transfer Contract Value from the Variable Options to the Index Options on the upcoming anniversary. Contract Value transfers between Allocation Options do not change your future allocation instructions. For more information, see section 5, Variable Options – Electronic Variable Option Transfer and Allocation Instructions.

You can change your future allocation instructions at any time without fee or penalty. Future allocation instruction changes are effective on the Business Day we receive them in Good Order at our Service Center. If you change your future allocation instructions by writing, telephone, fax, or email, and you are participating in the automatic investment plan, your instructions must include manually signed directions for the plan. We accept changes to future allocation instructions from any Owner unless you instruct otherwise. We may allow you to authorize someone else to change allocation instructions on your behalf.

NOTE: Variable Options are subject to market risk and money allocated to them may lose value before it can be transferred into the Index Options. Additional Purchase Payments that we receive after the Index Effective Date that you allocate to an Index Option are not eligible to receive Performance Credits until the second Index Anniversary after we receive them because they are not applied to the Index Option until the next Index Anniversary.

AUTOMATIC INVESTMENT PLAN (AIP)

The AIP makes additional Purchase Payments to the Variable Options during the Accumulation Phase on a monthly or quarterly basis by electronic money transfer from your savings, checking or brokerage account. You can participate in AIP by completing our AIP form. Our Service Center must receive your form in Good Order by the 15th of the month (or the next Business Day if the 15th is not a Business day) in order for AIP to begin that same month. We process AIP Purchase Payments on the 20th of the month, or the next Business Day if the 20th is not a Business Day. We allocate AIP Purchase Payments according to your future allocation instructions which must comply with the allocation requirements and restrictions stated in this section. AIP has a maximum of $1,000 per month. We must receive your request to stop or change AIP at our Service Center by 4 p.m. Eastern Time on the Business Day immediately before the Business Day we process AIP to make the change that month. If you choose to begin Annuity Payments, AIP ends automatically on the Business Day before the Annuity Date. We reserve the right to discontinue or modify AIP at any time and for any reason.

NOTE: For Owners of Qualified Contracts, AIP is not available if your Contract is funding a plan that is tax qualified under Section 401 of the Internal Revenue Code.

Allianz Index Advantage® New York Prospectus – June 3, 2014

FREE LOOK/RIGHT-TO-EXAMINE PERIOD

If you change your mind about owning the Contract, you can cancel it within ten days after receiving it. We return your Contract Value as of the day we receive your cancellation request. This may be more or less than your initial Purchase Payment. If you have an IRA Qualified Contract, we refund your Purchase Payments less withdrawals, or Contract Value less withdrawal charges, if greater. For IRA Qualified Contracts, we reserve the right to allocate your initial Purchase Payment to the AZL Money Market Fund until the free look period ends, and then re-allocate your money, less fees and charges, according to your future Purchase Payment allocation instructions. If we do this, we return the greater of Purchase Payments less withdrawals, or Contract Value. In the Contract, the free look provision is also called the right-to-examine.

5.	VARIABLE OPTIONS

The following table lists this Contract’s Variable Options and their associated investment advisers and subadvisers, investment objectives, and primary investments. Depending on market conditions, you can gain or lose value by investing in the Variable Options. In the future, we may add, eliminate or substitute Variable Options to the extent permitted by the federal securities laws and, when required, the Securities & Exchange Commission.

You should read the Variable Options’ prospectuses carefully. The Variable Options invest in different types of securities and follow varying investment strategies. There are potential risks associated with each of these types of securities and investment strategies. The operation of the Variable Options and their various risks and expenses are described in the Variable Options’ prospectuses. We send you the current copy of the Variable Options’ prospectus when we issue the Contract. (You can also obtain the current Variable Options’ prospectus by contacting your Financial Professional or calling us at the toll-free telephone number listed at the back of this prospectus.)

Currently, the Variable Options are not publicly traded mutual funds. They are available only as Variable Options in variable annuity contracts or variable life insurance policies issued by life insurance companies or in some cases, through participation in certain qualified pension or retirement plans. A material conflict of interest may arise between insurance companies, owners of different types of contracts, and retirement plans or their participants. Each Variable Option’s Board of Directors monitors for material conflicts, and determines what action, if any, should be taken.

The names, investment objectives and policies of certain Variable Options may be similar to the names, investment objectives and policies of other portfolios managed by the same investment advisers. Although the names, objectives and policies may be similar, the Variable Options’ investment results may be higher or lower than these other portfolios’ results. The investment advisers cannot guarantee, and make no representation, that these similar funds’ investment results will be comparable even though the Variable Options have the same names, investment advisers, objectives, and policies.

Each Variable Option offered by the Allianz Variable Insurance Products Fund of Funds Trust (Allianz VIP Fund of Funds Trust) is a “fund of funds” and diversifies its assets by investing primarily in shares of several other affiliated mutual funds.

The Variable Options may pay 12b-1 fees to the Contracts’ distributor, our affiliate, Allianz Life Financial Services, LLC, for distribution and/or administrative services. In addition, we may enter into certain arrangements under which we, or Allianz Life Financial Services, LLC, are compensated by the Variable Options’ advisers, distributors and/or affiliates for administrative services and benefits we provide to the Variable Options. The compensation amount usually is based on the Variable Options’ aggregate assets purchased through contracts we issue or administer. Some advisers may pay us more or less than others. The maximum service fee we currently receive from any Variable Option in any Contract is 0.35% annually of the average aggregate amount invested by us in the Variable Options.

The Allianz VIP Fund of Funds Trust underlying funds do not pay 12b-1 fees or service fees to the Trust, and the Trust does not charge 12b-1 fees or service fees. The Allianz VIP Fund of Funds Trust underlying funds or their advisers may pay service fees to us and our affiliates for providing customer service and other administrative services to you. Service fees may vary depending on the underlying fund.

We offer other variable annuity contracts that may invest in these Variable Options. These contracts may have different charges and may offer different benefits more appropriate to your needs. For more information about these contracts, please contact our Service Center.

Allianz Investment Management LLC is an adviser/subadviser that is a subsidiary of Allianz Life.

Allianz Index Advantage® New York Prospectus – June 3, 2014

VARIABLE OPTIONS

Investment Management Company and Adviser/Subadviser	Name of Variable Option	Asset Category	Objective(s)	Primary Investments (Normal market conditions)
ALLIANZ FUND OF FUNDS
Managed by Allianz Investment Management LLC	AZL MVP Balanced Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation with preservation of capital as an important consideration
Invests primarily (approximately 80% to 100%) in a combination of five underlying index funds (generally allocated 40% to 60% to underlying equity index funds and 40% to 60% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk. May invest up to 20% of the Fund’s assets in a combination of derivative and fixed income instruments.

	AZL MVP Growth Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation
Invests primarily (approximately 80% to 100%) in a combination of five underlying index funds (generally allocated 65% to 85% to underlying equity index funds and 15% to 35% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk. May invest up to 20% of the Fund’s assets in a combination of derivative and fixed income instruments.

BLACKROCK
Managed by Allianz Investment Management LLC/BlackRock Advisors, LLC	AZL Money Market Fund	Cash Equivalent	Current income consistent with stability of principal
Invests in a broad range of short-term, high quality U.S. dollar-denominated money market instruments, including government, U.S. and foreign bank, commercial and other obligations. During extended periods of low interest rates, and due in part to contract fees and expenses, the yield of the AZL Money Market Fund may also become extremely low and possibly negative.

SUBSTITUTION OF VARIABLE OPTIONS AND LIMITATION ON FURTHER INVESTMENTS

We may substitute another Variable Option for one of your selected Variable Options, for any reason in our sole discretion. To the extent required by the Investment Company Act of 1940 or other applicable law, we do not substitute any shares without SEC approval and providing you notice. We may make substitutions with respect to your existing allocations, future Purchase Payment allocations, or both. New or substitute Variable Options may have different fees and expenses, and their availability may be limited to certain purchaser classes. We may limit further Variable Option allocations if marketing, tax or investment considerations warrant, or for any reason in our sole discretion. We may also close Variable Options to additional allocations. The fund companies that sell Variable Option shares to us, pursuant to participation agreements, may end those agreements and discontinue offering us their shares.

TRANSFERS BETWEEN VARIABLE OPTIONS

You can make transfers between Variable Options. Transfers may be subject to a transfer fee, see section 8, Expenses.

The following applies to any transfer.

•	Your request for a transfer must clearly state the Variable Options involved and how much to transfer.

•	Your right to make transfers is subject to the Excessive Trading and Market Timing policy discussed later in this section.

•	Variable Account Value transfers between Variable Options do not change your future Purchase Payment allocation instructions.

Allianz Index Advantage® New York Prospectus – June 3, 2014

We process transfer requests based on prices next determined after we receive your request in Good Order at our Service Center. If we do not receive your transfer request before the end of the current Business Day, even if due to our delay in answering your call or a delay caused by our electronic systems, you receive the next Business Day’s prices. Unless you instruct us not to, we accept transfer instructions from any Owner. We may also allow you to authorize someone else to request transfers on your behalf.

ELECTRONIC INVESTMENT OPTION TRANSFER AND ALLOCATION INSTRUCTIONS

We use reasonable procedures to confirm that electronic transfer and allocation instructions given to us are genuine. If we do not use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We record all telephone instructions and log all fax, email and website instructions. We reserve the right to deny any transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.

Please note that telephone, fax, email and/or the website may not always be available. Any electronic system, whether it is ours, yours, your service provider’s, or your Financial Professional’s, can experience outages or slowdowns for a variety of reasons, which may delay or prevent our processing of your transfer request or allocation instruction change. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability. If you are experiencing problems, you should submit your instructions in writing to our Service Center.

By authorizing electronic instructions, you authorize us to accept and act upon these instructions for your Contract. There are risks associated with electronic communications that do not occur with a written request. Anyone authorizing or making such requests bears those risks. You should protect your website password, because the website is available to anyone with your password; we cannot verify that the person providing instructions on the website is you, or is authorized by you.

EXCESSIVE TRADING AND MARKET TIMING

We may restrict or modify your right to make transfers to prevent any use that we consider to be part of a market timing program.

Frequent transfers, programmed transfers, transfers into and then out of a Variable Option in a short period of time, and transfers of large amounts at one time (collectively referred to as “potentially disruptive trading”) may have harmful effects for other Owners, Annuitants and Beneficiaries. These risks and harmful effects include the following.

•
Dilution of the interests of long-term investors in a Variable Option, if market timers or others transfer into a Variable Option at prices that are below their true value, or transfer out at prices above their true value.

•	An adverse effect on portfolio management, such as causing a Variable Option to maintain a higher level of cash or causing a Variable Option to liquidate investments prematurely.

•	Increased brokerage and administrative expenses.

We attempt to protect our Owners and the Variable Options from potentially disruptive trading through our excessive trading and market timing policies and procedures. Under these policies and procedures, we could modify your transfer privileges for some or all of the Variable Options. Unless prohibited by your Contract or applicable state law, we may:

•	Limit transfer frequency (for example, prohibit more than one transfer a week, or more than two a month, etc.).

•	Restrict the transfer method (for example, requiring all transfers be sent by first-class U.S. mail and rescinding electronic transfer privileges).

•
Require a minimum time period between each transfer into or out of the same Variable Option. Our current policy, which is subject to change without notice, prohibits “round trips” within 14 calendar days. We do not include transfers into and/or out of the AZL Money Market Fund when available in your Contract. Round trips are transfers into and back out of the same Variable Option, or transfers out of and back into the same Variable Option.

•	Refuse transfer requests made on your behalf by an asset allocation and/or market timing service.

•	Limit the dollar amount of any single Purchase Payment or transfer request to a Variable Option.

•	Prohibit transfers into specific Variable Options.

•	Impose other limitations or restrictions to the extent permitted by federal securities laws.

Allianz Index Advantage® New York Prospectus – June 3, 2014

We also reserve the right to reject any specific Purchase Payment allocation or transfer request from any person if in the investment adviser’s, subadviser’s or our judgment, a Variable Option may be unable to invest effectively in accordance with its investment objectives and policies. This could occur, for example, where frequent or rapid trading causes the investment adviser to hold an excess of uninvested cash to meet redemption requests, or to sell investment positions to fund redemptions, thereby affecting Variable Option returns. Similarly, rapid or frequent trading may cause a Variable Option to incur excessive transaction fees, which also could affect performance.

Currently, we attempt to deter disruptive trading as follows. If a transfer(s) is/are identified as potentially disruptive trading, we may (but are not required to) send a warning letter. If the conduct continues and we determine it constitutes disruptive trading, we also impose transfer restrictions. Transfer restrictions may include refusing electronic transfers and requiring all transfers be sent by first-class U.S. mail. We do not enter into agreements permitting market timing and would not permit activities determined to be disruptive trading to continue. We also reserve the right to impose transfer restrictions if we determine, in our sole discretion, that transfers disadvantage other Owners. We notify you in writing if we impose transfer restrictions on you.

We do not include automatic transfers made under any of our programs or Contract features when applying our market timing policy.

We adopted these policies and procedures as a preventative measure to protect all Owners from the potential effects of disruptive trading, while also abiding by your legitimate interest in diversifying your investment and making periodic asset re-allocations based on your personal situation or overall market conditions. We attempt to protect your interests in making legitimate transfers by providing reasonable and convenient transfer methods that do not harm other Owners.

We may make exceptions when imposing transfer restrictions if we determine a transfer is appropriate, although it may technically violate our policies and procedures discussed here. In determining if a transfer is appropriate, we may, but are not required to, take into consideration its relative size, whether it was purely a defensive transfer into the AZL Money Market Fund, and whether it involved an error or similar event. We may also reinstate electronic transfer privileges after we revoke them, but we do not reinstate these privileges if we believe they might be used for future disruptive trading.

We cannot guarantee the following.

•	Our monitoring will be 100% successful in detecting all potentially disruptive trading activity.

•	Revoking electronic transfer privileges will successfully deter all potentially disruptive trading.

In addition, some of the Variable Options are available to other insurance companies and we do not know if they adopted policies and procedures to detect and deter potentially disruptive trading, or what their policies and procedures might be. Because we may not be completely successful at detecting and preventing market timing activities, and other insurance companies that offer the Variable Options may not have adopted adequate market timing procedures, there is some risk that market timing activity may occur and negatively affect other Owners.

We may, without prior notice to any party, take whatever action we deem appropriate to comply with any state or federal regulatory requirement. In addition, purchase orders for a Variable Option’s shares are subject to acceptance by that Variable Option’s manager. We reserve the right to reject, without prior notice, any Variable Option transfer request or Purchase Payment if the purchase order is rejected by the investment manager. We have entered into agreements required under SEC Rule 22c-2 (Rule 22c-2 agreements) whereby, upon request by an underlying fund or its designee, we must provide information about you and your trading activities to the underlying fund or its designee. Under the terms of the Rule 22c-2 agreements, we are required to: (1) provide details concerning every purchase, redemption, transfer, or exchange of Variable Options during a specified period; and (2) restrict your trading activity if the party receiving the information so requests. Under certain Rule 22c-2 agreements, if we fail to comply with a request to restrict trading activity, the underlying fund or its designee may refuse to accept buy orders from us until we comply.

Variable Options may add or change policies designed to restrict market timing activities. For example, Variable Options may impose restrictions on transfers between Variable Options in an affiliated group if the investment adviser to one or more of the Variable Options determines that the person requesting the transfer has engaged, or is engaging in, market timing or other abusive trading activities. In addition, a Variable Option may impose a short-term trading fee on purchases and sales within a specified period. You should review the Variable Options’ prospectuses regarding any applicable transfer restrictions and the imposition of any fee to discourage short-term trading. The imposition of these restrictions would occur as a result of Variable Option restrictions and actions taken by the Variable Options’ managers.

NOTE: This Contract is not designed for professional market timing organizations, or other persons using programmed, large, or frequent transfers, and we may restrict excessive or inappropriate transfer activity.

Allianz Index Advantage® New York Prospectus – June 3, 2014

We retain some discretion in determining what actions constitute potentially disruptive trading and in determining when and how to impose trading restrictions. Therefore, persons engaging in potentially disruptive trading may be subjected to some uncertainty as to when and how we apply trading restrictions, and persons not engaging in potentially disruptive trading may not know precisely what actions will be taken against a person engaging in potentially disruptive trading. For example, if we determine a person is engaging in potentially disruptive trading, we may revoke that person’s electronic transfer privileges and require all future requests to be sent by first-class U.S. mail. In the alternative, if the disruptive trading affects only a single Variable Option, we may prohibit transfers into or Purchase Payment allocations to that Variable Option. We notify the person or entity making the potentially disruptive trade when we revoke any transfer privileges.

The retention of some level of discretion by us may result in disparate treatment among persons engaging in potentially disruptive trading, and it is possible that some persons could experience adverse consequences if others are able to engage in potentially disruptive trading practices that have negative effects.

FINANCIAL ADVISER FEES

If you have an investment adviser and want to pay their fees from this Contract, you can submit a written request to our Service Center on a form satisfactory to us. If we approve your request, we withdraw the fee and pay it to your adviser. We treat this fee payment as a withdrawal. For tax purposes in most instances, withdrawals are considered to come from earnings first, not Purchase Payments. If any Owner is under age 59½, withdrawals may be subject to a 10% additional federal tax. You should consult a tax adviser regarding the tax treatment of adviser fee payments.

Your investment adviser acts on your behalf, not ours. We are not party to your advisory agreement or responsible for your adviser’s actions. We do not set your adviser’s fee or receive any part of it. Any adviser fee you pay is in addition to this Contract’s fees and expenses. You should ask your adviser about compensation they receive for this Contract.

You can submit a written request to our Service Center on a form satisfactory to us to allow your adviser to make Variable Option transfers on your behalf. However, we reserve the right to review an adviser’s trading history before allowing him or her to make transfers. If, in our sole discretion, we believe the adviser's trading history indicates excessive trading, we can deny your request. If we approve it, your adviser is subject to the same trading restrictions that apply to Owners. We can deny or revoke trading authority in our sole discretion.

VOTING PRIVILEGES

We legally own the Variable Option shares. However, when a Variable Option holds a shareholder vote that affects your investment, we ask you to give us voting instructions. We then vote all of our shares, including any we own on our behalf, in proportion to those instructions. Because most Owners do not give us instructions and we vote shares proportionally, a small number of Owners may determine a vote’s outcome. If we determine we no longer need to get your voting instructions, we will decide how to vote the shares. Only Owners have voting privileges. Annuitants, Beneficiaries, Payees and other persons have no voting privileges unless they are also Owners.

We determine your voting interest in a Variable Option as follows.

•
You can provide voting instructions based on the dollar value of the Variable Option’s shares in your Contract’s subaccount. We calculate this value based on the number and value of accumulation units for your Contract on the record date. We count fractional units.

•	You receive proxy materials and a voting instruction form.

Allianz Index Advantage® New York Prospectus – June 3, 2014

6.	VALUING YOUR CONTRACT

Your Contract Value increases and decreases based on Purchase Payments, transfers, withdrawals, deduction of fees and charges, and the performance of your selected Allocation Options. Your Contract Value is the total of the Variable Account Value (if you allocate to the Variable Options) and the total Index Option Value (if you allocate to the Index Options). For information on how we calculate your Index Option Values see section 7, Index Options.

ACCUMULATION UNITS

When we receive a Purchase Payment that you allocate to the Variable Options at our Service Center, we credit your Contract with accumulation units based on the Purchase Payment amount and daily price (accumulation unit value) for the subaccount of your selected Variable Option. A subaccount’s accumulation unit value is based on the price (net asset value) of the underlying Variable Option. A Variable Option’s net asset value is typically determined at the end of each Business Day, and any Purchase Payment received at or after the end of the current Business Day receives the next Business Day’s price.

We arbitrarily set the initial accumulation unit value for each subaccount. On the Issue Date, the number of accumulation units in each subaccount is equal to the initial Purchase Payment amount allocated to a subaccount, divided by that subaccount’s accumulation unit value.

Example

•	On Wednesday, we receive at our Service Center an additional Purchase Payment of $3,000 from you before the end of the Business Day.

•	When the New York Stock Exchange closes on that Wednesday, we determine that the accumulation unit value is $13.25 for your selected Variable Option.

We then divide $3,000 by $13.25 and credit your Contract on Wednesday night with 226.415094 subaccount accumulation units for your selected Variable Option.

At the end of each Business Day, we adjust the number of accumulation units in each subaccount as follows. Additional Purchase Payments and transfers into a subaccount increase the number of accumulation units. Withdrawals, transfers out of a subaccount, and the deduction of any Contract charge decrease the number of accumulation units.

At the end of each Business Day for each subaccount, we multiply the accumulation unit value at the end of the prior Business Day by the percentage change in value of a Variable Option since the prior Business Day. The percentage change includes the market performance of the Variable Option.

COMPUTING VARIABLE ACCOUNT VALUE

We calculate your Variable Account Value at the end of each Business Day by multiplying each subaccount’s accumulation unit value by its number of accumulation units, and then adding those results together for all subaccounts. Allocations (additional Purchase Payments and transfers of Index Option Value to the Variable Options) increase your Variable Account Value, withdrawals and Contract expenses reduce your Variable Account Value.

7.	INDEX OPTIONS

When you allocate money to the Index Options you earn Performance Credits based on the Index Option you select. The Contract currently offers only one Index credit calculation method, the Index Performance Strategy.

These are the Indices we currently offer:

S&P 500® Index	Russell 2000® Index	Nasdaq-100® Index

For more information on the Indices, see Appendix A.

The total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Performance Credits from previous Index Anniversaries, and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge during the Index Year. Positive Performance Credits are not guaranteed and can be zero or negative after application of the Buffer. A negative Performance Credit means that you can lose money. We apply Performance Credits on Index Anniversaries. On Index Anniversaries each Index Option Value also increases with any additional Purchase Payment allocated to or transferred into an Index Option and decreases with any transfer out of an Index Option.

Allianz Index Advantage® New York Prospectus – June 3, 2014

On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value is valued by using the Daily Adjustment. The Daily Adjustment estimates the present value of positive or negative Performance Credits on the next Index Anniversary. The Daily Adjustment is based on your agreement to be exposed to gains in Index value subject to the Cap and losses in the Index value in excess of the Buffer on the next Index Anniversary. The Daily Adjustment is a calculation mechanism by which Index Option Values are established each Business Day for purposes of computing amounts available for full or partial withdrawals, an annuitization, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment may result in an adjustment up or down from the preceding Index Anniversary or Index Effective Date.

NOTE REGARDING WITHDRAWALS DURING THE INDEX YEAR:  Amounts removed from the Index Options during the Index Year for partial withdrawals and Contract expenses do not receive a Performance Credit on the next Index Anniversary. However, the remaining amount in the Index Options is eligible for a Performance Credit on the next Index Anniversary subject to the Cap and Buffer.

DETERMINING THE INDEX OPTION VALUES

We use the Index Option Base to determine the Index Option Value. On each Index Anniversary we determine each of your selected Index Option Values by applying its associated Performance Credit to its Index Option Base. On any day other than an Index Anniversary each Index Option Value is equal to the Index Option Base plus the Daily Adjustment as discussed later in this section.

On the Index Effective Date both the Index Option Value and the Index Option Base for each of your selected Index Options are equal to either:

•	the amount of your initial Purchase Payment you allocated to that Index Option if the Index Effective Date is the Issue Date, or

•	the percentage of Variable Account Value you allocated to that Index Option.

At the end of each Business Day during the Index Year other than the Index Effective Date or Index Anniversary we first add each Index Option’s Daily Adjustment to its Index Option Base and determine its Index Option Value (as discussed later in this section) before we process any partial withdrawal or deduct any Contract expenses.

At the end of each Business Day during the Index Year we reduce each Index Option Value by the dollar amount withdrawn from the Index Option for partial withdrawals you request and Contract expenses we deduct (any withdrawal charge, product fee and/or contract maintenance charge).

•	We deduct partial withdrawals and Contract expenses from the Allocation Options proportionately based on the percentage of Contract Value in each Allocation Option.

–	The percentage is equal to each Index Option Value divided by the Contract Value using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense.

•	However, if you specifically direct us to take a partial withdrawal from an Index Option we reduce that Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.

•	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.

On each Index Anniversary we first determine your Performance Credit. If the Index Return is positive, you receive a positive Performance Credit adjusted by the Cap. For example if the Cap is 8% and the Index Return is 10%, you receive a 8% Performance Credit. If the Index Return is negative we apply the Buffer and determine if you receive a negative Performance Credit. For example, if the Buffer is 10% and the Index Return is -8%, we apply a Performance Credit of zero to your Index Option Base. If instead the Index Return is -12%, we apply a -2% Performance Credit to your Index Option Base. We then apply the Performance Credit to the Index Option as follows:

•	We multiply each Index Option Base by its Performance Credit and add this amount to its Index Option Base.

•	Then we set each Index Option Value equal to its Index Option Base.

Then we increase and/or decrease each Index Option Base and Index Option Value on the Index Anniversary for additional Purchase Payments, transfers into or out of the Index Option, partial withdrawals and the deduction of any Contract expenses.

•
Additional Purchase Payments received and allocated to this Index Option and transfers of Variable Account Value or Index Option Value into this Index Option increase these values by the dollar amount allocated to this Index Option.

•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.

•	Partial withdrawals and Contract expenses reduce these values as on any other Business Day.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Index Option Value Daily Adjustment

We designed the Daily Adjustment to provide an Index Option Value during the Accumulation Phase on days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment generally reflects the change in market value of your allocation to an Index Option. We apply a Daily Adjustment to the Index Option Values for purposes of computing amounts available for withdrawal, annuitization, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment directly increases or decreases your Index Option Values. The Daily Adjustment is different from the method we use to apply Performance Credits to an Index Option on an Index Anniversary. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and losses in excess of the Buffer. The application of the Daily Adjustment is based on your agreement to be exposed to Index Anniversary gains in Index value subject to the Cap and losses in Index value in excess of the Buffer. The Daily Adjustment does this by using a Black Scholes model to track the hypothetical value of a Proxy Investment (called the Proxy Value) each Business Day other than an Index Anniversary. The Proxy Investment is designed to return the same amount as the Index Option on an Index Anniversary (an amount equal to the Performance Credit as determined using the applicable Cap and Buffer). Between Index Anniversaries, the Proxy Investment provides a current estimate of what the Index value gain or loss would be if the investment were held until the Index Anniversary. The actual value of the relevant Index is not used in the Daily Adjustment calculation. The Daily Adjustment does not give you the actual Index return on the day of the calculation.

The Daily Adjustment can be positive or negative. When the Daily Adjustment is positive, an Index Option Value is higher than the Index Option Base. When the Daily Adjustment is negative, an Index Option Value is lower than the Index Option Base. The Daily Adjustment will differ from the Index Return. The Daily Adjustment is affected by the length of time until the next Index Anniversary and it is generally negatively affected by increases in the expected volatility of index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index Return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary. Even if the current Index Return during the Index Year is within the Buffer or positive, the Daily Adjustment may be negative until the next Index Anniversary.

At the end of each Business Day during the Index Year (other than the Index Effective Date or Index Anniversary) we add each Daily Adjustment to its Index Option Base to calculate each Index Option Value before we process any partial withdrawal or deduct any Contract expenses.

For more information on how we calculate the Daily Adjustment see Appendix B.

Index Option Value Performance Locks

You can lock in a current Index Option Value by requesting a Performance Lock. You can request a lock once each Index Year for each of your selected Index Options. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary. However, the Index Option Value does decrease during the remainder of the Index Year for any partial withdrawals and the deduction of any Contract expenses. Beginning on the next Index Anniversary, your locked Index Options will no longer be locked and Daily Adjustments will again apply.

A Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact, or avoid receiving, a negative Performance Credit. The disadvantage of taking a Performance Lock is that the relevant Index value may increase until the next Index Anniversary, and you will not participate in that increase. In addition, if you exercise a Performance Lock, you may receive less than the full Cap or less than the full protection of the Buffer that you would have received if you waited for us to apply the Performance Credit on the next Index Anniversary.

OPTIONAL REBALANCING PROGRAM

Your selected Index Options’ performance may cause the percentage of total Index Option Value in each Index Option to change. Rebalancing can help you maintain your selected Index Option allocation percentages. You can direct us to automatically adjust your Index Option Value on each Index Anniversary (or on the next Business Day if the Index Anniversary is not a Business Day) according to your instructions. We must receive your optional rebalancing program form in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we rebalance. We reserve the right to discontinue or modify the optional rebalancing program at any time and for any reason. To end this program, we must receive your request at our Service Center by 4 p.m. Eastern Time on the Business Day immediately before the Index Anniversary.

Allianz Index Advantage® New York Prospectus – June 3, 2014

8.	EXPENSES

Contract fees and expenses reduce your investment return and are described here in detail.

PRODUCT FEE

We deduct a product fee from your Contract Value during the Accumulation Phase, under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 11, Death Benefit. The product fee is an annualized rate of 1.25% that is calculated and accrued on a daily basis as a percentage of the Charge Base.

The Charge Base is initially equal to the Purchase Payment received on the Issue Date. At the end of each Business Day, we adjust the Charge Base as follows.

•	We increase it by the amount of any additional Purchase Payments.

•	We reduce it by the percentage of any Contract Value withdrawn. Withdrawals include all Contract expenses (withdrawal charge, product fee, contract maintenance charge, and transfer fee).

On each Quarterly Contract Anniversary (or on the next Business Day if the Quarterly Contract Anniversary is not on a Business Day) the Charge Base is equal to the Contract Value determined at the end of the Business Day.

We begin calculating and accruing the daily product fee amount on the day after the Issue Date. We deduct the product fee on each Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is not a Business Day) with the following exceptions.

•	If you withdraw the total Contract Value, we deduct the final product fee (the total of all daily product fees we calculated for the current Contract quarter) before processing the withdrawal.

•	If you annuitize the Contract, we deduct the final product fee before calculating Annuity Payments.

•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), we deduct the final product fee before calculating the death benefit if death benefit payment Option A or Annuity Payments under death benefit payment Option C is selected.

We deduct the product fee on a dollar for dollar basis from the Contract Value and we deduct it proportionately from each Allocation Option.

We do not treat the deduction of the product fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit (see section 11). If on a Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is not a Business Day) the Contract Value is less than the product fee, we deduct your total remaining Contract Value to cover the final product fee and reduce your Contract Value to zero. If the deduction of the final product fee reduces your Contract Value to zero and the Traditional Death Benefit has ended, we treat this as a full withdrawal and your Contract ends.

Changes to the Charge Base change the product fee amount. For example, if you make an additional Purchase Payment both your Charge Base and daily product fee amount also increase. Similarly, a withdrawal decreases both your Charge Base and daily product fee amount.

The product fee compensates us for all your Contract’s benefits, including our contractual obligation to make Annuity Payments, certain Contract expenses, and assuming the expense risk that the current charges are less than future Contract administration costs. If the product fee covers these costs and risks, any excess is profit to us. We anticipate making such a profit.

Allianz Index Advantage® New York Prospectus – June 3, 2014

CONTRACT MAINTENANCE CHARGE

Your annual contract maintenance charge is $50. This charge is for Contract administration and maintenance expenses. We waive this charge as follows:

•
During the Accumulation Phase, if the total Contract Value for all Index Advantage New York Contracts you own is at least $100,000 at the end of the last Business Day before the Contract Anniversary, or if the Contract Value for this single Index Advantage New York Contract is at least $100,000 on the Contract Anniversary. We determine the total Contract Value for all individually owned Index Advantage New York Contracts by using the Owner’s social security number, and for non-individually owned Index Advantage New York Contracts we use the Annuitant’s social security number.

•	During the Annuity Phase.

•	When paying death benefits under death benefit payment options A, B, or C.

We deduct the contract maintenance charge on a dollar for dollar basis from the Contract Value on the Contract Anniversary and we deduct it proportionately from each Allocation Option. If you take a full withdrawal from your Contract (other than on a Contract Anniversary), we deduct the full contract maintenance charge. We do not treat the deduction of the contract maintenance charge as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit.

WITHDRAWAL CHARGE

You can take withdrawals during the Accumulation Phase. A withdrawal charge applies if any part of a withdrawal comes from a Purchase Payment that is still within the withdrawal charge period. We assess the withdrawal charge against the Withdrawal Charge Basis, which is equal to total Purchase Payments, less any Purchase Payments withdrawn (including any penalty-free withdrawals) and any applicable withdrawal charge. We do not reduce the Withdrawal Charge Basis for any amounts we deduct to pay other Contract expenses.

We do not assess a withdrawal charge on penalty-free withdrawals or amounts we deduct to pay Contract expenses, other than the withdrawal charge. However, any amounts used to pay a withdrawal charge are subject to a withdrawal charge. Amounts withdrawn to pay investment adviser fees are subject to a withdrawal charge if they exceed the free withdrawal privilege. Penalty-free withdrawals include: withdrawals under the free withdrawal privilege and waiver of withdrawal charge benefit and; payments under our minimum distribution program.

For purposes of calculating any withdrawal charge, we withdraw Purchase Payments on a “first-in-first-out” (FIFO) basis and we process withdrawal requests as follows.

1.
First we withdraw from Purchase Payments that we have had for six or more complete years, which is your Contract’s withdrawal charge period). This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis.

2.
Then, if this is a partial withdrawal, we withdraw from the free withdrawal privilege (see section 9, Access to Your Money – Free Withdrawal Privilege). This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis.

3.
Next, on a FIFO basis, we withdraw from Purchase Payments within your Contract’s withdrawal charge period and assess a withdrawal charge. Withdrawing payments on a FIFO basis may help reduce the total withdrawal charge because the charge declines over time. We determine your total withdrawal charge by multiplying each payment by its applicable withdrawal charge percentage and then totaling the charges. This withdrawal reduces the Withdrawal Charge Basis.

4.	Finally we withdraw any Contract earnings. This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.

Allianz Index Advantage® New York Prospectus – June 3, 2014

The withdrawal charge as a percentage of each Purchase Payment withdrawn is as follows.

Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	8.5%
1	8%
2	6.5%
3	5%
4	3%
5	1%
6 years or more	0%

Upon a full withdrawal, we first deduct any applicable product fee and contract maintenance charge before we calculate the withdrawal charge. We deduct any applicable withdrawal charge from the total Contract Value and send you the remaining amount. For a partial withdrawal we deduct the amount you request, plus any applicable withdrawal charge from the total Contract Value. We apply the withdrawal charge to this total amount and we pay you the amount you requested. We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If a partial withdrawal occurs on a day that we also assess the product fee and/or contract maintenance charge, we assess these charges in this order after we deduct the withdrawal and any applicable withdrawal charge from the Contract Value.

The withdrawal charge compensates us for expenses associated with selling the Contract.

Example: You make an initial Purchase Payment of $30,000 and make another Purchase Payment in the first month of the second Contract Year of $70,000. In the third month of the third Contract Year, your Contract Value is $110,000 and you request a $52,000 withdrawal. We withdraw money and compute the withdrawal charge as follows.

1)	Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.

2)
Amounts available under the free withdrawal privilege. You did not take any other withdrawals this year, so you can withdraw up to 10% of your total payments (or $10,000) without incurring a withdrawal charge.

3)
Purchase Payments on a FIFO basis. The total amount we withdraw from the first Purchase Payment is $30,000, which is subject to a 6.5% withdrawal charge, and you receive $28,050. We determine this amount as follows:

(amount withdrawn) x (1 – withdrawal charge) = the amount you receive, or:

$30,000 x 0.935 = $28,050.

Next we withdraw from the second Purchase Payment. So far, you received $38,050 ($10,000 under the free withdrawal privilege and $28,050 from the first Purchase Payment), so we withdraw $13,950 from the second Purchase Payment to equal the $52,000 you requested. The second Purchase Payment is subject to an 8% withdrawal charge. We calculate the total amount withdrawn and its withdrawal charge as follows:

(the amount you receive) ÷ (1 – withdrawal charge) = amount withdrawn, or:

$13,950 ÷ 0.92 = $15,163.

4)	Contract earnings. We already withdrew your requested amount, so this does not apply.

In total we withdrew $55,163 from your Contract, of which you received $52,000 and paid a withdrawal charge of $3,163.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Reduction or Elimination of the Withdrawal Charge

We may reduce or eliminate the withdrawal charge when the Contract is sold under circumstances that reduce its sales expenses. For example, if a large group of individuals purchases Contracts or if a prospective purchaser already has a relationship with us. We may choose not to deduct a withdrawal charge under a Contract issued to an officer, director, or employee of Allianz Life of New York or any of its affiliates. Also, we may reduce or eliminate the withdrawal charge when a Contract is sold by a Financial Professional appointed with Allianz Life of New York to any members of his or her immediate family and the Financial Professional waives their commission. We must pre-approve any withdrawal charge reduction or elimination. Keep in mind that if you withdraw money from an Index Option on any day other than an Index Anniversary, we apply the Daily Adjustment when calculating your Index Option Value for the withdrawal, even if the withdrawal is not subject to a withdrawal charge.

NOTE:

•
Because we do not reduce the Withdrawal Charge Basis for Contract expenses other than the withdrawal charge, we may assess a withdrawal charge on more than the amount you are withdrawing upon a full withdrawal of the total Contract Value. Also, upon full withdrawal, if the Contract Value has declined due to poor performance, the withdrawal charge may be greater than the total Contract Value and you will not receive any money.

•
Withdrawals may have tax consequences and, if taken before age 59½, may be subject to a 10% additional federal tax. For tax purposes in most instances, withdrawals from Non-Qualified Contracts are considered to come from earnings first, not Purchase Payments.

TRANSFER FEE

The first twelve transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. We count all transfers made in the same Business Day as one transfer. We do not count transfers between the Variable Options and Index Options or reallocation of Index Option Value among the Index Options against the free transfers we allow and these transfers are not subject to a transfer fee. The transfer fee continues to apply under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 11, Death Benefit.

We deduct the transfer fee on a dollar for dollar basis from the amount of Variable Account Value being transferred before allocating the remaining Variable Account Value to your selected Variable Options. We do not treat the deduction of the transfer fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit.

PREMIUM TAX

Premium tax is based on your state of residence at the time you make each Purchase Payment. In states that assess a premium tax, we do not currently deduct it from the Contract, although we reserve the right to do so in the future. Premium tax normally ranges from 0% to 3.5% of the Purchase Payment, depending on the state or governmental entity. New York does not currently assess a premium tax.

INCOME TAX

Currently, we do not deduct any Contract related income tax we incur, although we reserve the right to do so in the future.

VARIABLE OPTION EXPENSES

The Variable Options’ assets are subject to operating expenses (including management fees). These expenses are described in the Fee Tables and in the Variable Options’ prospectuses. These expenses reduce the Variable Options’ performance and, therefore, negatively affect your Contract Value and any payments based on Contract Value. The Variable Options’ investment advisers provided us with the expense information in this prospectus and we did not independently verify it.

Allianz Index Advantage® New York Prospectus – June 3, 2014

9.	ACCESS TO YOUR MONEY

The money in your Contract is available under the following circumstances:

•	by withdrawing your Contract Value;

•	by taking required minimum distributions (Qualified Contracts only) as discussed in “Minimum Distribution Program and Required Minimum Distribution (RMD) Payments” later in this section;

•	by taking Annuity Payments; or

•	when we pay a death benefit.

You can take withdrawals during the Accumulation Phase. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. Any withdrawal request received at or after the end of the current Business Day receives the next Business Day’s values.

Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.

*	Does not apply to required minimum distributions.

We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions.

When you take a full withdrawal, we process your request on the Business Day we receive it in Good Order at our Service Center as follows:

•	total Contract Value,

•	less any final product fee and final contract maintenance charge, and

•	less any withdrawal charge.

See the Fee Tables and section 8, Expenses for a discussion of these charges.

We pay withdrawals within seven days of receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).

NOTE:

•	Ordinary income taxes and tax penalties may apply to any withdrawal you take.

•
We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals, surrenders, or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, partial withdrawal, surrender, or death benefit from the AZL Money Market Fund subaccount until the fund is liquidated.

FREE WITHDRAWAL PRIVILEGE

Each Contract Year, you can withdraw up to 10% of your total Purchase Payments without incurring a withdrawal charge (the free withdrawal privilege). Any unused free withdrawal privilege in one Contract Year is not added to the amount available next year. Withdrawals of Purchase Payments that are beyond the withdrawal charge period are not subject to a withdrawal charge and do not reduce your free withdrawal privilege. Required minimum distribution payments are not subject to a withdrawal charge, but do reduce your free withdrawal privilege.

NOTE: The free withdrawal privilege is not available upon a full withdrawal.

Allianz Index Advantage® New York Prospectus – June 3, 2014

SYSTEMATIC WITHDRAWAL PROGRAM

If your Contract Value is at least $25,000, the systematic withdrawal program can provide automatic withdrawal payments to you. You can request to receive these withdrawal payments monthly, quarterly, semi-annually or annually. The minimum amount you can withdraw under this program is $100 and there is no maximum. During the withdrawal charge period (if applicable), systematic withdrawals in excess of the free withdrawal privilege are subject to a withdrawal charge. We make systematic withdrawals on the ninth of the month, or the next Business Day if the ninth is not a Business Day. We must receive your systematic withdrawal program form instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we process these withdrawals, or your program does not begin until the next month. This program ends at your request or when you withdraw your total Contract Value. However, we reserve the right to discontinue or modify the systematic withdrawal program at any time and for any reason.

NOTE:

•	Ordinary income taxes and tax penalties may apply to systematic withdrawals.

•	The systematic withdrawal program is not available while you are receiving required minimum distribution payments.

MINIMUM DISTRIBUTION PROGRAM AND REQUIRED MINIMUM DISTRIBUTION (RMD) PAYMENTS

If you own a Qualified Contract, you can participate in the minimum distribution program during the Accumulation Phase. Under this program, we make payments to you designed to meet the applicable minimum distribution requirements imposed by the Internal Revenue Code for this Qualified Contract. RMD payments are not subject to a withdrawal charge, but they reduce the free withdrawal privilege amount during the Contract Year. We can make payments to you on a monthly, quarterly, semi-annual or annual basis. However, if your Contract Value is less than $25,000, we only make annual payments. You cannot aggregate RMD payments between this Contract and other qualified contracts that you own. We make RMD payments on the ninth of the month, or the next Business Day if the ninth is not a Business Day. We must receive your program form instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we process these payments, or your program does not begin until the next month.

NOTE:

•	You should consult a tax adviser before purchasing a Qualified Contract that is subject to RMD payments.

•	The minimum distribution program is not available while you are receiving systematic withdrawals.

WAIVER OF WITHDRAWAL CHARGE BENEFIT

After the first Contract Year, if any Owner becomes confined to a nursing home for a period of at least 90 consecutive days and a physician certifies that continued confinement is necessary, you can take a withdrawal and we waive the withdrawal charge. This waiver is not available if any Owner was confined to a nursing home on the Issue Date. We base this benefit on the Annuitant for non-individually owned Contracts. We must receive proof of confinement in Good Order before we waive the withdrawal charge.

SUSPENSION OF PAYMENTS OR TRANSFERS

We may be required to suspend or postpone transfers or payments for withdrawals for any period when:

•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange is restricted;

•	an emergency (as determined by the SEC) exists as a result of which disposal of the Variable Option shares is not reasonably practicable or we cannot reasonably value the Variable Option shares; or

•	during any other period when the SEC, by order, so permits for the protection of Owners.

Allianz Index Advantage® New York Prospectus – June 3, 2014

10.	THE ANNUITY PHASE

Prior to annuitization, you can surrender your Contract and receive your total Contract Value (less the final product fee, final contract maintenance charge, and any applicable withdrawal charge).

Annuity Payments offer a guaranteed income stream with certain tax advantages and are designed for Owners who are not concerned with continued access to Contract Value.

You can apply your Contract Value to regular periodic fixed annuity payments (Annuity Payments). The Payee receives the Annuity Payments. You receive tax reporting on the payments, whether or not you are the Payee. We may require proof of the Annuitant(s)’ age before we make any life contingent Annuity Payment.

CALCULATING YOUR ANNUITY PAYMENTS

We base Annuity Payments upon the following:

•	The Contract Value on the Annuity Date.

•	The age of the Annuitant and any joint Annuitant on the Annuity Date.

•	The gender of the Annuitant and any joint Annuitant where permitted.

•	The Annuity Option you select.

•	Your Contract’s interest rate (or current rates, if higher) and mortality table.

If the Annuity Date is not an Index Anniversary and you selected an Index Option, Contract Value includes the Daily Adjustment. We guarantee the dollar amount of Annuity Payments and this amount remains fixed and does not change during the entire annuity payout option period that you selected, except as provided under Annuity Option 3.

ANNUITY PAYMENT OPTIONS

You can choose one of the Annuity Options described below or any other payment option to which we agree. Before the Annuity Date, you can select and/or change the Annuity Option with at least 30 days written notice to us. After Annuity Payments begin, you cannot change the Annuity Option.

Option 1. Life Annuity. We make Annuity Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. If the Annuitant dies shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.

Option 2. Life Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the life of the Annuitant, with payments for a guaranteed minimum period that you select.

Option 3. Joint and Last Survivor Annuity. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant, at a level of 100%, 75% or 50% selected by the Owner when he or she chose this Annuity Payment option. If both Annuitants die shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.

Option 4. Joint and Last Survivor Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant, with payments for a minimum guaranteed period that you select.

Option 5. Refund Life Annuity. We make Annuity Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. After the Annuitant’s death, the Payee may receive a lump sum refund. The amount of the refund equals the amount applied to this Annuity Option minus the total paid under this option.

After the Annuitant’s death under Option 2, or the last surviving joint Annuitant's death under Option 4, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving original Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if there are no remaining or named Beneficiaries.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Annuity Payments are usually lower if you select an Annuity Option that requires us to make more frequent Annuity Payments or to make payments over a longer period of time. If you choose life contingent Annuity Payments, payout rates for a younger Annuitant are lower than the payout rates for an older Annuitant and payout rates for life with a guaranteed period are typically lower than life only payments. Monthly payout rates are lower than annual payout rates, payout rates for a 20-year guaranteed period are less than payout rates for a 10-year guaranteed period, and payout rates for a 50-year-old Annuitant are less than payout rates for a 70-year-old Annuitant.

NOTE: If you do not choose an Annuity Option before the Annuity Date, we make Annuity Payments to the Payee under Annuity Option 2 with ten years of guaranteed monthly payments.

WHEN ANNUITY PAYMENTS BEGIN

Annuity Payments begin on the Annuity Date. Your scheduled Annuity Date is the maximum permitted date allowed for your Contract, which is the first day of a calendar month following the Annuitant’s 90th birthday. An earlier Annuity Date or a withdrawal may be required to satisfy minimum required distribution rules under certain Qualified Contracts. You can make an authorized request for a different, earlier or later Annuity Date after the Issue Date, but any such request is subject to applicable law and our approval. An earlier or later Annuity Date may not be available to you depending on the Financial Professional you purchase your Contract through and your state of residence. Your Annuity Date must be at least 13 months after the Issue Date. The Annuity Date cannot be later than what is permitted under applicable law.

NOTE: If on the maximum permitted Annuity Date (which is generally age 95 or 100) your Contract Value is greater than zero, you must annuitize the Contract. We notify you of your available options in writing 60 days in advance. If you have not selected an Annuity Option, we make payments under Annuity Option 2 with ten years of guaranteed monthly payments. Upon annuitization you no longer have Contract Value or a death benefit, and you cannot receive any other periodic withdrawals or payments other than Annuity Payments.

11.	DEATH BENEFIT

“You” in this section refers to the Owner, or the Annuitant if the Contract is owned by a non-individual.

The death benefit is only available during the Accumulation Phase. If you or the Determining Life (Lives) die during the Accumulation Phase, we process the death benefit using prices determined after we receive the required information, which is either a Valid Claim or due proof of death as stated here. (For information on due proof of death see the Glossary – Valid Claim). If we receive this information after the end of the current Business Day, we use the next Business Day’s prices. We will not accept additional Purchase Payments after receipt of the first Valid Claim. We also will not allow any partial or full withdrawals after receipt of a Valid Claim.

If there are multiple Beneficiaries, each Beneficiary receives the portion of the death benefit he or she is entitled to when we receive his or her Valid Claim. If a Beneficiary dies before you or the Designated Life, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no remaining Beneficiaries, or no named Beneficiaries, we pay the death benefit to your estate, or if the Owner is a non-individual, to the Owner. Unless you instruct us to pay Beneficiaries a specific percentage of the death benefit, he or she each receives an equal share. Any part of the death benefit that is in the Allocation Options remains there until distribution begins. From the time we determine the death benefit until we make a complete distribution, any amount in the Allocation Options continues to be subject to investment risk that is borne by the recipient(s). Once we receive notification of death, we no longer accept additional Purchase Payments or process transfer requests.

The Contract provides the Traditional Death Benefit based on the greater of:

•	Contract Value, or

•
total of all Purchase Payments received, reduced by the percentage of Contract Value withdrawn, determined at the end of each Business Day. Withdrawals include withdrawal charges, but not amounts we withdraw for other Contract expenses.

If the date we are determining the death benefit is not an Index Anniversary, Contract Value includes the Daily Adjustment.

Allianz Index Advantage® New York Prospectus – June 3, 2014

If you are the Determining Life, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation we determine the Traditional Death Benefit at the end of the Business Day we receive a Valid Claim. For multiple Beneficiaries, each surviving Beneficiary receives the greater of their portion of total Purchase Payments adjusted for withdrawals determined at the end of the Business Day we receive the first Valid Claim from any one Beneficiary, or their portion of the Contract Value determined at the end of the Business Day during which we receive his or her Valid Claim.

If you and the Determining Life (Lives) are different individuals and do not die simultaneously, the death benefit is as follows. This can only occur if you change the Owner after the Issue Date.

•
If a Determining Life dies before you we do not pay a death benefit to the Beneficiary(s), but we may increase the Contract Value. We compare the Contract Value and total Purchase Payments adjusted for withdrawals determined at the end of Business Day we receive due proof of a Determining Life’s death. If your Contract Value is less than total Purchase Payments adjusted for withdrawals, we increase your Contract Value to equal total Purchase Payments adjusted for withdrawals. The Traditional Death Benefit becomes the Contract Value, and the Traditional Death Benefit ends. We allocate any Contract Value increase to the Variable Options according to future Purchase Payment allocation instructions.

•	Upon your death your Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive each Beneficiary’s Valid Claim.

The Traditional Death Benefit ends upon the earliest of the following.

•	The Business Day before the Annuity Date.

•	The Business Day that total Purchase Payments adjusted for withdrawals and Contract Value are both zero.

•
Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries if you and the Determining Life are the same individuals, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation.

•
Upon the death of a Determining Life, the end of the Business Day we receive due proof of the Determining Life’s death if you and the Determining Life (Lives) are different individuals and do not die simultaneously.

•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner (or Annuitant) is no longer a Determining Life.

•	The Business Day the Contract ends.

NOTE: The Traditional Death Benefit is a first-to-die benefit based on the Determining Life. This means that upon the death of an Owner (or Annuitant if the Owner is a non-individual), if a surviving spouse continues the Contract the Traditional Death Benefit is no longer available. Also, if you and the Determining Life (Lives) are different individuals and you die first, the Traditional Death Benefit is not available to your Beneficiary(s).

DEATH OF THE OWNER AND/OR ANNUITANT

The appendix to the Statement of Additional Information includes tables that are intended to help you better understand what happens upon the death of any Owner and/or Annuitant under the different portions of the Contract.

DEATH BENEFIT PAYMENT OPTIONS DURING THE ACCUMULATION PHASE

If you do not designate a death benefit payment option, a Beneficiary must select one of the options listed below. If a Beneficiary requests a lump sum payment under Option A, we pay that Beneficiary within seven days of receipt of his or her Valid Claim, unless the suspension of payments or transfers provision is in effect. Payment of the death benefit may be delayed, pending receipt of any state forms. For Contracts issued or delivered in New York, if Option A is selected and we do not pay the claim within seven days, we pay interest on the death benefit amount beginning on the eighth calendar day at the greater of the current settlement rate which we declare annually, or 3%. You can contact our Service Center at the address or phone number listed at the back of this prospectus for information on the current settlement rate.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Spousal Continuation: If the Beneficiary is the deceased Owner’s spouse, he or she can choose to continue the Contract with the portion of the death benefit the spouse is entitled to in his or her own name. For non-individually owned Contracts, spousal continuation is only available to Qualified Contracts. Spouses must qualify as such under federal law to continue the Contract. An election by the spouse to continue the Contract must be made on the death claim form before we pay the death benefit. If the surviving spouse continues the Contract, at the end of the Business Day we receive his or her Valid Claim, we increase the Contract Value to equal to total Purchase Payments adjusted for withdrawals, if applicable. If the surviving spouse continues the Contract:

•	he or she may exercise all of the Owner’s rights, including naming a new Beneficiary or Beneficiaries;

•	he or she is subject to any remaining withdrawal charge; and

•	Upon the surviving spouse’s death their Beneficiary(s) receive the Contract Value, determined at the end of the Business Day during which we receive a Valid Claim from each Beneficiary.

Option A: Lump sum payment of the death benefit.

Option B: Payment of the entire death benefit within five years of the date of any Owner’s death. The Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.

Option C: If the Beneficiary is an individual, payment of the death benefit as fixed Annuity Payments under Annuity Options 1, 2 or 5. With our written consent, other options may be available for payment over a period not extending beyond the Beneficiary’s life expectancy under which the Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee. Distribution must begin within one year of the date of the Owner’s death.

Any portion of the death benefit not applied to Annuity Payments within one year of the date of the Owner’s death must be distributed within five years of the date of death.

If the Contract is owned by a non-individual, then we treat the death of an Annuitant as the death of an Owner for purposes of the Internal Revenue Code’s distribution at death rules, which are set forth in Section 72(s) of the Code.

In all events, notwithstanding any provision to the contrary in the Contract or this prospectus, the Contract is interpreted and administered in accordance with Section 72(s) of the Internal Revenue Code.

Other rules may apply to Qualified Contracts.

12.	TAXES

This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation is contained in the Statement of Additional Information, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax adviser to discuss this Contract’s effects on your personal tax situation.

QUALIFIED AND NON-QUALIFIED CONTRACTS

You can purchase either a Qualified Contract or a Non-Qualified Contract. A Qualified Contract is purchased pursuant to a specialized provision of the Internal Revenue Code (Code). For example, a Contract may be purchased pursuant to Section 408 of the Code as an Individual Retirement Annuity (IRA).

Qualified Contracts are subject to certain restrictions, including restrictions on the amount of annual contributions, restrictions on how much you can earn and still be able to contribute to a Qualified Contract, and specialized restrictions on withdrawals. Qualified Contracts must be purchased from earned income from the relevant year or years, or from a rollover or transfer from a qualified contract. Purchase Payments to Qualified Contracts other than from a qualified transfer may be restricted once the Owner reaches age 70½.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Currently, we offer the following types of Qualified Contracts.

Type of Contract	Persons and Entities that can buy the Contract
IRA	Must have the same individual as Owner and Annuitant.
Roth IRA	Must have the same individual as Owner and Annuitant.
Simplified Employee Pension (SEP) IRA	Must have the same individual as Owner and Annuitant.
Certain Code Section 401 Plans	A qualified retirement plan is the Owner and the Annuitant must be an individual. We may determine which types of qualified retirement plans are eligible to purchase this Contract.

If you purchase a Qualified Contract, you already receive the benefit of tax deferral through the qualified plan, and so you should purchase this Contract for purposes other than tax deferral.

You can instead purchase a Non-Qualified Contract, which is not qualified pursuant to a specialized provision of the Code. There are no Code restrictions on annual contributions to a Non-Qualified Contract or how much you can earn and still contribute to a Contract.

TAXATION OF ANNUITY CONTRACTS

The Contract has the following tax characteristics.

•	Taxes on earnings are deferred until you take money out. Non-Qualified Contracts owned by corporations or partnerships do not receive income tax deferral on earnings.

•
When you take money out of a Non-Qualified Contract, earnings are generally subject to federal income tax and applicable state income tax. All pre-tax funds distributed from Qualified Contracts are subject to federal and state income tax, but qualified distributions from Roth IRA Contracts are not subject to federal income tax. This prospectus does not address specific state tax laws. You should discuss state taxation with your tax adviser.

•	Taxable distributions are subject to an ordinary income tax rate, rather than a capital gains rate.

•
Beginning in 2013, distributions from Non-Qualified Contracts will be considered investment income for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may apply to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

•
If you take partial withdrawals from your Non-Qualified Contract, the withdrawals are generally taxed as though you were paid taxable earnings first, and then as a non-taxable return of Purchase Payments.

•
If you annuitize your Non-Qualified Contract and receive a stream of Annuity Payments, you receive the benefit of the exclusion ratio. The exclusion ratio is a calculation that causes a portion of each Annuity Payment to be non-taxable, based upon the percentage of your Contract Value that is from Purchase Payments. Purchase Payments are treated as a non-taxable return of principal, whereas earnings are taxable.

•	If you take partial withdrawals or annuitize a Qualified Contract, you will be responsible for determining what portion, if any, of the distribution consists of after-tax funds.

•
If you take out earnings before age 59½, you may be subject to a 10% additional federal tax, unless you take a lifetime annuitization of your Contract or you take money out in a stream of substantially equal payments over your expected life in accordance with the requirements of the Code.

•	A pledge, assignment, or ownership change of a Contract may be treated as a taxable event. You should discuss any pledge, assignment, or ownership change of a Contract with your tax adviser.

•
If you purchase multiple non-qualified deferred annuity contracts from an affiliated group of companies in one calendar year, these contracts are treated as one contract for purposes of determining the tax consequences of any distribution.

•
Death benefit proceeds from Non-Qualified Contracts are taxable to the beneficiary as ordinary income to the extent of any earnings. Death benefit proceeds must be paid out in accordance with the requirements of the Code.

•
Depending upon the type of Qualified Contract you own, required minimum distributions (RMDs) must be satisfied when you reach a certain age. If you enroll in our minimum distribution program, we make RMD payments to you that are designed to meet this Contract’s RMD requirements.

Allianz Index Advantage® New York Prospectus – June 3, 2014

TAX-FREE SECTION 1035 EXCHANGES

Subject to certain restrictions, you can make a “tax-free” exchange under Section 1035 of the Internal Revenue Code for all or a portion of one annuity contract for another, or all of a life insurance policy for an annuity contract. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange a life insurance policy or annuity contract for the Contract described in this prospectus:

•	you might have to pay a withdrawal charge on your previous contract,

•	there is a new withdrawal charge period for this Contract,

•	other charges under this Contract may be higher (or lower),

•	the benefits may be different, and

•	you no longer have access to any benefits from your previous contract.

If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax, including a possible additional federal tax, on the exchange. You should not exchange an existing life insurance policy or another annuity contract for this Contract unless you determine the exchange is in your best interest and not just better for the person selling you the Contract who generally earns a commission on each sale. You should consult a tax adviser to discuss the potential tax effects before making a 1035 exchange.

13.	OTHER INFORMATION

THE REGISTERED SEPARATE ACCOUNT

We established Allianz Life of NY Variable Account C (the Separate Account, formerly Preferred Life Variable Account C), as a separate account under New York insurance law on February 26, 1988. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise our management of the Separate Account.

The Separate Account holds the shares of the Variable Options that have been purchased with Contract assets. We keep the Separate Account assets separate from the assets of our general account and other separate accounts, including the non-unitized separate accounts we established in connection with the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option.

We own the assets of the Separate Account. We credit gains to or charge losses against the Separate Account, whether or not realized, without regard to the performance of other investment accounts. The Separate Account’s assets are insulated, so that the assets cannot be used to pay any of our liabilities, other than those arising from the investment of Contract assets in the Variable Options.

If the Separate Account’s assets exceed the required reserves and other liabilities, we may transfer the excess to our general account, to the extent of seed money invested by us or earned fees and charges. The obligations under the Contracts are obligations of Allianz Life of New York.

OUR GENERAL ACCOUNT

Our general account holds all our assets other than assets in our separate accounts. We own our general account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We have not registered our general account as an investment company under the Investment Company Act of 1940.

Our general account assets fund guarantees provided in the Contracts. Contract Value that you apply to Annuity Payments becomes part of our general account.

Allianz Index Advantage® New York Prospectus – June 3, 2014

OUR UNREGISTERED SEPARATE ACCOUNT

We allocate all assets backing the Index Options to an unregistered, non-unitized, non-insulated separate account (Separate Account IANY), which we established under New York Insurance Law solely for the purpose of supporting our obligations to pay Performance Credits associated with the Index Options. Separate Account IANY has two subaccounts: Subaccount IABV (which is a book value subaccount) and Subaccount IAMV (which is a market value subaccount).

Initially, a substantial majority of the aggregate assets backing the Index Options are allocated to Subaccount IABV. We place all other assets that you allocate to the Index Options that are not invested in Subaccount IABV in Subaccount IAMV. Subsequently, there may be significant transfer of assets between Subaccount IABV and Subaccount IAMV in response to Index performance during the then-current Index Year. We typically transfer assets between these subaccounts if there is a 10% incremental change in year-to-date Index performance. We examine year-to-date Index performance daily and change the subaccount allocations daily if needed based on this 10% increment.

We invest the assets in Subaccount IAMV in hedging instruments, including derivative investments such as put and call options, as well as cash and fixed income securities. Like our general account, the assets in Separate Account IANY are subject to our general business operation liabilities and the claims of our creditors.

An Owner who allocates Contract Value to an Index Option does not have any interest in or claim on the assets in Separate Account IANY. In addition, neither the Owner nor the Index Options participate in any way in the performance of assets held in Separate Account IANY.

DISTRIBUTION

Allianz Life Financial Services, LLC (Allianz Life Financial), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Contracts. Allianz Life Financial is a limited liability company organized in Minnesota, and is located at 5701 Golden Hills Drive, Minneapolis, MN 55416. Allianz Life Financial is registered as a broker/dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). Allianz Life Financial is not a member of Securities Investors Protection Corporation. More information about Allianz Life Financial is available at www.finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.

We have entered into a distribution agreement with Allianz Life Financial for the distribution of the Contracts. Allianz Life Financial also may perform various administrative services on our behalf.

We may fund Allianz Life Financial’s operating and other expenses, including: overhead; legal and accounting fees; Financial Professional training; compensation for the Allianz Life Financial management team; and other expenses associated with the Contracts. Financial Professionals and their managers are also eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with Allianz Life Financial. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.

Allianz Life Financial does not itself sell the Contracts on a retail basis. Rather, Allianz Life Financial enters into selling agreements with other broker/dealers registered under the 1934 Act (selling firms) for the sale of the Contracts. These selling firms include third party broker/dealers and Questar Capital Corporation, an affiliated broker/dealer. We pay sales commissions to the selling firms and their Financial Professionals. The maximum commission payable to the selling firms for Contract sales is expected to not exceed 7% of Purchase Payments. Sometimes, we enter into an agreement with a selling firm to pay commissions as a combination of a certain amount of the commission at the time of sale and a trail commission which, when totaled, could exceed 7% of Purchase Payments.

We and/or Allianz Life Financial may make bonus payments to certain selling firms based on aggregate sales of our variable insurance contracts (including this Contract) or persistency standards, or as part of a special promotion. These additional payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms. In some instances, the amount paid may be significant.

A portion of the payments made to selling firms may be passed on to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.

Allianz Index Advantage® New York Prospectus – June 3, 2014

We intend to recover commissions and other expenses through fees and charges imposed under the Contract. Commissions paid on the Contract, including other incentives or payments, are not charged directly to the Owners or the Separate Account.

Broker-dealers and their Financial Professionals and managers involved in sales of the Contracts may receive payments from us for administrative and other services that do not directly involve the sale of the Contracts, including payments made for recordkeeping, the recruitment and training of personnel, production of promotional literature and similar services. In addition, certain firms and their Financial Professionals may receive compensation for distribution and administrative services when acting in a wholesaling capacity and working with retail firms.

In certain instances, we and/or Allianz Life Financial may make payments to a broker/dealer for inclusion of this Contract in its list of products that it offers for sale.

We and/or Allianz Life Financial may pay certain selling firms additional marketing support allowances for:

•	marketing services and increased access to their Financial Professionals;

•	sales promotions relating to the Contracts;

•	costs associated with sales conferences and educational seminars;

•	the cost of client meetings and presentations; and

•	other sales expenses incurred by them.

We retain substantial discretion in determining whether to grant a marketing support payment to a particular broker/dealer firm and the amount of any such payment.

We may also make payments for marketing and wholesaling support to broker/dealer affiliates of Variable Options that are available through the variable annuities we offer.

Additional information regarding marketing support payments can be found in the Distributor section of the Statement of Additional Information.

The Variable Options may assess a Rule 12b-1 fee. These fees are paid to Allianz Life Financial as consideration for providing certain services and incurring certain expenses permitted under the Variable Option’s plan. These fees typically equal 0.25% of a Variable Option’s average daily net assets.

In certain instances, an investment adviser and/or subadviser (and/or their affiliates) of a Variable Option may make payments for administrative services to Allianz Life Financial or its affiliates.

We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

ADDITIONAL CREDITS FOR CERTAIN GROUPS

We may credit additional amounts to a Contract instead of modifying charges because of special circumstances that result in lower sales or administrative expenses or better than expected mortality or persistency experience.

Allianz Index Advantage® New York Prospectus – June 3, 2014

ADMINISTRATION/ALLIANZ SERVICE CENTER

The Allianz Service Center performs certain administrative services regarding the Contracts and is located at 5701 Golden Hills Drive, Minneapolis, Minnesota. Our Service Center mailing address and telephone number are listed at the back of this prospectus. The administrative services performed by our Service Center include:

•	issuance and maintenance of the Contracts,

•	maintenance of Owner records,

•	processing and mailing of account statements and other mailings to Owners, and

•	routine customer service including:

–	responding to Owner correspondence and inquiries,

–	processing of Contract changes,

–	processing withdrawal requests (both partial and total) and

–	processing annuitization requests.

To reduce expenses, only one copy of most financial reports and prospectuses, including reports and prospectuses for the Variable Options, will be mailed to your household, even if you or other persons in your household have more than one contract issued by us or our affiliate. Call our Service Center at the toll-free telephone number listed at the back of this prospectus if you need additional copies of financial reports, prospectuses, or annual and semiannual reports, or if you would like to receive one copy for each contract in future mailings.

LEGAL PROCEEDINGS

Like other life insurance companies, we from time to time are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we, the Separate Account, or Allianz Life Financial is a party that are reasonably likely to materially affect the Separate Account, our ability to meet our obligations under the Contracts, or Allianz Life Financial’s ability to perform its obligations.

STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

Allianz Life of New York hereby relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

Allianz Index Advantage® New York Prospectus – June 3, 2014

14.	INFORMATION ON ALLIANZ LIFE OF NEW YORK

Allianz Life of New York is a stock life insurance company organized under the laws of the state of New York on September 21, 1982. Our address is One Chase Manhattan Plaza, 38th Floor, New York, NY 10005-1423. Before January 1, 2003, Allianz Life of New York was known as Preferred Life Insurance Company of New York. We are a subsidiary of Allianz Life Insurance Company of North America (Allianz Life), which is also a stock life insurance company. Allianz Life is a subsidiary of Allianz of America, Inc. (AZOA), a financial holding company. AZOA is a wholly owned subsidiary of Allianz Europe, B.V., which in turn is a wholly owned subsidiary of Allianz Societas Europaea (Allianz SE), the Company’s ultimate parent, which is incorporated in Munich, Germany. Allianz Life of New York is referred to as the Company. We currently offer variable annuities and variable and index-linked annuities and are licensed to do direct business in six states, including New York and the District of Columbia.

Allianz Life of New York does not have a separate custodian for the assets owned through the Separate Account. Most mutual fund shares are not in certificated form, and as such, Allianz Life of New York in effect acts as self-custodian for the non-certificated shares we own through the Separate Account.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

The Board currently consists of ten members, including our Chairman and Chief Executive Officer, our President, our Chief Financial Officer, our Vice President, Financial Consulting, our Vice President, Appointed Actuary, and five independent members.

The Board holds regular semi-annual meetings, generally in April and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit and Evaluation, Conflict of Interest, and Finance Committees, each of which is described in further detail below. Each of the directors attended at least 75% of the Board and committee meetings to which he or she was assigned during 2013.

The current members of our Board are as follows:

Walter R. White

Chairman and Chief Executive Officer

Walter R. White, age 57, joined Allianz Life in 2009, and became President and Chief Executive Officer of Allianz Life and Chairman and Chief Executive Officer of the Company on January 1, 2012. As Chief Executive Officer of the Company, Mr. White is responsible for leading and overseeing the Company and providing strategic management and direction. Mr. White also served as Chief Administrative Officer of Allianz Life from 2009 to 2011. Prior to joining Allianz Life, Mr. White held executive roles at Woodbury Financial Services from 2001 to 2009, serving as Chief Operating Officer from 2003 to 2007 and President from 2007 to 2009. Prior to that, Mr. White held senior management roles at Fortis from 1994 to 2001, serving as senior Vice President of Fortis Investors from 1998 to 2001. Mr. White also held senior management roles at the MONY Group from 1988 to 1994, serving as the President of MONY Brokerage from 1991 to 1994.

Mr. White brings to the Board extensive financial services and brokerage experience as well as key strategic planning and leadership skills developed as the chief executive of the Company and Woodbury Financial.

Thomas P. Burns

President and Director

Thomas P. Burns, age 58, joined the Company’s Board of Directors on April 3, 2007. Mr. Burns currently serves as President of the Company and Senior Vice President, Chief Distribution Officer, of Allianz Life. In this role, Mr. Burns is responsible for the development, design and implementation of Allianz Life’s sales and distribution strategies for all of Allianz Life’s and the Company’s insurance and annuities products. Prior to joining the Company, Mr. Burns served as Senior Vice President, Distribution, of Securian from 2002 to 2006. Prior to joining Securian, Mr. Burns worked for Prudential for 24 years, from 1978 to 2002, in various managerial capacities.

Mr. Burns brings to the Board extensive knowledge of the Company’s sales and distribution strategies as well as over 35 years of experience in insurance and annuity products.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Ronald M. Clark

Director

Ronald M. Clark, age 66, joined the Company’s Board of Directors on March 31, 2013. Mr. Clark has over 40 years of experience in investments, having served as the President of Allianz Investment Corporation from 1980 to 1990, Chief Operating Officer of Allianz of America, Inc. (“AZOA”) from 1990 to 2001, and Chief Investment Officer of AZOA from 2002 to 2011. Mr. Clark also serves on the Board of Directors of Allianz Life and serves as a director and Chair of the Compensation Committee of Manitex International, Inc. Manitex is a leading provider of engineered lifting solutions, including cranes, forklifts and reach stackers.

Mr. Clark brings to the Board extensive experience in the financial services and insurance industries as well as extensive experience with investment matters. The Board also benefits from his perspective as a current and former director of other companies.

Kevin J. Doyle

Director

Kevin J. Doyle, age 57, joined the Company’s Board of Directors on January 20, 2014. From 2000 through 2011, Mr. Doyle served as the Senior Vice President and General Counsel of Ambac Financial Group, Inc., where he was responsible for legal, regulatory and governance affairs of an SEC-registered, NYSE-listed holding company and 50 state-licensed financial guarantee insurance company, including securities laws compliance, insurance regulatory compliance, corporate governance, litigation management and management of legal aspects of a $700 billion financial guaranty insurance portfolio. Prior to that, Mr. Doyle served in various capacities for Ambac from 1991 to 2000, including Vice President and Assistant General Counsel from 1991 to 1995 and Managing Director and General Counsel of Specialized Finance from 1995 to 2000. Prior to joining Ambac, Mr. Doyle was an associate attorney at the law firm of LeBoeuf, Lamb, Greene & MacRae from 1986 to 1991 and an associate attorney at the law firm of Peck, Shaffer & Williams from 1983 to 1985. Mr. Doyle received his Bachelor of Arts degree from Yale University in 1979 and received his J.D. degree from the University of Washington in 1983.

Mr. Doyle brings to the Board extensive experience in the insurance and financial services industry, including extensive legal and regulatory experience for

Martha Clark Goss

Director

Martha Clark Goss, age 64, joined the Company’s Board of Directors on October 15, 2005. Ms. Goss has more than 35 years of executive experience, primarily in finance and investments and risk management. Since 2002 she has served on a number of public and private company boards, has provided independent consulting services to various companies and serves as an instructor for executive leadership training for Deloitte. From 1999 to 2001, she served as the Chief Financial Officer of Capital Markets Company and from 1995 to 1999 was Chief Financial Officer and Vice President of Booz Allen Hamilton Holding Corporation (formerly Booz-Allen Hamilton Inc.)  Previously, she served as Senior Vice President of Enterprise Integrated Risk Management and Control of Prudential Insurance Company of America from 1994 to 1995, President of Prudential Asset Management Company from 1992 to 1994, President of Prudential Power Funding from 1989 to 1992 and Corporate Treasurer of Prudential from 1983 to 1989. She joined Prudential in 1983 in the Corporate Finance Department after spending eight years at The Chase Manhattan Bank in credit and lending.

Ms. Goss has served as a director of numerous corporations, including, currently, American Water Works Company, Inc., Neuberger Berman Mutual Funds and Berger Group Holdings, Inc. Previously, she served on the boards of Ocwen Financial Corp., Parsons Brinckerhoff Group Inc. (also known as Parsons Brinckerhoff, Inc.), Channel Reinsurance Ltd., Claire’s Stores, Inc., Foster Wheeler Corporation, IBJ Whitehall Business Credit Corporation and Dexter Corporation and was on the Metropolitan Regional Board of The Chase Manhattan Bank.

Ms. Goss brings to the Board extensive experience in the financial services industry as well as expertise on corporate governance and enterprise risk management matters. The Board also benefits from her perspective as a current and former director of other companies.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Stephen R. Herbert

Director

Steven R. Herbert, age 64, joined the Company’s Board of Directors on April 11, 1997 and also serves as Chair of the Company’s Audit and Evaluation Committee. Mr. Herbert is a partner of Locke & Herbert and Of Counsel with Sutherland Asbill & Brennan LLP. Mr. Herbert counsels insurance and financial services companies and various insurance distributors, including life, annuity (fixed and variable) and health insurance providers, on the complexities of state insurance regulatory law. Mr. Herbert focuses on regulatory matters, including sales and market conduct, product development, preparation and filing, producer licensing and appointment, agent compensation, corporate governance, corporate transactions, business agreements, investments, claims, litigation and reinsurance. Mr. Herbert also advises in matters relating to forming, licensing, regulating and operating life insurance and annuity companies and their products, with a heavy concentration on New York law.

Mr. Herbert has been in private practice for more than 25 years. Prior to joining Sutherland, he served as vice president, general counsel and secretary at a New York-based, 50-state licensed life insurance company. Mr. Herbert also was general counsel for a New York state life insurance company trade association and assistant general counsel for a New York life insurance and financial services company.

Ms. Herbert brings to the Board extensive legal and regulatory experience in the financial services industry, including extensive experience with New York laws and regulations.

Marc B. Olson

Director and Vice President, Financial Consulting

Marc B. Olson, age 42, joined the Company’s Board of Directors on May 6, 2006 and also serves as the Company’s Vice President, Financial Consulting. In this role, Mr. Olson partners with Allianz Life and the Company’s business units to set and achieve business and financial goals. Mr. Olson also manages corporate planning, strategy and financial activities. Mr. Olson joined Allianz Life in 2004, serving as a principal analyst and assistant vice president in the financial planning and analysis area prior to becoming the Vice President, Controller, in February 2008 and Vice President, Consulting, in November 2010. Mr. Olson earned a Bachelor of Arts Degree in Business Administration from Washington University in St. Louis. Mr. Olson also earned a Master of Business Administration degree in the Executive MBA program from the University of St. Thomas.

Mr. Olson brings to the Board extensive experience with the Company’s business and financial goals and corporate planning and strategy.

Gary A. Smith

Director

Gary A. Smith, age 55, joined the Company’s Board of Directors on May 10, 2005. Mr. Smith is Co-Founder and Senior Partner of Ivy Planning Group (Ivy), a 22-year-old management consulting and training company specializing in strategy, diversity, leadership and change management. Ivy is recognized as one of the Top 50 minority-owned companies by DiversityBusiness.com and received the Working Woman magazine Entrepreneurial Excellence Award. Mr. Smith has over 25 years of strategy, technology, management consulting and executive coaching to large private sector and government organizations. He has successfully developed and implemented strategies, led teams, and served the needs of a wide spectrum of clients, experiencing best practices in management consulting in multiple venues.

Mr. Smith co-founded Ivy after a successful career managing sales, marketing, and technical organizations, including IBM, where he held Marketing and Technical positions; Amdahl Corporation, where he served as an Account Executive; Masstor Systems, where he served as Director of U.S. Operations; Comdisco Inc., where he served as Director of Federal Marketing; and Technical Software Services, where he served as Vice President and Chief Operating Officer.

Mr. Smith has served on the Boards of the Capital Chapter of Strategic Leadership Forum, The International Society for Strategic Management, the Strategic Planning Board and Lakewood Country Club. Mr. Smith received his Bachelor of Arts degree in political science from Yale University.

Mr. Smith brings to the Board extensive experience in management consulting and diversity initiatives. The Board also benefits from his perspective as a current and former director of other companies.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Giulio Terzariol

Director, Senior Vice President and Chief Financial Officer

Giulio Terzariol, age 42, joined the Company’s Board of Directors on April 26, 2009. Mr. Terzariol currently serves as Senior Vice President, Chief Financial Officer and Treasurer of Allianz Life and Chief Financial Officer and Treasurer of the Company. In this role, Mr. Terzariol is responsible for all finance and risk management functions, with oversight of the controller, tax, treasury and enterprise data intelligence areas. Prior to joining Allianz Life and the Company, Mr. Terzariol served as Regional Chief Financial Officer for Allianz Insurance Management Asia Pacific in Singapore from 2005 to 2007. Prior to that, Mr. Terzariol spent seven years with Allianz SE in Munich, Germany as a financial analyst and then as Head of International Insurance Unit within the Group Planning and Controlling Division. Mr. Terzariol started his career in the insurance business in 1996 with Generali as part of their two-year international training program.

Mr. Terzariol brings to the Board extensive financial services and insurance industry experience and his general knowledge and experience in financial matters, including serving as Chief Financial Officer of Allianz Life and the Company.

Steven J. Thiel

Director and Vice President, Appointed Actuary

Steven J. Thiel, age 44, joined the Company’s Board of Directors on November 13, 2012 and also serves as Vice President, Actuarial Reporting and Analysis of Allianz Life and Vice President, Appointed Actuary of the Company. In this role, Mr. Thiel leads a team responsible for accurate and timely reporting of the actuarial balances for Allianz Life and the Company. He is accountable for analyzing aspects of the financial performance and delivering key projects that drive financial strength and stability

Mr. Thiel joined Allianz Life in 2008. Prior to joining Allianz Life, Mr. Thiel was assistant vice president of reinsurance for Sun Life Financial, where he directed the financial reporting and analysis function of the business reinsurance group. Prior to that, he served as an actuary for Allstate Life Insurance Company, where he was accountable for providing financial analysis and oversight for activities involving a captive distribution channel. Mr. Thiel earned a Bachelor of Business Administration degree with double major in Actuarial Science and Risk Management and Insurance from the University of Wisconsin-Madison. He is a fellow in the Society of Actuaries and a member of the American Academy of Actuaries.

Mr. Thiel brings to the Board extensive experience in actuarial and financial performance matters.

EXECUTIVE OFFICERS

The current executive officers (other than Messrs. White, Terzariol and Burns, whose biographies are included above in the Board of Directors information) are as follows:

Gretchen Cepek

Chief Legal Officer and Secretary

Gretchen Cepek, age 46, joined Allianz Life in 2009, and currently serves as Senior Vice President, General Counsel and Secretary of Allianz Life and Chief Legal Officer and Secretary of the Company. In this role, Ms. Cepek is responsible for the legal and compliance departments as well as government relations and the special investigations unit. Prior to her current role, Ms. Cepek served as Vice President, Legal Business/Operations/Distribution, of the Company from 2009 to February 2012. Prior to joining Allianz Life, Ms. Cepek served as Counsel at Woodbury Financial Services from 2005 to 2009. Prior to joining Woodbury Financial, Ms. Cepek spent 13 years with the law firm of Querrey & Harlow, Ltd. from 1992 to 2005, where she served as a law clerk, associate attorney and then as a shareholder. Ms. Cepek received her J.D. from Valparaiso University School of Law in 1993.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Cathy A. Mahone

Chief Administrative Officer

Cathy Mahone, age 49, serves as the Senior Vice President, Chief Administrative Officer of Allianz Life and Chief Administrative Officer of the Company. In this role, Ms. Mahone is responsible for Enterprise Operations, IT, Compliance, and other strategic corporate initiatives. Prior to becoming Chief Administrative Officer, Ms. Mahone served as Senior Vice President of Enterprise Operations for Allianz Life, where she led the division to achieve several awards for service quality, including the 2011 Financial Intermediary Service Quality Award.

Prior to joining Allianz Life, Ms. Mahone served as vice president of the Operations Project Management Office at Ameriprise Financial. In her more than 20-year tenure with Ameriprise, Ms. Mahone held a variety of leadership positions in Operations, Distribution, and Marketing. Ms. Mahone earned a Bachelor of Arts degree in mass communications from the University of Minnesota and a Master’s degree in business communications from the University of St. Thomas. Ms. Mahone also holds her FINRA Series 7 and 24 securities registrations.

Neil H. McKay

Senior Vice President, Chief Actuary

Neil H. McKay, age 52, joined the Company in 1999 and currently serves as Senior Vice President, Chief Actuary, of Allianz Life and Chief Actuary of the Company. In this role, Mr. McKay is responsible for all of the actuarial functions of the Company, including the actuarial assumptions underlying Allianz Life’s and the Company’s products and the rate setting associated with existing and new products. Prior to joining Allianz Life, Mr. McKay served in a variety of roles at LifeUSA Holding Company (prior to its merger with Allianz Life) from 1990 to 1999, culminating in the position of Vice President of Finance. Prior to that, Mr. McKay held the position of Assistant Product Actuary from 1984 to 1990 for Security Life of Denver, in Denver, Colorado.

Carsten Quitter

Chief Investment Officer

Carsten Quitter, age 49, joined Allianz Life and the Company in 2011, and currently serves as Senior Vice President, Chief Investment Officer, of Allianz Life and Chief Investment Officer of the Company. In this role, Mr. Quitter is responsible for investment management, liquidity planning, hedging and trading the insurance assets for Allianz Life, the Company, Fireman’s Fund Insurance Company, Allianz Global Corporate and Specialty and Allianz Mexico. Prior to joining Allianz Life and the Company, Mr. Quitter served as the chief investment manager and head of risk management for Allianz Switzerland. Mr. Quitter joined Allianz Switzerland in 2005 as head of asset liability management. Prior to that, Mr. Quitter spent eight years with Swiss Re in a variety of executive positions, including managing director and chief operating officer of new markets. Mr. Quitter also served as a partner with Zimmermann & Partner, a consulting firm for the re-insurance industry.

Robert DeChellis

Field Senior Vice President, Broker Dealer Distribution

Robert DeChellis, age 47, joined Allianz Life in 2006 and currently serves as Field Senior Vice President, Broker Dealer Distribution, of Allianz Life, Field Vice President, Broker Dealer Distribution, of the Company and President of Allianz Life Financial Services, LLC. In these roles, Mr. DeChellis is responsible for sales and distribution of Allianz Life’s and the Company’s products, including variable annuities, fixed indexed annuities and advisory annuities through broker-dealers and other financial institutions. Prior to joining Allianz Life, Mr. DeChellis served as Executive Vice President of the Retail Annuities Division of Travelers Life & Annuity. Prior to that, Mr. DeChellis served as Executive Vice President and national sales manager for Jackson National Life Distributors, Inc. Before joining the annuity industry, Mr. DeChellis spent 13 years in asset management, holding positions with firms including Goldman Sachs and Lord Abbett.

Allianz Index Advantage® New York Prospectus – June 3, 2014

CORPORATE GOVERNANCE

Committees of the Board

The Executive Committee of the Board (“Executive Committee”) is currently composed of Messrs. White (Chair), Terzariol and Herbert. The function of the Executive Committee is to exercise the authority of the Board in the management of the Company between meetings of the Board, with the exceptions set forth in the Company’s By-Laws. The Executive Committee did not hold any formal meetings in 2013.

The Audit and Evaluation Committee of the Board is currently composed of Messrs. Herbert (Chair), Clark and Smith. The Audit Committee is responsible for recommending the selection of independent certified public accountants, reviewing the Company’s financial condition and the scope and results of the independent audit and any internal audit, nominating candidates for director for election by shareholders, evaluating the performance of officers deemed by the Audit and Evaluation Committee to be principal officers of the Company and recommending to the Board of Directors the selection and compensation of such principal officers and any plan to issue options to its officers and employees for the purchase of shares of stock  The Audit Committee met two times in 2013.

The Conflict of Interest Committee of the Board is currently composed of Messrs. White (Chair), Herbert and Ms. Cepek. The Conflict of Interest Committee assists the Company in addressing ethics and conflict of interest matters. The Conflict of Interest Committee met once in 2013.

The Finance Committee of the Board is currently composed of Messrs. Olson (Chair), Clark and Thiel. The Finance Committee is responsible for exercising all the powers of the Board of Directors with respect to the investments of the funds of the Company. The Finance Committee met two times and acted twice by written action in 2013.

Independence of Certain Directors

The Company is not subject to the independence standards of the New York Stock Exchange. Applying the independence standards of the Model Audit Rule to the current members of the Company’s Board of Directors, the Board of Directors has determined that Mr. Clark, Mr. Doyle, Ms. Goss, Mr. Herbert and Mr. Smith are “independent” under the Model Audit Rule.

Code of Ethics

All of our officers and employees, including our Chief Executive Officer, President, Chief Financial Officer and Controller, are subject to the Company’s Code of Ethics.

Section 16(a) Beneficial Ownership Reporting Compliance

Not applicable.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our “Named Executive Officers.” Allianz Life of New York is a subsidiary of Allianz Life.  Each of our NEOs is employed and compensated by Allianz Life based on the allocable portion of their time spent on Allianz Life of New York matters.  The allocable portion of time devoted by each of our NEOs to Allianz Life of New York matters during the year ended December 31, 2013 is set forth below and hereafter referred to as the “Allocation Percentages.”  For 2013, our Named Executive Officers were:

Name	Title	Allocation Percentage
Walter White	Chairman and Chief Executive Officer	1.73%
Giulio Terzariol	Chief Financial Officer and Treasurer	1.73%
Thomas Burns	President	1.73%
Neil McKay	Senior Vice President and Chief Actuary of Allianz Life	1.73%
Robert DeChellis	Field Senior Vice President, Broker Dealer Distribution of Allianz Life	4.20%

The details of each Named Executive Officer’s compensation may be found in the Summary Compensation Table and other compensation tables included in this Executive Compensation discussion.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Executive Summary

Our compensation programs are intended to align our NEOs’ interests with those of our stockholder by rewarding performance that meets or exceeds the goals established by the Compensation Committee of AZOA Services Corporation, which is tasked with establishing the executive compensation philosophy for the Company and its affiliates. In line with our compensation philosophy described below, the total compensation received by our NEOs will vary based on individual and corporate performance in light of our annual and long-term performance goals. Our NEOs’ total compensation is composed of a mix of annual base salary, annual cash awards based on corporate objectives and executive performance factors and long-term equity incentive awards in the form of restricted stock units of the equity securities of Allianz SE, our ultimate parent company.

Compensation Philosophy and Strategy

Overview

The overriding goal of our executive compensation program is to attract, retain and motivate top-performing executive officers who will dedicate themselves to our long-term financial and operational success and the long-term success of our affiliates, including our parent company, Allianz SE. To this end, we have structured our executive compensation program to foster a pay-for-performance management culture by:

•
providing total compensation opportunities that we believe are competitive with the levels of total compensation available at the large diversified financial services companies with which we most directly compete in the marketplace;

•
setting performance metrics and objectives for our variable compensation arrangements that reward executives for attaining both annual targets and medium-range and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;

•
establishing equity-based arrangements that align our executives’ financial interests with those of Allianz SE by ensuring our executives have a material financial stake in the equity value of Allianz SE and the business success of its affiliates; and

•	structuring compensation packages and outcomes to foster internal pay equity.

Allianz Index Advantage® New York Prospectus – June 3, 2014

 Compensation Components

To support this pay-for-performance strategy, our total compensation program provides a mix of compensation components that bases the majority of each executive’s compensation on our success and on an assessment of each executive’s overall contribution to that success.

Compensation Element	Description	Objective
Base Salary
Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities.
For NEOs, increases are generally provided in the case of a significant increase in responsibilities or a significant discrepancy vs. the market.
Attract and retain high-caliber leadership
Annual Incentive Plan	Incentive compensation that promotes and rewards the achievement of annual performance objectives through awards under the AZOA Services Corporation Annual Incentive Plan (the “AIP”).	Link compensation to annual performance results Attract, motivate and retain high-caliber leadership Align the interests of NEOs and shareholders
Long-Term Incentives
Incentive compensation that promotes and rewards the achievement of long-term performance objectives through awards under the AZOA Services Corporation Long-Term Performance Unit Plan (the “ALTPUP”). In the case of our Chief Executive Officer, Walter White, he is eligible to receive annual awards through the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP.
Link compensation to performance results Attract, motivate and retain high-caliber leadership Align the interests of NEOs and shareholders
Performance-Based Equity Incentives
Incentive compensation through restricted stock unit awards made under the Allianz Equity Incentive Plan (“AEI”) that promotes and rewards the achievement of our senior executive officers. The AEI replaced the Allianz Group Equity Incentives 2007 plan.
Attract and retain high-caliber leadership. Align the interests of NEOs and shareholders. Provide market competitive compensation
Severance Arrangements	Severance payments to employees, including NEOs, under certain company-initiated termination events.	Compensate employees for situations where the employee’s position is eliminated as a result of outsourcing, merger or other corporate transaction
Perquisites-Benefits
Perquisites provided to our NEOs include employer matching contributions to the NEOs’ 401(k) plans and may also include the payment of life insurance premiums, relocation reimbursements, reimbursements for financial planning and tax preparation services and reimbursements of spousal travel expenses.
Provide market competitive compensation
In addition, we offer all employees, including our NEOs, broad-based benefits, including comprehensive medical, dental and vision insurance, group term life insurance and participation in our 401(k) plan.

Allianz Index Advantage® New York Prospectus – June 3, 2014

How Compensation Decisions Are Made

Role of the Board of Directors and Compensation Committee

The framework governing the executive compensation policies for the Allianz Group of Companies in North America (“Allianz NA Group”), which includes Allianz Life of New York, except as such policies relate to the compensation for the Chief Executive Officer of Allianz Life of New York, is set through the Board of Directors of AZOA Services Corporation (“ASC”). The Board of Directors has delegated the following responsibilities to the Compensation Committee of the Board of Directors:

•
In consultation with senior management, establish the general compensation philosophy and strategy of the Allianz NA Group and oversee the development and implementation of compensation, benefit and perquisite programs for corporate executives consistent with the principles of ensuring that leadership is compensated effectively in a manner consistent with the stated compensation strategy, internal equity considerations, competitive practices, shareholder interests, and the requirements of any applicable regulatory bodies in order to enable the Allianz NA Group to attract and retain high-quality leadership.

•	Review and recommend to the Board of Directors the establishment of, or material modification to, any executive incentive compensation plans or programs for the Allianz NA Group.

•
Review and recommend to the Board of Directors the approval of any special benefits, perquisites or compensation contracts in effect for, or offered to, any prospective, current or former Allianz NA Group employee, regardless of the employee’s level or assignment within the Allianz NA Group. Such benefits and perquisites are those that are unusual or different than the benefits offered to all similarly-situated employees.

•
Review and recommend to the Board of Directors any employment agreements or any severance, change in control or similar termination arrangements or agreements proposed to be made with any prospective, current or former employee of any Allianz NA Group company. This does not include special termination agreements, separation or settlement agreements negotiated in connection with and at the time of termination of an executive’s employment.

•
In consultation with senior management, ensure that any Allianz NA Group plans are fiscally responsible, consistent with good management practices and in the best interest of the Allianz NA Group and the shareholders. Review and recommend to the Board the adoption of, or amendment to, any such Plan.

•	Review and ratify compensation decisions.

•	Make Group-wide comparisons of compensation decisions and ensure adherence to Group Standards and German regulations.

The Compensation Committee will at all times be composed of at least three directors of ASC who are appointed by the full Board of Directors of ASC. The Compensation Committee currently consists of the following directors: Gary Bhojwani, Walter White and Andrew Torrance. The Compensation Committee also utilizes an internal compensation consultant to provide advice to the Compensation Committee regarding market trends in compensation policies at competing companies and on a more macro level.

Following its review and discussion, the Compensation Committee produces and submits a report on executive compensation to the Board of Directors. The report on executive compensation provides recommendations to the Board of Directors for its discussion and approval.

Role of the Chief Executive Officer

Our Chief Executive Officer assists the Compensation Committee in its review of the total compensation of all the Named Executive Officers except himself. He provides the Compensation Committee with his assessment of their performances relative to the corporate and individual goals and other expectations set for them for the preceding year. He then provides his recommendations for each NEO’s total compensation and the appropriate goals for each in the year to come. However, the Compensation Committee is not bound by his recommendations.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Role of Allianz Life’s Human Resources

Allianz Life Human Resources supports the Board of Directors and the Compensation Committee on executive compensation matters by being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Human Resources’ efforts include, among other things:

•	evaluating the compensation data from industry groups, national executive pay surveys and other sources for the NEOs and other executive officers as appropriate;

•	gathering and correlating performance ratings and reviews for individual executive officers, including the NEOs;

•	reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and

•	reporting to, and answering requests for, information from the Compensation Committee.

Human Resources officers also coordinate and share information with their counterparts at Allianz SE.

Use of Competitive Compensation Data

Because we compete most directly for executive talent with other large diversified financial services companies, we regard it as essential to regularly review the competitiveness of our total compensation program for our executives to ensure that we are providing compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by other companies that participate in the compensation surveys with which we participate. We rely primarily on external market general surveys of corporate compensation and benefits published by various national compensation consulting firms, especially salary surveys focus on insurance companies. In addition, other factors taken into account include the average revenues and number of employees of companies that participate in such surveys.

All these information sources are employed to measure and compare actual pay levels not only on an aggregate, total compensation basis but by breaking down our total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the surveyed companies. This information, as collected and reviewed by the Human Resources department of ASC, is submitted to the Compensation Committee for review and discussion.

Internal Pay Equity Analysis

Our compensation program is designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, we believe it is important to compare compensation paid to each NEO not only with compensation paid by the surveyed companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.

Components of Total Compensation For Our NEOs

We provide total compensation to our NEOs that consists of several components. These components include the three components of our total compensation program (i.e., base salary, annual and multi-year incentives and equity) as well as: (i) retirement, health and other benefit programs, (ii) severance benefits and (iii) perquisites.

Base Salary

Our philosophy is to make base salary a relatively small portion of the overall compensation package for our NEOs, which we believe is common in the industry in which we operate. The amount of the base salary awarded to NEOs is based on the position held, the NEO’s career experience, the scope of the position’s responsibilities and the NEO’s own performance, all of which are reviewed with the aid of market survey data. Using this data, we maintain a 50th percentile pricing philosophy, comparing our base salaries against the median for comparable salaries at surveyed companies, unless exceptional conditions require otherwise.

NEO compensation is determined based on the achievement of specific corporate and individual performance objectives. In determining the amount of each NEO’s base salary, the Compensation Committee considers the scope of their responsibilities, taking into account available competitive market compensation paid by other companies for similar positions. With respect to the base salary of our Chief Executive Officer, the Chairman of the Compensation Committee considered the Chief Executive Officer’s experience, performance, and contribution to our overall corporate performance when determining his base salary for 2013. Base salaries for our other NEOs for 2013 were also set by the Compensation Committee, together with the Chief Executive Officer’s input, based upon each NEO’s individual experience and contribution to the overall performance of our Company, and subject to Compensation Committee reviews.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Annual Incentive Plan

We offer annual cash bonuses to certain of our executive officers under the Annual Incentive Plan (the “AIP”). The AIP is designed to improve the performance and profitability of the Company by motivating employees to accomplish organizational objectives and financial goals set forth by the Compensation Committee of ASC. The AIP seeks to accomplish this purpose by providing a bonus opportunity to eligible employees. Bonus awards that may be paid pursuant to the AIP are wholly within the sole discretion of the Compensation Committee of ASC and are intended to:

•	Reward the performance of participants who have made significant contributions during the prior year to the achievement of the Company's annual goals and objectives;

•	Provide an incentive that will encourage superior individual performance; and

•	Encourage the retention of employees who are anticipated to significantly contribute to the future success of the Company.

Over the course of the year, the Compensation Committee, together with input from our Chief Executive Officer, developed a specific amount of cash awards to be made pursuant to the AIP to executive officers, including our NEOs, for the 2013 operating year. The amount determined to be available for such awards was at the discretion of the Compensation Committee and was dependent upon many factors as outlined previously, including, but not limited to, our current financial performance and performance related contributions of our NEOs in achieving our performance objectives.

Targeted levels of bonus awards made pursuant to the AIP for our NEOs were established by the Compensation Committee based on a number of factors related to the Company’s performance and the performance of the NEO. Maximum bonus awards made to our NEOs except for Walter White pursuant to the AIP were set at a level equal to two times the target amount for each NEO. The maximum bonus award under the AIP for Walter White was set at a level equal to 165% of the target amount established by the Compensation Committee. See footnote (2) to the Summary Compensation Table for the specific amounts awarded to each NEO for the year ended December 31, 2013.

Long-Term Incentives

The purpose of the AZOA Services Corporation Long-Term Performance Unit Plan (the “ALTPUP”) is to advance the interests of the Allianz NA Group, including the Company, and their respective shareholders. The ALTPUP seeks to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of each Allianz NA Group company who contribute significantly to the company's long-term performance. Such incentive shall be in the form of Long-Term Performance Units ("ALTPUP Units"), which are contingent awards, subject to the terms, conditions and restrictions described in the ALTPUP and the Award Agreement under which such awards are made, by which participants in the ALTPUP may become entitled to receive cash upon the redemption of the ALTPUP Units. The award of ALTPUP Units is discretionary and any payments from the ALTPUP are intended to:

•	Reward the performance of participants who have made significant contributions to the achievement of the Company's goals and objectives,

•	Provide an incentive that will encourage superior individual performance in the future, and

•	Encourage the retention of participants who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of the Company.

The Compensation Committee reviewed the performance of our NEOs following the end of our 2013 fiscal year relative to the long-term equity incentive and retention awards program the Compensation Committee administers.

Targeted levels of bonus awards made pursuant to the ALTPUP for our NEOs were established by the Compensation Committee based on a number of factors related to the Company’s performance and the performance of the NEO. Maximum bonus awards made to our NEOs pursuant to the ALTPUP are set to two times the target amount for each NEO. See footnote (2) to the Summary Compensation Table for the specific amounts awarded to each NEO for the year ended December 31, 2013.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Our Chief Executive Officer receives cash awards pursuant to the terms of the Mid-Term Bonus Plan instead of the ALTPUP. The Mid-Term Bonus Plan covers business performance over a non-rolling three-year period. The minimum payout is zero and the maximum payout is 165% of the target amount set by the Compensation Committee. Target award amounts generally focus on performance of the Company, including its growth and operating profit and achievement of goals set by Allianz NA group. At the end of each three-year period, the performance of the Allianz NA Group and each company thereunder are assessed, along with relevant comparable company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and approved by the respective Compensation Committee.

Performance-Based Equity Incentives

Allianz Equity Incentive Plan

The Allianz Equity Incentive Plan (“AEI”) is (a) one part of the variable compensation element for senior executives and provided under the Allianz Sustained Performance Plan (“ASPP”) or (b) offered by an Allianz NA Group Company to selected senior employees as an additional part of their variable compensation on a case to case basis. The AEI is granted in the form of restricted stock units of Allianz SE (“RSUs”). An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash, stock, or other consideration at the sole discretion of the company. RSUs are subject to a four-year vesting period. At the end of the four-year period, the RSUs are exercised uniformly for all participants, provided they remain employed by the Allianz NA Group or are pensioners. The cap on the amount of the payout upon exercise of the RSU is 200% for all NEOs except for Walter White, in which case the cap on the amount of the payout upon exercise of the RSU is 165%.

Benefit Perquisites

We provide our NEOs with certain limited perquisites. All of our employees, including our NEOs, may participate in our qualified 401(k) plan. We generally provide our executive officers, including our NEOs, with a matching contribution up to $19,125 annually. In addition we provide excess liability insurance coverage to all of our NEOs and provide financial planning and tax preparation services, relocation reimbursements and reimbursements of spousal travel expenses to certain of our NEOs. The incremental costs of perquisites for the NEOs during 2013 are included in the column entitled “All Other Compensation” in the Summary Compensation Table included herein.

Change in Control and Severance Arrangements

Allianz Life has entered into an Executive Severance Agreement with our Chairman and Chief Executive Officer, Walter White, which is described in the section of the prospectus entitled, “Executive Compensation - Severance and Change in Control Arrangements.” We have not entered into any other specific severance or change in control agreements with any of our NEOs.

The remainder of our NEOs are subject to severance payments under either the Executive Severance Plan or the Severance Allowance Plan.  If an NEO is eligible to receive severance payments pursuant to the Executive Severance Plan, he or she is not eligible to receive severance payments under the Severance Allowance Plan.

Executive officers that have the title of Senior Vice President or above and report directly to a senior executive officer at a specific level are eligible to receive severance allowance benefits under the Executive Severance Plan.  For the year ended December 31, 2013, the NEOs eligible for severance benefits under this plan were Giulio Terzariol, Thomas Burns and Neil McKay.  Pursuant to the Executive Severance Plan, eligible executive officers who are involuntarily terminated will receive a lump sum cash payment equal to one and one-half times their “annual base pay” in effect at the time of termination.  Annual base pay, for purposes of this agreement, equals base salary and excludes special payments, such as bonuses, expense reimbursements, living or other allowances.

All of our employees, including our NEOs, who are not eligible to receive severance benefits under the Executive Severance Plan, are subject to severance payments under the Severance Allowance Plan.  For the year ended December 31, 2013, the NEO eligible for severance benefits under this plan was Robert DeChellis.  The Severance Allowance Plan provides that employees who are terminated for certain company-initiated reasons are eligible to receive a severance payment in an amount based on the employee’s weekly base pay multiplied by the number of weeks set forth in the Severance Allowance Plan. Employees are generally eligible for severance payments if they are terminated for the following reasons:

•	Employee’s position is eliminated by the Company;

•	Employee’s position is outsourced; or

•	Employee’s position is eliminated in connection with a sale or merger or other corporate transaction.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Other than the Executive Severance Plan and the Severance Allowance Plan, which are described above, our NEOs (except for Walter White) are not eligible for severance or change in control payments. Certain of our executive officers receive offer letters which set forth the terms relating to base salary, sign-on incentives and equity compensation. However, the Company does not view these offer letters as employment agreements as each offer letter states that employment with the Company is “at will.”

Other Compensation Policies

Tax and Accounting Implications

Stock-Based Compensation. We account for stock-based compensation, including SARs and RSUs granted pursuant to Allianz equity programs, in accordance with the requirements of FASB ASC Topic 718. Under the FASB ASC Topic 718, we estimate the fair value of our SAR awards at the date of grant using the Black-Scholes-Merton option-pricing model, which requires the use of certain subjective assumptions. The most significant of these assumptions are our estimates on the expected term, volatility and forfeiture rates of the awards. Forfeitures are not estimated due to our limited history but are reversed in the period in which forfeiture occurs. As required under the accounting rules, we review our valuation assumptions at each grant date and, as a result, are likely to change our valuation assumptions used to value stock-based awards granted in future periods. We estimate the fair value of our RSU awards based on grant date market closing price.

Deductibility of Executive Compensation. When analyzing both total compensation and individual elements of compensation paid to our NEOs, the Compensation Committee considers the income tax consequences to the Company of its compensation policies and procedures. In particular, the Compensation Committee considers Section 162(m) of the Internal Revenue Code, which limits the deductibility of non-performance-based compensation paid to certain of the NEOs to $1,000,000 per affected NEO. The Compensation Committee intends to balance its objective of providing compensation to our NEOs that is fair, reasonable, and competitive with the Company’s capability to take an immediate compensation expense deduction. The Board believes that the best interests of the Company and its stockholders are served by executive compensation programs that encourage and promote the Company’s principal compensation philosophy, enhancement of stockholder value, and permit the Compensation Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, the Company may from time to time pay compensation to its NEOs that may not be fully tax deductible, including certain bonuses and RSU awards. SARs granted under our ALTPUP are intended to qualify as performance-based compensation under Section 162(m) and are generally fully deductible. We will continue to review the Company’s executive compensation plans periodically to determine what changes, if any, should be made as a result of the limitation on deductibility.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Summary Compensation Table

The following table sets forth the compensation paid by Allianz Life during the year ended December 31, 2013 to our principal executive officer, our principal financial officer and each of the three highest paid executive officers (collectively, the “Named Executive Officers” or “NEOs”) who are involved in the management and operations of Allianz Life of New York, based on the Allocation Percentage assigned to each.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)(1)	(f)	(g)(2)	(h)	(i)(5)	(j)
Walter White Chairmant and Chief Executive Officer	2013	$13,840	N/A	$19,188	N/A	$38,376(3)	N/A	$456	$71,860
Giulio Terzariol(4) Chief Financial Officer and Treasurer	2013	$8,062	N/A	$8,494	N/A	$13,331	N/A	$13	$29,901
Thomas Burns President	2013	$10,121	N/A	$9,013	N/A	$15,086	N/A	$337	$34,557
Neil McKay Senior Vice President and Chief Actuary of Allianz Life	2013	$8,477	N/A	$7,699	N/A	$12,785	N/A	$343	$29,303
Robert DeChellis Field Senior Vice President, Broker Dealer Distribution of Allianz Life	2013	$16,800	N/A	$5,376	N/A	$28,770	N/A	$7,675	$58,621

(1)
Represents the grant date fair value of the restricted stock units (“RSUs”) issued pursuant to the Allianz Equity Incentives plan. The RSUs vest over a four-year period.  The RSUs issued in 2013 have a March 2017 exercise date. The grant price of the RSUs was the market value of Allianz SE’s shares on the grant date. These numbers show the amount realized for financial reporting purposes as calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of the common stock of Allianz SE on the date of grant, which is then recognized over the requisite service period of the award.

(2)	Includes the following payments made pursuant to the AIP and the ALTPUP.

Name and Principal Position	Grants made pursuant to the AIP	Grants made pursuant to the ALTPUP
Walter White	$19,188	$19,188
Giulio Terzariol	$8,494	$4,837
Thomas Burns	$9,013	$6,072
Neil McKay	$7,699	$5,086
Robert DeChellis	$22,050	$6,720

(3)	Walter White, as Chief Executive Officer, participates in the global Mid-Term Bonus Program rather than the ALTPUP.

(4)	Mr. Terzariol also participates in certain plans maintained by Allianz SE that are not part of Allianz Life of New York’s compensation program.

(5)	The following table provides additional details regarding compensation found in the “All Other Compensation” column.

Name	Spousal Travel(6)	Relocation(7)	Tuition(8)	Life Insurance Premiums	Employer Match to 401(k) Plan	Total
Walter White	$110	--	--	$16	$331	$456
Giulio Terzariol	--	$1	--	$12	--	$13
Thomas Burns	--	--	--	$6	$331	$337
Neil McKay	--	--	--	$12	$331	$343
Robert DeChellis	-	$3,757	$3,168	$15	$735	$7,675

(6)	Represents reimbursement or payments made to defray the costs of a spouse’s travel.

(7)	Represents reimbursement or payments made to defray the cost of relocation expenses.

(8)	Represents reimbursement or payments made to defray the cost of Executive MBA tuition expenses.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Performance-Based Incentive Compensation Plans

Allianz Equity Incentive Plan (AEI)

The Allianz Equity Incentive Plan is designed to recognize senior employees’ continuous employment with the Company or any member of the Allianz NA Group, and serves as an incentive to continue in employment. Grants and payments under the AEI are made to employees that (i) hold a valid employment contract with the Company at the date of grant, (ii) stay with the Company or any member of the Allianz NA Group during the vesting period of the RSU and (iii) have not given or received notice terminating his or her office or employment. The securities issuable under the AEI are restricted stock units, or RSUs.

An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash or Allianz SE stocks. RSUs issued under the AEI are subject to a four-year vesting period. At the end of the four-year period, the RSUs are exercised uniformly for all participants, provided they remain employed by the Allianz NA Group or are pensioners. The cap on the amount of the payout upon exercise of the RSU is 200% for all NEOs except for Walter White, in which case the cap on the amount of the payout upon exercise of the RSU is 165%.

Allianz Annual Incentive Plan (AIP)

The Allianz Annual Incentive Plan is designed to improve the performance and profitability of the Company by motivating employees to accomplish organizational objectives and financial goals set forth by the Company. The plan is intended to provide an incentive that will encourage superior individual performance and encourage retention of employees who are anticipated to significantly contribute to the future success of the Company. The plan seeks to accomplish this purpose by providing a bonus opportunity to eligible employees who have made significant contributions during the plan year to the achievement of the Company's annual goals and objective.

The ASC Compensation Committee or other duly authorized committee determines allocation of bonus awards to Allianz employees. The guidelines for target awards are meant to be illustrative of competitive market bonuses for similar job levels in the marketplace. While the target awards may be used for illustrative, budget planning or distribution scenarios, all bonus awards are discretionary and are in no way guaranteed.

Allianz Long-Term Performance Plan (ALTPUP)

The Allianz Long-Term Performance Plan is designed to advance the interests of the Company and its stockholders. The plan seeks to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of the Company and its subsidiaries who contribute significantly to the Company's long-term performance. The plan is intended to (i) reward the performance of participants who have made significant contributions to the achievement of the Company's goals and objectives; (ii) provide an incentive that will encourage superior individual performance in the future; and (iii) encourage the retention of participants who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of the Company. In order to be eligible for ALTPUP awards, individuals must be nominated by the business unit and approved by the Compensation Committee. Receipt of an ALTPUP award one year is not a guarantee that an ALTPUP award will be granted in subsequent years.

The ALTPUP incentive is in the form of Long-Term Performance Units (ALTPUP Units), which have a target value of $10.00. The threshold value is $5.00, and the maximum value is $20.00. ALTPUP Units are contingent awards, subject to the terms, conditions and restrictions of the plan by which plan participants may become entitled to receive cash upon the Company's redemption of the Units on the valuation date. The plan consists of three-year award periods with two overlapping periods, and one-third of the ALTPUP Units pay out each year over the three-year award period. The valuation date is December 31 at the end of each performance year, unless the ASC Compensation Committee in its discretion selects an earlier date. The award of Units is discretionary.

Mid-Term Bonus Plan

Our Chief Executive Officer receives cash awards pursuant to the terms of the Mid-Term Bonus Plan instead of the ALTPUP. The Mid-Term Bonus Plan covers business performance over a non-rolling three-year period. The minimum payout is zero and the maximum payout is 165% of the target amount set by the Compensation Committee. Target award amounts generally focus on performance of the Company, including its growth and operating profit and achievement of goals set by Allianz NA group. At the end of each three-year period, the performance of the Allianz NA Group and each company thereunder are assessed, along with relevant comparable company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and approved by the respective Compensation Committee.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Allianz Group Equity Incentives Plan (GEI) 2007

The Allianz Group Equity Incentives has been replaced by the Allianz Equity Incentive Plan. The GEI was designed to align a portion of the compensation paid to the executive management team of the Allianz NA Group with the interests of its shareholders. Issuances of securities under the GEI were tied to the common stock of Allianz SE which is traded on stock exchanges in Germany, London, Milan, Paris, and Zurich and, through American Depositary Shares, on the New York Stock Exchange. The securities issuable under the GEI were stock appreciation rights, or SARs, and restricted stock units, or RSUs.

Stock Appreciation Rights

A SAR constitutes the right to a payout of the difference between the current price of Allianz SE common stock at the time of exercise by the participant and the grant price of the SAR, paid in cash. SARs issued under the GEI were subject to a two-year vesting period and could only be exercised by recipients at the beginning of the third year after issuance. Such rights expire at the end of the seventh year following issuance. In order for a recipient to be able to exercise a SAR, the recipient must still be employed by the Allianz NA Group or be a pensioner, the value of the Allianz SE common stock must have outperformed the Dow Jones Europe Stoxx Price Index once on five consecutive trading days, and the price of the Allianz SE common stock must have risen by at least 20% over the grant price. The maximum payout to a recipient is capped at 150% over the grant price of the SAR.

Restricted Stock Units

An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash, stocks, or other consideration at the sole discretion of the company. RSUs issued under the GEI were subject to a five-year vesting period. At the end of the five-year period, the RSUs are exercised uniformly for all participants, provided they remain employed by the Allianz NA Group or are pensioners. The maximum payout to a recipient is capped at 200% over the grant price of the RSU.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Grants of Plan-Based Awards

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted during the year ended December 31, 2013, based on the Allocation Percentage assigned to each NEO.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Walter White RSUs (under AEI) AIP Award Midterm Bonus Plan	3/10/2014	-- --	$13,840 $13,840	$22,836 $22,836	--	$13,840	$22,836
Giulio Terzariol RSUs (under AEI) AIP Award ALTPUP Award	3/10/2014	-- --	$4,837 $4,837	$9,674 $9,674	--	$4,837	$9,674
Thomas Burns RSUs (under AEI) AIP Award ALTPUP Award	3/10/2014	-- --	$6,072 $6,072	$12,144 $12,144	--	$6,072	$12,144
Neil McKay RSUs (under AEI) AIP Award ALTPUP Award	3/10/2014	-- --	$5,086 $5,086	$10,172 $10,172	--	$5,086	$10,172
Robert DeChellis RSUs (under AEI) AIP Award ALTPUP Award	3/10/2014	-- --	$21,000 $6,720	$42,000 $13,440	--	$5,376	$10,752

(1)
The target and maximum columns show the target award and maximum award for 2013 for each NEO under the AIP. There is no threshold amount for any participant in the AIP. The actual 2013 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. AIP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.

(2)
The target and maximum columns show the target award and maximum award for 2013 for each NEO under the ALTPUP. Under the ALTPUP, all awards are discretionary.  To the extent that awards are made, the minimum amount of an award will equal at least 50% of the target amount as determined by the Compensation Committee of the Board of Directors of ASC. The actual 2013 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. ALTPUP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.

(3)
RSUs have a vesting schedule as disclosed in the footnotes to the Summary Compensation Table. See “Outstanding Equity Awards at December 31, 2013” for disclosure regarding the number of RSUs that are unvested as of December 31, 2013.

(4)
The target and maximum columns show the target award and maximum award for 2013 for each NEO under the AEI. There is no threshold amount for any participant in the AEI. The actual 2013 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Outstanding Equity Awards at December 31, 2013

The following table sets forth the outstanding equity awards outstanding at the December 31, 2013 fiscal year-end. The table shows stock appreciation rights, or SARs, and restricted stock units, or RSUs, granted pursuant to the Allianz Group Equity Incentive Plan (GEI) and the Allianz Equity Incentive Plan (AEI), based on the Allocation Percentage assigned to each NEO.

	SAR Awards					RSU Awards
Name	Number of Securities Underlying Unexercised SARs Exercisable	Number of Securities Underlying Unexercised SARs Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned SARs	SAR Base Price	SAR Expiration Date	Number of Restricted Stock Units That Have Not Vested	Market Value of Restricted Stock Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Restricted Stock Units That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Restricted Stock Units That Have Not Vested
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)(2)(3)	(h)(4)	(i)	(j)
Walter White	71.968	--	--	--	3/12/2017	95.790 65.532 137.189	$17,249 $11,800 $24,704	--	--
Giulio Terzariol	21.677 68.145	-- --	--	--	3/5/2015 3/10/2017	122.726 83.957 65.602	$22,099 $15,118 $11,813	--	--
Thomas Burns	59.270 74.286	-- --	--	--	3/5/2015 3/10/2017	123.366 89.977 61.000	$22,215 $16,202 $10,984	--	--
Neil McKay	40.949 73.940	-- --	--	--	3/5/2015 3/10/2017	110.616 75.376 56.467	$19,919 $13,573 $10,168	--	--
Robert DeChellis	78.498	--	--	--	3/5/2015	116.676 59.094 48.174	$21,010 $10,641 $8,675	--	--

(1)	There is a two-year vesting period for exercisable securities underlying unexercised SARs.

(2)
Represents unvested restricted stock units issued pursuant to the GEI and the AEI. RSUs issued under the GEI plan during the years 2006 – 2010 are subject to a five-year vesting period from the grant date. RSUs issued under the AEI plan during the years 2011, 2012 and 2013 are subject to a four-year vesting period from the grant date. At the end of the respective vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by the Allianz NA Group or are pensioners.

(3)
For each of the named executive officers, the number of RSUs listed on the first line expire March 2015, the RSUs listed on the second line expire March 2016, and the RSUs listed on the third line expire March 2017.

(4)	Based on an assumed stock price of $180.07 per share, which was the closing stock price of Allianz SE common stock on December 31, 2013, converted from Euros into U.S. dollars.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Option Exercises and Stock Vested in 2013

The following table summarizes the value received from stock option exercises and s

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Walter White	--	--	22.265	$2,391
Giulio Terzariol	10.518	$1,101	10.536	$819
Thomas Burns	28.770	$3,914	26.280	$2,027
Neil McKay	19.878	$2,704	23.372	$2,431
Robert DeChellis	38.094	$5,183	50.694	$3,910

(1)	Represents SARs that were exercised during 2013 pursuant to the GEI. Amounts realized were paid in cash.

(2)
Represents RSUs that were exercised during 2013 pursuant to the GEI. Amounts realized were paid in cash.tock grants vested during the year ended December 31, 2013, based on the Allocation Percentage assigned to each NEO.

Severance and Change in Control Arrangements

Allianz Life Executive Severance Agreement

Allianz Life entered into an Executive Severance Agreement with our Chief Executive Officer, Walter White, dated January 1, 2012, with an expiration date of December 31, 2014. The severance arrangements for Mr. White as Chairman and Chief Executive Officer of Allianz Life of New York are prescribed by the Executive Severance Agreement.

Pursuant to the Executive Severance Agreement, Mr. White is entitled to lump sum cash payments upon separation of $3,000,000 in the event he is terminated without “cause” or resigns for “good reason,” as both terms are defined in the Executive Severance Agreement. In addition, he would be entitled to receive executive career outplacement services for a period of 12 months following termination or resignation. In lieu of continuation of medical and dental benefits at the employee premium rates, the Executive’s lump-sum cash payment shall be increased by $15,000.

In the event that Mr. White is terminated as a result of a “change in control,” as defined in the Executive Severance Agreement, he would be entitled to receive a lump sum cash payment in the amount of $3,000,000. In addition, he would be entitled to receive executive career outplacement services for a period of 12 months following termination or resignation. In lieu of continuation of medical and dental benefits at the employee premium rates, the Executive’s lump-sum cash payment shall be increased by $15,000.

In the event that Mr. White’s employment terminates as a result of permanent and total disability, he would be entitled to receive a lump sum cash payment in the amount of two times his annual base pay, not including any bonus payments, bonus targets or incentive payments, in effect as of the date of termination. In addition, Mr. White would be entitled to all rights and benefits under the AIP, ALTPUP, GEI, ASPP and AEI as of the date of termination.

In the event of Mr. White’s death, his designated beneficiary would be entitled to receive a lump sum cash payment in the amount of two times his annual base pay, not including any bonus payments, bonus targets or incentive payments, in effect as of the date of termination. In addition, Mr. White would be entitled to all rights and benefits under the AIP, ALTPUP, GEI, ASPP and AEI as of the date of termination.

Pursuant to the Executive Severance Agreement, in the event that Mr. White is terminated for any of the reasons noted above, Mr. White agrees that for a period of one-year following the termination date, he would not interfere with the business of the Company by attempting to solicit, induce or otherwise cause any employee, client, prospect or candidate of the Company to terminate his or her relationship with the Company. In addition, Mr. White agrees that for a period of one year following the termination date, he would not directly or indirectly engage or assist others to engage, directly or indirectly, in the life insurance business.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Payments Due Under the Executive Severance Agreement

The following table shows the lump sum payments that would have been payable to Mr. White pursuant to the terms of the Executive Severance Agreement had he been terminated on December 31, 2013.  The amounts below show the aggregate payments that would have been made to Mr. White as of December 31, 2013, not the portion that would have been allocated to Allianz Life of New York based on the Allocation Percentage assigned to him.

Name	Maximum Severance Payable Upon Termination by Company Without Cause or Resignation for Good Reason	Maximum Severance Payable Upon Termination following Change In Control	Maximum Severance Payable Upon Termination by Company as a Result or Permanent and Total Disability	Maximum Severance Payable to Designated Beneficiary in the Event of Death
Walter White President and Chief Executive Officer	$3,015,000	$3,015,000	$4,927,360	$4,927,360

The remainder of our NEOs are subject to severance payments under either the Executive Severance Plan or the Severance Allowance Plan.  If an NEO is eligible to receive severance payments pursuant to the Executive Severance Plan, he or she is not eligible to receive severance payments under the Severance Allowance Plan.  The terms of each of these plans are set forth below.

Executive Severance Plan

Executive officers that have the title of Senior Vice President or above and report directly to a senior executive officer at a specific level are eligible to receive severance allowance benefits under the Executive Severance Plan.  For the year ended December 31, 2013, the NEOs eligible for severance benefits under this plan were Giulio Terzariol, Thomas Burns and Neil McKay.  The purpose of the Executive Severance Plan is to provide severance benefits to executive officers whose employment is involuntarily terminated in order to assist with job transition.  Pursuant to the Executive Severance Plan, eligible executive officers who are involuntarily terminated will receive a lump sum cash payment equal to one and one-half times their “annual base pay” in effect at the time of termination.  Annual base pay, for purposes of this agreement, equals base salary and excludes special payments, such as bonuses, expense reimbursements, living or other allowances.

Severance Allowance Plan

All of our employees, including our NEOs, who are not eligible to receive severance benefits under the Executive Severance Plan, are subject to severance payments under the Severance Allowance Plan.  For the year ended December 31, 2013, the NEO eligible for severance benefits under this plan was Robert DeChellis.  The Severance Allowance Plan provides that employees who are terminated for certain company-initiated reasons are eligible to receive a severance payment in an amount based on the employee’s weekly base pay multiplied by the number of weeks set forth in the Severance Allowance Plan. Employees are generally eligible for severance payments if they are terminated for the following reasons:

•	Employee’s position is eliminated by the Company;

•	Employee’s position is outsourced; or

•	Employee’s position is eliminated in connection with a sale or merger or other corporate transaction.

The following table shows the lump sum payments that would have been payable to each of our NEOs had they been terminated on December 31, 2013 and been eligible for severance payments pursuant to the Executive Severance Plan or the Severance Allowance Plan, as the case may be.  The amounts below show the aggregate payments that would have been made to our NEOs as of December 31, 2013, not the portion that would have been allocated to Allianz Life of New York based on the Allocation Percentage assigned to each.

NEO	Lump Sum Payment
Walter White	N/A(1)
Giulio Terzariol	$699,000
Thomas Burns	$877,500
Neil McKay	$735,000
Robert DeChellis	$292,308

(1)
Mr. White is not eligible to receive payments pursuant to the Severance Allowance Plan. See “Allianz Life Executive Severance Agreement” for information regarding severance payments that Mr. White is eligible to receive upon termination of service.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Director Compensation

The following table provides information on compensation paid to the directors of Allianz Life of New York for the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Walter White2 Chairman and Chief Executive Officer	--	--	--	--	--	--	--
Giulio Terzariol2 Chief Financial Officer and Treasurer	--	--	--	--	--	--	--
Thomas Burns2 President	--	--	--	--	--	--	--
Steven J. Thiel2 Vice President, Appointed Actuary	--	--	--	--	--	--	--
Ronald M. Clark Independent Director	$3,000	--	--	--	--	--	$3,000
Martha Clark Goss Independent Director	$3,000	--	--	--	--	--	$3,000
Stephen R. Herbert Independent Director	$3,000	--	--	--	--	--	$3,000
Marc B. Olson Independent Director	--	--	--	--	--	--	--
Gary A. Smith Independent Director	$3,000	--	--	--	--	--	$3,000
Gene Wilkinson3 Independent Director	$3,000	--	--	--	--	--	$3,000

1	Represents cash compensation provided to our independent directors for the year ended December 31, 2013.

2
As employee directors, Messrs. White, Terzariol, Burns and Thiel do not receive any compensation for their service as directors. The compensation Messrs. White and Terzariol receive as executive officers of the Company is disclosed in the Summary Compensation Table as set forth herein.

3	Mr. Wilkinson resigned from the board of directors effective December 31, 2013. He was replaced, effective January 1, 2014, by Kevin J. Doyle.

Allianz Index Advantage® New York Prospectus – June 3, 2014

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We are an indirect wholly owned subsidiary of Allianz SE. Allianz SE’s principal executive offices are located at Königinstrasse 28, 80802 Munich, Germany. As of March 14, 2014, the directors and executive officers of the Company held less than 1% of Allianz SE’s ordinary shares issued and outstanding.

We are not aware of any arrangements that may at a later date result in a change in control of Allianz Life of New York.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We are a wholly owned subsidiary of Allianz Life, which is a wholly owned subsidiary of AZOA, which in turn is a wholly owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE, our ultimate parent, which is incorporated in Munich, Germany.

Based on the information available to our Chief Legal Officer and to the Board, there have been no transactions between us and any related party since January 1, 2013, nor are any currently proposed, for which disclosure is required under SEC rules.

RISKS ASSOCIATED WITH THE FINANCIAL SERVICES INDUSTRY

There are a number of risks associated with the financial services industry including the insurance industry.

Legal, Regulatory and Tax Risks

We are heavily regulated by the New York Department of Financial Services and other regulators, and changes in existing or new laws and regulations may reduce our profitability and limit our growth.

We are subject to detailed and comprehensive regulation and supervision in New York by the New York Department of Financial Services (“NYDFS”) in jurisdictions in which we do business. The NYDFS has broad administrative powers with respect to all aspects of the insurance business and, in particular, monitors the manner in which an insurance company offers, sells and administers its products. Therefore, we may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations and practices. In addition, insurance laws and regulations are generally intended to protect policyholders, not our shareholders or creditors. Changes in existing insurance laws and regulations may materially affect the way in which we conduct our business and the products we offer.

The NYDFS regulates most aspects of our insurance business. State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things:

•	licensing companies and agents to transact business;

•	calculating the value of assets to determine compliance with statutory requirements;

•	regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

•	establishing statutory capital and reserve requirements and solvency standards;

•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

•	restricting the payment of dividends and other transactions between insurance subsidiaries and affiliates; and

•	regulating the types, amounts, concentrations and valuation of investments.

Our asset management operations are also subject to extensive regulation in various jurisdictions. These regulations are primarily intended to protect investors in the securities markets or investment advisory clients and generally grant supervisory authorities broad regulatory powers. Changes to these laws and regulations may adversely affect our asset management operations. We are also subject to increasing regulation under various laws and regulations governing the solvency of insurers and other financial institutions. We are also increasingly subject to detailed and comprehensive regulations governing such matters as money laundering, "know your customer," prohibited transactions with countries or counterparties subject to sanctions, and bribery and other anti-corruption measures.

Allianz Index Advantage® New York Prospectus – June 3, 2014

We are faced with significant challenges due to the fact that our regulatory environment is evolving rapidly and supervisory authorities around the country are assuming an increasingly active and aggressive role in interpreting and enforcing regulations governing a variety of business practices, such as the escheatment of unclaimed property, in the jurisdictions where we do business. We have been and may become in the future subject to regulatory investigations and/or examinations which, together with civil actions often following these investigations, may affect our image, brand, relations with regulators and/or results of operations. We cannot predict with any certainty the potential effects that any change in applicable laws or regulations, their interpretation or enforcement, or that any enactment of new regulation or legislation in the future may have on the business, financial condition or results of operations of our various businesses.

In October 2011, the NAIC established a subgroup to study insurers' use of captives and special purpose vehicles to transfer insurance risk in relation to existing state laws and regulations, and to establish appropriate regulatory requirements to address concerns identified in the study. Additionally, in June 2013, the NYDFS released a report critical of certain captive reinsurance structures and calling, in part, for other state regulators to adopt a moratorium on approving such structures pending further review by state and federal regulators. We cannot predict what actions and regulatory changes will result from the NAIC study or the NYDFS report or what impact such changes will have on our financial condition and results of operations.

State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond our control, the liabilities that we have currently established for these potential liabilities may not be adequate.

Our business is subject to significant litigation risks in the various states in which we operate; changes in existing or new laws and government regulations in these states and/or an adverse outcome in any significant pending or future litigation or regulatory investigation may have an adverse effect on our business, financial condition, results of operations, reputation or image in the marketplace.

We have been named as defendants in individual lawsuits and involved in various regulatory investigations and examinations and may be involved in more in the future. These actions arise in various contexts, including in connection with our activities as an insurer, securities issuer, employer, investment adviser, investor and taxpayer. Certain lawsuits or regulatory investigations could have a material adverse effect on our financial condition and results of operations.

Certain of these lawsuits and investigations seek significant or unspecified amounts of damages, including punitive damages, and certain of the regulatory authorities involved in these proceedings have substantial powers over the conduct and operations of our business. Due to the nature of certain of these lawsuits and investigations, we cannot make an estimate of loss or predict with any certainty the potential impact of these suits or investigations on our business, financial condition or results of operations.

Our products are subject to extensive regulation and failure to meet any of the complex product requirements may reduce profitability.

Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators, state securities administrators, state banking authorities, the SEC, FINRA, the Department of Labor and the IRS.

For example, U.S. federal income tax law imposes requirements relating to insurance and annuity product design, administration and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. Additionally, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution and administration. Failure to administer product features in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities, or insurance requirements could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations. If this were to occur, it could adversely impact our profitability, results of operations and financial condition.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Laws and regulations aimed at bank and financial institutions, including the Dodd-Frank Act, could have an adverse impact on our business, financial condition and results of operations.

The NYDFS and the National Association of Insurance Commissioners (“NAIC”) regularly reexamine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and, therefore, could have a material adverse effect on our financial condition and consolidated results of operations.

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act establishes a Federal Insurance Office (“FIO”) within the U.S. Treasury Department. The FIO has authority that extends to a wide variety of lines of insurance, including life insurance and annuities. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the Financial Stability Oversight Council the designation of any insurer and its affiliates as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating “covered agreements” with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether such state insurance measures are pre-empted by such covered agreements.

On December 12, 2013, the FIO released a study required by Title V of the Dodd-Frank Act entitled “How to Modernize and Improve the System of Insurance Regulation in the United States” (the “Report”). While the Report reflects extensive study and analysis of the broader issue of the appropriate regulatory framework for insurance, it also reviews some narrower regulatory issues that are current topics of discussion. The Report does not recommend direct federal regulation of insurance, but does recommend significantly greater federal involvement in a number of areas. We cannot predict whether any of the recommendations set forth in the Report will be adopted or what effect any recommendations that stem from the Report may have on our financial condition or results of operations.

Other aspects of our operations could also be affected by the Dodd-Frank Act. For example, the Dodd-Frank Act also includes a new framework of regulation of the Over-The-Counter (“OTC”) derivatives markets that requires clearing of certain types of transactions currently traded over-the-counter must be traded on swaps execution facilities. This imposes additional costs, including transaction costs, new capital and margin requirements, and additional regulation as well as changing the market structure for the trading of these types of derivatives. Increased margin requirements on our part could reduce our liquidity and narrow the range of securities in which we invest. However, increased margin requirements on counterparties could reduce our exposure to counterparties’ default. We use derivatives to mitigate the impact of increased benefit exposures from annuity products we sold that offer guaranteed benefits. The derivative clearing requirements of the Dodd-Frank Act could increase the cost of such mitigation.

In addition, the Dodd-Frank Act provides that the SEC may promulgate rules to provide that the standard of conduct for all broker-dealers, when providing personalized investment advice about securities to retail customers (and any other customers as the SEC may by rule provide) will be the same as the standard of conduct applicable to an investment adviser under the Investment Advisers Act of 1940. Although the full impact of such a provision can only be measured when the implementing regulations are adopted, the intent of this provision is to authorize the SEC to impose on broker-dealers fiduciary duties to their customers, similar to the duties applicable to investment advisers under existing law.

The sales of insurance products could also be adversely affected to the extent that some or all of the third-party firms that distribute our products face heightened regulatory scrutiny and/or increased regulation that causes them to de-emphasize sales of the types of products issued by our insurance companies.

In addition, regulators and lawmakers in non-U.S. jurisdictions are engaged in addressing the causes of the financial crisis and means of avoiding such crises in the future. For example, on July 18, 2013, the Financial Stability Board (“FSB”) published its initial list of nine global systemically important insurers (“G-SIIs”), which includes Allianz SE, our parent company. While the precise implications of being designated a G-SII are not yet clear, it could have far-reaching regulatory and competitive implications for Allianz SE and adversely impact its capital requirements, profitability, ability to provide capital/financial support for its affiliates, and ability to grow through future acquisitions, ability to conduct its business and overall competitive position compared to insurance groups that are not designated G-SIIs. All of these possibilities, if they occurred, could change the way we conduct our business (including, for example, which products we offer) and manage our capital, and could require us to satisfy increased capital requirements, any of which could materially affect our consolidated results of operations, financial condition and liquidity.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Changes in tax laws and regulations, including elimination of tax benefits for our products, may adversely affect sales of our insurance and investment advisory products, and also impact our deferred tax assets.

Changes to tax laws may affect the attractiveness of certain of our products, which currently have favorable tax treatment. From time to time, governments have considered or implemented proposals for changes in tax law that could adversely affect our products. These proposals have included proposals to levy tax on the undistributed increase in value of life insurance policies or annuities or similar proposals that affect the tax-favored status of life insurance products and annuities in certain jurisdictions as well as other changes that could adversely affect the attractiveness of our products. The enactment of these or other similar types of legislation in the various countries where we operate, including proposals in the U.S. to create or favor alternative tax-favored long-term savings vehicles, could result in a significant decrease in sales of our currently tax-favored products.

In addition, changes in tax laws or regulations or an operating performance below currently anticipated levels may lead to a significant impairment of deferred tax assets, in which case we could be obligated to write off certain tax assets. Tax assets may also need to be written down if certain assumptions of profitability prove to be incorrect, as losses incurred for longer than expected will make it more unlikely that we would be able to use our tax assets. Any such development may have a material adverse impact on our business or results of operations.

Capital, Credit and Investment Risks

The amount of statutory capital that we have and the amount of statutory capital we must hold to meet our statutory capital requirements and our financial strength and credit ratings can vary significantly from time to time.

Statutory accounting standards and capital and reserve requirements are prescribed by the NYDFS and the NAIC. The NYDFS has established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. This RBC formula establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks associated with variable annuities, fixed annuities, life insurance and other insurance businesses. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to the amount of statutory income or losses we generate (which itself is sensitive to equity market and credit market conditions), changes in reserves, the amount of additional capital we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, changes in interest rates, and changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. If the NYDFS were to take more stringent positions than other state insurance regulators on matters affecting, among other things, statutory capital and/or reserves, the effect of these more stringent positions may be that our financial condition appears to be worse than competitors who are not subject to the same stringent standards, which could have a material adverse impact on our competitiveness, results of operations and/or financial condition. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business and consolidated results of operations or financial condition.

Changes in statutory reserve or other requirements and/or the impact of adverse market conditions could result in changes to our product offerings that could negatively impact our business.

Changes in statutory reserve or other requirements, increased costs of hedging, other risk mitigation techniques and financing, and other adverse market conditions could result in certain products becoming less profitable or unprofitable. These circumstances have already caused us to modify and/or eliminate certain features of various products, and could cause further modifications and/or the cessation of sales of certain products in the future. Modifications to products that we have made (or make in the future) may result in certain of our products being less attractive and/or competitive. This may adversely impact sales, which could negatively impact our ability to retain our sales personnel and maintain our distribution relationships. This, in turn, may negatively impact our business and our results of operations and financial condition.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Our reserves could be inadequate due to differences between our actual experience and management’s estimates and assumptions.

We establish and carry reserves to pay future policyholder benefits and claims. Our reserve requirements for our business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). Examples of policyholder elections include, but are not limited to, lapses and surrenders, withdrawals and amounts of withdrawals, and contributions and the allocation thereof. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs (“DAC”), which could adversely impact our earnings and/or capital.

Our investments are subject to several market risks, including interest rate risk, market price fluctuation risk and counterparty credit risk. These factors may have a material effect on the fair values of our investments.

The fair values of our investments are subject to market risks, including credit risk, interest rate risk and equity price risk.

Credit Risk. Counterparty credit risk is defined as the risk that a third party in a transaction will default on its commitments. Investment portfolios held by our insurance operations (excluding assets backing unit-linked products where the financial risk is borne by policyholders) as well as by banks and holding companies could give rise to counterparty credit risk through the bonds and derivative products held within them. Credit risk diversification and analysis policies, particularly using credit ratings, are implemented by our investment group and monitored by our risk management group, but these policies may be inadequate or ineffective in protecting us against credit risk.

Interest Rate Risk. The fair values of our fixed maturity investments will fluctuate in response to changes in market interest rates. Increases and decreases in prevailing interest rates generally result in decreases and increases in fair values of those instruments. Fixed interest rate investments may be more sensitive to interest rate changes than variable rate investments.

Equity Price Risk. The carrying values of investments subject to equity price risk are, in almost all instances, based on quoted market prices as of the balance sheet dates. Market prices are subject to fluctuation and, consequently, the amount realized in the subsequent sale of an investment may differ significantly from the reported market value. Fluctuation in the market price of a security may result from, among other things, perceived changes in the underlying economic characteristics of the investee, the relative price of comparable investments and general market conditions.

Losses due to defaults by financial institution counterparties and other third parties, impairment of our investment assets and unrealized losses all could negatively affect the value of our investments and reduce our profitability.

Third parties that owe us money, securities or other assets may not perform under their obligations. These parties include issuers whose securities we may hold in our investment portfolios (including mortgage-backed, asset-backed and other types of securities), borrowers under mortgages and other loans that we may hold or extend, customers, trading counterparties, counterparties under swap and other derivative contracts, other counterparties (including brokers and dealers, commercial and investment banks), other investment funds, clearing agents, exchanges, clearing houses and other financial institutions. Many of our transactions with these third parties expose us to credit risk in the event of default of our counterparty. In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to cover the full amount of the loan, derivative or other secured obligation. Also, defaults by parties with which we have no direct contractual relation, such as a default by a credit insurer that has insured bonds, structured finance products or other securities we may hold in our investment portfolios, may adversely impact the value of those securities and potentially adversely affect the financial markets more generally. These parties may default on their obligations due to bankruptcy, lack of liquidity, downturns in the economy or real estate market, operational failure or other reasons. Negative trends and investment climates in our major markets may result in an increase in investment impairments on our investment assets. There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely affect our business and

Allianz Index Advantage® New York Prospectus – June 3, 2014

results of operations. The default of a major market participant could disrupt the securities markets or clearance and settlement systems in our major markets, which could in turn cause market declines or volatility. A failure of a major market participant could also cause some clearance and settlement systems to assess members of that system or could lead to a chain of defaults that could adversely affect us.

Some of our investments are relatively illiquid. If we are forced to liquidate these investments, we may be unable to sell them at prices that reflect fair value.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, equity real estate and limited partnership interests. Although we seek to adjust our cash and short-term investment positions to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize.

Our performance is currently based solely on the success or failure of variable annuity and variable and index-linked annuity products which are the only products we sell in New York. If we are unsuccessful in selling these products, or these products do not perform as anticipated, our financial condition and results of operations will be adversely affected.

Because we currently only offer a single type of product in New York, our type of business is not diversified, and we rely exclusively on sales of this product in order to be successful.

In addition, we compete with other insurance companies that offer a wider range of products in New York which may make it more difficult for us to succeed.  If we are unsuccessful in selling our variable annuity and variable and index-linked annuity products in New York, our financial condition and results of operations will be materially and adversely affected.

Interest rate and credit spread volatility may adversely affect our profitability.

Our exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates.

Our mitigation efforts with respect to interest rate risk are primarily focused towards maintaining an investment portfolio with diversified maturities that has a weighted average duration that is approximately equal to the duration of our estimated liability cash flow profile. However, our estimate of the liability cash flow profile may be inaccurate and we may be forced to liquidate investments prior to maturity at a loss in order to cover the liability. Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to mitigate the interest rate risk of our assets relative to our liabilities.

Our exposure to credit spreads primarily relates to market price and cash flow variability associated with changes in credit spreads. A widening of credit spreads will increase the net unrealized loss position of the investment portfolio. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturity securities. Ongoing volatility in interest rates and credit spreads, individually or in tandem with other factors such as lack of pricing transparency, market illiquidity and declines in equity prices could have a material adverse effect on our consolidated results of operations, financial condition or cash flows through realized losses, impairments, and changes in unrealized loss positions.

Recent periods have been characterized by low interest rates, and the Federal Reserve Board has committed to keeping interest rates low until there is substantial improvement in the labor market. A prolonged period during which interest rates remain at levels lower than those anticipated may result in (1) greater costs associated with certain of our product features that guarantee death benefits or income streams for stated periods or for life, (2) higher costs for derivative instruments used to hedge certain of our product risks or (3) shortfalls in investment income on assets supporting policy obligations as our portfolio earnings decline over time, each of which may require us to record charges to increase reserves. In addition to compressing spreads and reducing net investment income, such an environment may cause policies to remain in force for longer periods than we anticipated in our pricing, potentially resulting in greater claims costs than we expected and resulting in lower overall returns on business in force.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Our hedging and reinsurance programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate.

Certain of our variable annuity products include guarantees of income streams for stated periods or for life. Changes in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of liabilities associated with such products, resulting in increases in reserves and reductions in net income. In the normal course of business, we seek to mitigate some of these risks through hedging programs. Growth in the underlying indices may result in an increase in reserves and a corresponding reduction in net income. We seek to mitigate this risk through the use of economic hedging and reinsurance programs. However, these programs cannot eliminate all of these risks, and no assurance can be given as to the extent to which such programs will be effective in reducing such risks.

Reinsurance. We utilize reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force life insurance and annuity products with regard to mortality, and in certain of our annuity products with regard to a portion of the enhanced guarantee features. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. Although we evaluate periodically the financial condition (including the applicable capital requirements) of our reinsurers, the inability or unwillingness of a reinsurer to meet its obligations to us (or the inability to collect under our reinsurance treaties for any other reason) could have a material adverse impact on our consolidated results of operations and financial condition.

We are continuing to utilize reinsurance to mitigate a portion of our risk on certain new life insurance and annuity sales. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately may reduce the availability of reinsurance for future life insurance sales. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums, or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain, or we may not be able to price new business at competitive rates.

Hedging Programs. We utilize hedging programs to mitigate a portion of the unreinsured risks we face in, among other areas, the guarantee features of our annuity products from unfavorable changes in benefit exposures due to movements in the equity markets and interest rates. In certain cases, however, we may not be able to apply these techniques to hedge these risks effectively because the derivative market(s) in question may not be of sufficient size or liquidity or there could be an operational error in the application of our hedging strategy or for other reasons. The operation of our hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates and amounts of withdrawals, election rates, market volatility, interest rates and correlation among various market movements. There can be no assurance that ultimate actual experience will not differ materially from our assumptions, particularly (but not only) during periods of high market volatility, which could adversely impact consolidated results of operations and financial condition. For example, in the past, due to levels of volatility in the equity and interest rate markets above our assumptions as well as deviations between actual and assumed surrender and withdrawal rates, gains from our hedging programs did not fully offset the economic effect of the increase in the potential net benefits payable under the guarantees offered in certain of our products. If these circumstances were to reoccur in the future or if, for other reasons, results from our hedging programs in the future do not correlate with the economic effect of changes in benefit exposures to customers, we could experience economic losses which could have a material adverse impact on our consolidated results of operations and financial condition.

Our hedging programs do not fully hedge our statutory capital position. In addition, we may choose to hedge these risks on a basis that does not correspond to their anticipated or actual impact upon our results of operations or financial position under U.S. GAAP, which may decrease our earnings or increase the volatility of our results of operations or financial position. If the hedging instruments we use do not perform as intended, we could realize losses and have unanticipated cash needs to collateralize or settle such transactions. In addition, adverse market conditions can limit the availability and increase the costs associated with hedging instruments, and we may not be able to recover those costs in the pricing of the underlying products being hedged. Finally, hedging counterparties may fail to perform their obligations, thereby resulting in unhedged exposures and losses on positions that are not collateralized.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Reinsurance may not be available, affordable or adequate to protect us against losses.

As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control can determine the availability and cost of the reinsurance protection for new business. In certain circumstances, the price of reinsurance for business already reinsured may also increase. Any decrease in the amount of reinsurance will increase our risk of loss and any increase in the cost of reinsurance will reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance, may not be able to obtain sufficient reinsurance on acceptable terms or may not be able to obtain reinsurance coverage, which could adversely affect our ability to write future business, offer new products or enter new markets, or result in the assumption of more risk with respect to those policies we issue.

Our business is subject to fluctuations in financial markets, particularly for interest-sensitive or variable products, and our hedging programs may be inadequate to protect us.

Certain types of insurance and investment products that we offer expose us to risks associated with fluctuations in financial markets, including certain types of interest sensitive or variable products such as guaranteed annuities or variable annuities, which have crediting or other guaranteed rates or guaranteed minimum benefits not necessarily related to prevailing market interest rates or investment returns on underlying assets. Although we use hedging techniques to manage our exposure under certain of these guarantees, increased volatility in the financial markets, combined with unanticipated policyholder behavior, may increase the cost of these hedges and/or negatively affect our ability to hedge certain of these risks, which may adversely affect our profitability. Our hedging programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate, which in turn may negatively impact our business, results of operations and financial condition.

Poor investment performance in our variable products could adversely affect our financial condition and results of operations.

We believe that investment performance is an important factor in the growth of our variable annuity business. Poor investment performance could result in a reduction in fee income received from our variable annuity products since these products generate fees primarily related to the value of our assets under management. Poor performance also could impair our prospects for growth, because our ability to attract funds from existing and new clients might diminish and existing clients might withdraw assets from our variable products in favor of better performing products of other companies, which would result in lower revenues.

The determination of the amount of allowances and impairments taken on our investments requires use of significant management judgment in certain cases, particularly for debt instruments, and could materially impact our results of operations or financial position.

The determination of the amount of allowances and impairments vary by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with each asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. In considering impairments, management considers a wide range of factors and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and the prospects for near-term recovery. For certain asset classes, particularly debt instruments, management's evaluation involves a variety of assumptions and estimates about the operations of the issuer and its future earnings potential. Management updates its evaluations regularly and reflects changes in allowances and impairments as such evaluations are revised. There can be no assurance, however, that management has accurately assessed the level of impairments taken and allowances reflected in our financial statements, and any additional impairments and/or allowances may have a material adverse effect on our consolidated results of operations and financial position.

Allianz Index Advantage® New York Prospectus – June 3, 2014

A downgrade or potential downgrade in our financial strength ratings could result in a loss of business.

Claims-paying and financial strength ratings, which various ratings organizations publish as measures of an insurance company’s ability to meet contract holder and policyholder obligations, are important to maintaining public confidence in our Company and our products, and the ability to market our products and our competitive position. A downgrade in our financial strength ratings, or the announced potential for a downgrade, could have an adverse effect on our financial condition, results of operations and cash flows in several ways, including:

•	reducing new sales of insurance products, annuities and other investment products;

•	increasing our cost of capital or limiting our access to sources of capital;

•	adversely affecting our relationships with our field marketing organizations, agents and other sales specialists;

•	materially increasing the number or amount of policy surrenders and withdrawals by contract holders and policyholders;

•	requiring us to reduce prices or increase crediting rates for many of our products and services to remain competitive; and

•	adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance.

The impairment or negative performance of other financial institutions could adversely affect our business.

We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including broker-dealers, commercial banks, investment banks, insurers, reinsurers and other investment and financial institutions. The operations of U.S. and global financial services institutions are interconnected, and a decline in the financial condition of one or more financial services institutions, or the perceived lack of creditworthiness of such financial institutions, may expose us to credit losses or defaults, limit access to liquidity or otherwise disrupt the operations of our business. While we regularly assess our exposure to different industries and counterparties, the performance and financial strength of specific institutions are subject to rapid change, the timing and extent of which cannot be known.

Many transactions with and investments in the products and securities of other financial institutions expose us to credit risk in the event of default of our counterparty. With respect to secured transactions, our credit risk may be exacerbated when the collateral we hold cannot be realized upon or is liquidated at prices insufficient to recover the full amount of the loan or derivative exposure. We also have exposure to financial institutions in the form of unsecured debt instruments, derivative transactions (including, with respect to derivatives hedging, our exposure on variable annuity contracts with guaranteed benefits), repurchase and underwriting arrangements and equity investments. There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely impact our business and results of operations.

Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact business or other adverse reputational impacts to such counterparties could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade or other adverse impact to the reputation of other financial institutions.

Business and Operational Risks

Difficult conditions in the global capital markets and the economy could materially adversely affect our business, consolidated results of operations and financial condition.

Our business, consolidated results of operations and financial condition are materially affected by conditions in the global capital markets and the economy generally. We have been affected by the financial crisis and its aftermath since 2008. While financial markets generally stabilized and performed well in 2013, a wide variety of factors continue to negatively impact economic conditions and consumer confidence. These factors include, among others, concerns over the pace of the economic recovery, the U.S. Federal Reserve’s tapering of its bond buying program, the level of U.S. national debt, the European sovereign debt crisis, unemployment, the availability and cost of credit and hedging instruments, the U.S. housing market, inflation levels, and geopolitical issues. Given our interest rate and equity market exposure, these events have had and may in the future have an adverse effect on us. Our revenues may decline, our profit margins could erode and we could incur significant losses.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Factors such as consumer spending, business investment, government spending, the volatility and strength of the equity markets, interest rates, deflation and inflation all affect the business and economic environment and, ultimately, the profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, the levels of surrenders and withdrawals of our annuity contracts we face may be adversely impacted. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, consolidated results of operations and financial condition.

We use numerous assumptions to determine the appropriate level of insurance reserves and DAC and to calculate certain widely used industry measures of value, which involve a significant degree of management judgment and predictions about the future that are inherently uncertain; if these assumptions are not correct, it may have an adverse impact on our results of operations and/or performance indicators.

The establishment of insurance reserves, including the impact of minimum guarantees which are contained within certain of our variable annuity products, the adequacy test performed on the reserves for life and annuity policies and the establishment of DAC, are inherently uncertain processes involving assumptions about factors such as policyholder behavior (e.g., lapses, persistency and mortality), court decisions, changes in laws and regulations, social, economic and demographic trends, inflation, investment returns and other factors, and, in the life insurance and annuity business, assumptions concerning mortality and morbidity trends. The use of different assumptions about these factors could have a material effect on our reserves and underwriting expenses as well as on our DAC. In addition, insurance reserves for minimum guarantees contained within certain of our variable annuity products may be significantly impacted by the state of the financial markets and significant declines could have a material adverse effect on our consolidated results of operations and financial position.

We face competition from other insurance companies, banks and other financial institutions, which may adversely impact our market share and profitability.

There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services we provide, including insurance, annuity and other investment products and services. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. This competition makes it especially difficult to provide unique insurance products since, once such products are made available to the public, they often are reproduced and offered by our competitors. In addition, this competition may adversely impact our market share and profitability.

Our ability to compete is dependent on numerous factors, including, among others, the successful implementation of our strategy; our financial strength as evidenced, in part, by our financial and claims-paying ratings; our access to diversified sources of distribution; our size and scale; our product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; our ability to explain complicated products and features to our distribution channels and customers; the visibility, recognition and understanding of our brands in the marketplace; our reputation and quality of service; and (with respect to variable insurance and annuity products, mutual funds and other investment products) our investment options, flexibility and investment management performance.

Consolidation of distributors of insurance products may adversely affect the insurance industry and the profitability of our business.

The insurance industry distributes many of its products through other financial institutions such as banks, broker-dealers and field marketing organizations. Over the last several years, there has been substantial consolidation of these financial institutions, particularly between and among banks and other financial services companies. An increase in consolidation activity with banks and other financial services companies affecting insurance distributors may create firms with even stronger competitive positions and negatively impact the industry’s sales. Such consolidation could increase competition for access to distributors, result in greater distribution expenses and impair our ability to market insurance products to our current customer base or expand our customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Inadequate or failed processes or systems, human factors or external events may adversely affect our profitability, reputation or operational effectiveness.

Operational risk is inherent in our business and can manifest itself in various ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, human errors, employee misconduct, and external fraud. These events can potentially result in financial loss, harm to our reputation and/or hinder our operational effectiveness. Management attempts to control these risks and keep operational risk at low levels by maintaining a sound and well controlled environment in light of the characteristics of our business, markets and regulatory environment in which we operate. Notwithstanding these measures, operational risk is part of the business environment in which we operate, and we may incur losses from time to time due to these types or risks.

The failure to maintain and modernize our information systems could adversely affect our business.

Our business depends significantly on effective information systems, and we have different information systems for our various lines of business. We must commit significant resources to maintain and enhance our existing information systems, and develop new ones in order to keep pace with the evolving information technology, industry and regulatory standards and customer preferences. If we do not maintain adequate information systems, we may not be able to gather and rely on adequate information to base our pricing, underwriting and reserving decisions. We may also have difficulties in attracting new customers and preserving our existing customer base. In addition, underperforming information systems could cause us to become subject to a higher number of customer, provider and agent disputes, may increase our litigation and regulatory exposure and may make us incur higher administrative expenses, including remediation costs.

We may not be able to protect our intellectual property and may be subject to infringement claims by a third party.

We rely on a combination of contractual rights, copyright, trademark, and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. In recent years, there has been increasing intellectual property litigation in the financial services industry challenging, among other things, product designs and business processes. If a third party were to successfully assert an intellectual property infringement claim against us, or if we were otherwise precluded from offering certain features or designs, or utilizing certain processes, it could have a material adverse effect on our business, consolidated results of operations and financial condition.

Changes in and the adoption of accounting standards could have a material impact on our financial statements.

We prepare our financial statements in accordance with U.S. GAAP. From time to time, the Financial Accounting Standards Board, the SEC, and other regulators change the financial accounting and reporting standards governing the preparation of our financial statements. In some cases, we could be required to apply a new or revised standard retrospectively, resulting in the restating of prior period financial statements. These changes are difficult to predict, and it is possible that such changes could have a material effect on our financial condition and results of operations.

Our risk management policies and procedures may not be fully effective in identifying or mitigating our risk exposure in all market environments or against all types of risk, including employee misconduct.

We have devoted significant resources to develop our risk management policies and procedures and will continue to do so. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk. Many of our methods of managing risk and exposures are based upon our use of observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what our models indicate. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Moreover, we are subject to the risks of errors and misconduct by our employees, such as fraud, non-compliance with policies, recommending transactions that are not suitable, and improperly using or disclosing confidential information. These risks are difficult to detect in advance and deter, and could harm our business, financial condition or results of operations.

We are also subject to the risk of nonperformance or inadequate performance of contractual obligations by third-party vendors of products and services that are used in our business. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk. Insurance and other traditional risk-shifting tools may be held by or available to us in order to manage certain exposures, but they are subject to terms such as deductibles, coinsurance, limits and policy exclusions, as well as risk of counterparty denial of coverage, default or insolvency.

Breaches of security, or interference with our technology infrastructure, could harm our business.

Our business is reliant upon technology systems and networks, including systems and networks managed by third parties to process, transmit and store information and to conduct business activities and transactions with clients, distributors, vendors and other third parties. We are also subject to certain federal and state regulations that require us to establish and maintain policies and procedures designed to protect sensitive client information. Maintaining the integrity of our systems is critical to the success of our business operations, including the retention of clients, and to the protection of our clients’ personal information. To date, we have not experienced any material breaches of or interference with our systems and networks; however, we routinely encounter and address such threats, including an increasing frequency of phishing scams, introductions of malware and unauthorized payment requests. Any such breaches or interference by third parties or by our employees that may in the future occur could have a material adverse impact on our business, financial condition or results of operations.

We have implemented and maintain security measures designed to protect against breaches of security and other interference with systems and networks resulting from attacks by third parties, including hackers, and from employee error or malfeasance. We also require third party vendors who, in the provision of services to us, are provided with or process information pertaining to our business or our clients to meet certain information security standards. Changes in our technology platforms, such as an evolution to accommodate mobile computing, may also require corresponding changes in our systems, networks and data security measures. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain. Despite the measures we have taken and may in the future take to address and mitigate these risks, we cannot ensure that our systems and networks will not be subject to breaches or interference. Any such event may result in operational disruptions as well as unauthorized access to or the disclosure or loss of our proprietary information or our clients’ personal information, which in turn may result in legal claims, regulatory scrutiny and liability, reputational damage, the incurrence of costs to eliminate or mitigate further exposure, the loss of clients or other damage to our business. In addition, the trend toward broad consumer and general public notification of such incidents could exacerbate the harm to our business, financial condition, or results of operations. Even if we successfully protected our technology infrastructure and the confidentiality of sensitive data, we may incur significant expenses in responding to any such attacks as well as the adoption and maintenance of appropriate security measures. We could also suffer harm to our business and reputation if attempted security breaches are publicized. We cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities, attempts to exploit vulnerabilities in our systems, data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology or other security measures protecting our networks and systems used in connection with our products and services.

Allianz Index Advantage® New York Prospectus – June 3, 2014

The failure to protect our clients’ confidential information and privacy could adversely affect our business.

A number of our businesses are subject to privacy regulations and confidentiality obligations. For example, certain of the activities conducted by our businesses are subject to the privacy regulations of the Gramm-Leach-Bliley Act and state privacy laws and regulations. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and clients. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information. The actions we take to protect confidential information vary by business segment and may include, among other things:

•	training and educating our employees regarding our obligations relating to confidential information;

•	monitoring changes in state or federal privacy and compliance requirements;

•	drafting appropriate contractual provisions into any contract that raises proprietary and confidentiality issues;

•	maintaining secure storage facilities for tangible records;

•	limiting access to electronic information; and

•	in the event of a security breach, providing credit monitoring or other services to affected customers.

In addition, we must develop, implement and maintain a comprehensive written information security program with appropriate administrative, technical and physical safeguards to protect such confidential information. If we do not properly comply with privacy regulations and protect confidential information, we could experience adverse consequences, including regulatory sanctions, such as penalties, fines and loss of license, as well as loss of reputation and possible litigation. This could have an adverse impact on our Company’s image and, therefore, result in lower sales or lapses of existing business.

We face intense competition in attracting and retaining key talent.

Our continued success depends to a substantial degree on our ability to attract and retain qualified people. The market for qualified talent is extremely competitive, and we may not be able to attract and retain the employees we need to sustain and grow our business and operations. If we are unable to attract and retain qualified individuals or our recruiting and retention costs increase significantly, our financial condition and results of operations could be materially adversely impacted.

Third-party defaults, bankruptcy filings, legal actions and other events may limit the value of or restrict our access to cash and investments.

Capital and credit market volatility can exacerbate, and has exacerbated, the risk of third-party defaults, bankruptcy filings, foreclosures, legal actions and other events that may limit the value of or restrict our access to cash and investments.

We may have contingent liabilities from discontinued, divested and run-off businesses and may incur other off-balance sheet liabilities that could result in charges to the income statement.

We may, from time to time, retain insurance obligations and other contingent liabilities in connection with our liquidation or run-off of various businesses. Our reserves for these types of obligations and liabilities may be inadequate, which could cause us to take additional charges that could be material to our results of operations. We may also, from time to time and in the course of our business, provide guarantees and enter into derivative and other types of off-balance sheet transactions that could result in income statement charges.

Protection from system interruptions and operating errors is important to our business. If we were to experience a sustained interruption to our telecommunications or data processing systems or other failure in operational execution, these events could harm our business.

Operating errors and system or network interruptions could delay and disrupt our ability to develop, deliver or maintain our products and services, causing harm to our business and reputation and resulting in loss of customers or revenue. Interruptions could be caused by operational failures arising from employee error or malfeasance, interference by third parties (including hackers), implementation of new technology, and maintenance of existing technology. Our financial, accounting, data processing or other operating systems and facilities may fail to operate or report data properly, experience connectivity disruptions or otherwise become disabled as a result of events that are wholly or partially beyond our control, adversely affecting our ability to process transactions or provide products and services to customers. These interruptions can include fires, floods, earthquakes and other natural disasters, power losses, equipment failures, attacks by third parties, failures of internal or vendor software or systems and other events beyond our control.

Allianz Index Advantage® New York Prospectus – June 3, 2014

We rely on third party service providers and vendors for certain communications, technology and business functions and face the risk of operational failure (including, without limitation, failure caused by an inaccuracy, untimeliness or other deficiency in data reporting), termination or capacity constraints of any of the clearing agents, exchanges, clearing houses or other third party service providers that we use to facilitate or are component providers to our transactions and other product manufacturing and distribution activities. These risks are heightened by the evolution in the financial markets of increasingly sophisticated products, by business-driven hedging, by compliance issues and by other risk management or investment or by financial management strategies. Any such failure, termination or constraint could adversely impact our ability to implement transactions, service our clients, manage our exposure to risk or otherwise achieve desired outcomes.

Failures elsewhere in the insurance industry could obligate us to pay assessments through guaranty associations.

When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess other insurance companies doing business in their state for funds to pay obligations to policyholders of the insolvent company, up to the state-specified limit of coverage. The total amount of the assessment is typically based on the number of insured residents in each state, and each company’s portion is based on its proportionate share of premium volume in the relevant lines of business. The future failure of a large life, health or annuity insurer could trigger assessments which we would be obligated to pay. Further, amounts for historical insolvencies may be assessed over many years, and there can be significant uncertainty around the total obligation for a given insolvency. In addition, certain states allow us to offset future assessments with premium tax offsets which are estimated and recorded as a corresponding asset. Existing liabilities may not be sufficient to fund the ultimate obligations of a historical insolvency, and we may be required to increase our liability, which could have an adverse effect on our results of operations. In addition, future premium tax offsets may not be realized and we may be required to decrease our assets, which could also have an adverse effect on our results of operations.

The occurrence of natural or man-made disasters and catastrophes could adversely affect our financial condition and results of operations.

The occurrence of natural disasters and catastrophes, including acts of terrorism, insurrections and military actions, could adversely affect our financial condition or results of operations. Such disasters and catastrophes may damage our facilities, preventing our employees from performing their roles or otherwise disturbing our ordinary business operations, and by impacting claims. Such disasters and catastrophes may also impact us indirectly by changing the condition and behaviors of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets.

Allianz Index Advantage® New York Prospectus – June 3, 2014

15.	SELECTED FINANCIAL DATA

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE 12 MONTH PERIOD ENDING DECEMBER 31, 2013)

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and notes to those statements included in this prospectus. The discussion and analysis below includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2013 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”

Part I

Item 11(e).

Financial Statements meeting the requirements of S-1

Item 11(f).

Selected Financial Data

(dollars in thousands, unless otherwise stated)

The following table sets forth the Company’s selected historical financial data. The selected financial data has been derived from the audited Financial Statements included elsewhere in this prospectus, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s Financial Statements and related notes.

These historical results are not necessarily indicative of results to be expected for any future period.

	Year Ended December 31,
Selected income data	2013	2012	2011	2010	2009
Net premiums and policy fees	$ 50,733	$ 40,192	$ 30,891	$ 22,564	$ 15,781
Interest and similar income, net	29,664	30,850	32,584	27,328	24,590
Change in fair value of assets and liabilities	(78,973)	(14,676)	(8,116)	(10,267)	(6,417)
Realized investment gains (losses), net	829	14,502	1,605	869	(216)
Other revenue	2,795	2,385	1,865	1,056	530
Total revenue	5,048	73,253	58,829	41,550	34,268

Benefits and expenses	(11,856)	60,827	84,715	38,212	24,801
Income tax expense (benefit)	4,425	3,321	(10,626)	145	3,497
Net income (loss)	$ 12,479	$ 9,105	$ (15,260)	$ 3,193	$ 5,970

	As of December 31,
Selected balance sheet data	2013	2012	2011	2010	2009
Total Investments	651,641	713,946	691,339	622,361	467,593
Reinsurance recoverables and receivables	6,661	4,706	13,688	7,567	2,064
Deferred acquisition costs	104,002	92,245	91,187	61,106	48,243
Separate account assets	1,986,039	1,577,274	1,182,126	966,661	659,000
Total assets	2,808,350	2,480,862	2,049,887	1,698,252	1,213,348
Policyholder liabilities	583,008	699,081	721,901	602,472	435,444
Separate account liabilities	1,986,039	1,577,274	1,182,126	966,661	659,000
Total liabilities	2,652,089	2,313,382	1,921,080	1,584,918	1,112,067
Stockholder's equity	156,261	167,480	128,807	113,334	101,281

Allianz Index Advantage® New York Prospectus – June 3, 2014

Item 11(h).

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis provides an assessment by management of the Company’s financial condition as of December 31, 2013, compared with December 31, 2012, and its results of operations for each of the three years ended December 31. The information contained herein should be read in conjunction with the Company’s 2013 and 2012 audited U.S. generally accepted accounting principles (GAAP) Financial Statements and schedules. The information contained below includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors” and elsewhere in this prospectus, that could cause actual growth, results of operations, performance, financial position and business prospects and opportunities in 2014 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”

Company Overview

Allianz Life Insurance Company of New York (hereafter referred to as “the Company”, “we”, “our”  and “us”) is a life insurance company domiciled in New York and is licensed to sell annuity, group and traditional life and group accident and health policies in six U.S. states and the District of Columbia. We offer a portfolio of individual variable annuities, which are sold through licensed registered representatives contracted with a broker/dealer. We also maintain a legacy portfolio of individual fixed deferred and fixed-indexed annuities, individual and group life policies, and individual and group accident and health policies, but do not actively issue new policies related to these products. Product sales of our individual fixed deferred and individual fixed-indexed annuities were discontinued late in 2011.

The Company is a wholly owned subsidiary of Allianz Life Insurance Company of North America (Allianz Life). Allianz Life is a wholly owned subsidiary of Allianz of America, Inc. (AZOA), which is a subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz Societas Europaea (Allianz SE), the Company’s ultimate parent, which is incorporated in Munich, Germany.

Our business is classified into two operating segments:  Individual Annuities and Other.

Individual Annuity

The Individual Annuity segment provides tax-deferred investment growth and lifetime income opportunities for our customers through variable, fixed deferred and fixed-indexed annuities. The “fixed” and “variable” classifications describe whether we or the contractholders bear the investment risk of the assets supporting the contract. Variable annuities allow the contractholder to make deposits into various investment options and also have unique product features that allow for guaranteed minimum income benefits, guaranteed minimum accumulation benefits, guaranteed minimum death benefits, and guaranteed minimum withdrawal benefits. The variable annuity products with guaranteed minimum benefits, which provide a minimum return based on their initial deposit may be increased by additional deposits, bonus amounts, or other account crediting features. The income and accumulation benefits shift a portion of the investment risk from the contractholder back to the Company. In 2014, we plan to introduce a new variable indexed annuity to the market. This product has characteristics similar to our fixed-indexed annuities but allow contractholders to invest a portion of the funds into a variety of mutual funds and stock indexes. Our individual annuity products are sold through independent distribution channels made up of registered representatives contracted with a broker dealer. As previously noted, we discontinued selling individual fixed deferred and fixed-indexed annuities in 2011; however, it continues to be a significant portion of our in-force volume.

Other

Our Other business consists of life insurance products and closed blocks of long-term care and Special Markets products. The Special Market products consist of closed blocks of individual and group whole life and term insurance. Although our Other product lines are part of the combined results, we do not focus additional resources in this area, other than to maintain the operational support to our current customers. The performance of these product lines is not material enough to warrant discussion as separate operating segments.

Refer to Application of Critical Accounting Policies below for information related to the allocation of income and expense to our segments.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Basis of Presentation

The Financial Statements have been prepared in accordance with GAAP, which vary in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The preparation of Financial Statements in conformance with GAAP requires us to make certain estimates and assumptions that affect reported assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of the balance sheet date and the reported revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used in the Financial Statements. Such changes in estimates are recorded in the period they are determined.

Application of Critical Accounting Policies

The preparation of the financial statements in conformance with GAAP requires us to adopt accounting policies and make certain estimates and assumptions, which affect amounts reported in the Financial Statements. Our critical accounting policies are summarized in “Summary of Significant Accounting Policies” included in the accompanying notes to the Financial Statements and require the use of judgments related to a variety of assumptions and estimates, in particular expectations of current and future mortality, persistency, investment returns, equity market performance, expenses, and interest rates. Our most critical accounting policies include those policies related to the Company’s accounting for (i) Valuation of Investments, (ii) Derivatives and Hedging, (iii) Deferred Acquisition Costs (DAC) and Deferred Sales Inducements (DSI), (iv) Account Balances and Future Policy Benefit Reserves (v) Other than Temporary Impairments (OTTI), and (vi) Income Taxes. Due to the inherent uncertainty of assumptions and estimates, the effect of certain accounting policies under different conditions or assumptions could be materially different from that reported in the Financial Statements. A discussion of the various critical accounting policies is presented below.

Valuation of Investments

We have portfolios of certain fixed-maturity securities classified as “available-for-sale.” Accordingly, the securities are carried at fair value, and related unrealized gains and losses are credited or charged directly to accumulated other comprehensive income in stockholder’s equity, net of tax and related adjustments to DAC, DSI, and reserves (commonly referred to as shadow adjustments). The adjustments to DAC and DSI represent the change in amortization that would have been required as a charge or credit to operations had such unrealized amounts been realized. The adjustment to reserves represents the increase or decrease in the reserve balance that would have been required as a charge or credit to operations had such unrealized amounts been realized. We use a significant amount of judgment to determine the fair value of these investments.

The Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

Level 1 – Unadjusted quoted prices for identical assets or liabilities in active markets that we have the ability to access at the measurement date.

Level 2 – Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:

(a)	Quoted prices for similar assets or liabilities in active markets;

(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active;

(c)	Inputs other than quoted prices that are observable; and

(d)	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 – Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect our own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

Allianz Index Advantage® New York Prospectus – June 3, 2014

The fair value of fixed-maturity securities are based on quoted market prices in active markets when available. Based on the market data, the securities are categorized by asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, Municipal Securities Rulemaking Board (MSRB) reported trades, Nationally Recognized Municipal Securities Information Repository (NRMSIR) material event notices, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In some cases, including private placement securities and certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.

Generally, U.S. treasury securities are included in Level 1. Most fixed-maturities for which prices are provided by third-party pricing sources are included in Level 2, because the inputs used are market observable. Fixed-maturities for which prices were obtained from broker quotes and private placement securities that are internally priced are included in Level 3.

See Note 6 of the Notes to the Financial Statements for additional information regarding fair value of investments, including management’s process related to review of third-party pricing services.

Derivatives and Hedging

We utilize derivatives within certain actively managed investment portfolios to manage the risk associated with variability in cash flows related to financial assets and liabilities. Within these portfolios, derivatives can be used for hedging, replication, and income generation only. The financial instruments are carried at fair value and the unrealized gains and losses on the derivatives are reflected in change in fair value of assets and liabilities within the Statements of Operations.

We utilize interest rate swaps to economically hedge certain variable annuity guarantee benefits. We can receive the fixed or variable rate. The interest rate swaps are traded in 10 , 20 , and 30 year maturities. We will only enter into over the counter (OTC) interest rate swap contracts with counterparties rated A– or better. The interest rate swaps are subject to the rules of the International Swaps and Derivatives Association, Inc. and associated Credit Support Annex (CSA) agreements.

We utilize futures to economically hedge fixed-indexed annuity and variable annuity guarantees. The futures contracts do not require an initial investment except for the initial margin described below and we are required to settle cash daily based on movements of the representative index. Therefore, no asset or liability is recorded as of December 31, 2013 and 2012.

We issue certain variable annuity products with guaranteed minimum benefit riders, including guaranteed minimum withdrawal benefit (GMWB) and guaranteed minimum accumulation benefit (GMAB), which are measured at fair value separately from the host variable annuity contract, with changes in fair value reported in change in fair value of annuity embedded derivatives on the Statement of Operations. These embedded derivatives are classified within account balances and future policy benefit reserves on the Balance Sheets.

Certain fixed-indexed annuity products include a market value liability option (MVLO), which is essentially an embedded derivative with equity-indexed features. This embedded derivative is reported within account balances and future policy benefit reserves on the Balance Sheets with changes in fair value reported in change in fair value of annuity embedded derivatives on the Statements of Operations.

See Note 5 of the Notes to the Financial Statements for additional information regarding derivatives and hedging instruments.

Deferred Acquisition Costs and Deferred Sales Inducements

We capitalize costs which consist of commissions and other incremental costs that are directly related to the successful acquisition of insurance contracts. Acquisition costs are deferred to the extent recoverable from future policy revenues and gross profits. For interest-sensitive products and variable annuity contracts, acquisition costs are amortized in relation to the present value of expected future gross profits from investment margins and mortality, morbidity, and expense charges. Acquisition costs for accident and health insurance policies are deferred and amortized over the lives of the policies in the same manner as premiums are earned. For traditional life and group life products, such costs are amortized over the projected earnings pattern of the related policies using the same actuarial assumptions used in computing future policy benefit reserves. DAC costs are reviewed for recoverability, at least annually, and adjusted when necessary.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Recoverability is evaluated separately for fixed deferred annuities, variable annuities, and life insurance products. Evaluating recoverability is a two-step process where current policy year issues are evaluated, and then in-force policies are evaluated. Before assessing recoverability, DAC is capped, if necessary, such that the balance cannot exceed the original capitalized costs plus interest.

Changes in assumptions can have an impact on the amount of DAC reported for annuity and life insurance products and their related amortization patterns. In the event experience differs from assumptions or assumptions are revised, we are required to record an increase or decrease in DAC amortization expense (DAC unlocking). In general, increases in the estimated investment spreads and fees result in increased expected future profitability and may lower the rate of DAC amortization, while increases in costs of product guarantees, and lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

We formally evaluate the appropriateness of the best estimate assumptions on an annual basis. If the economic environment or policyholder behavior changes quickly and substantially, assumptions will be reviewed more frequently to affirm best estimates. Any resulting DAC unlocking is reflected prospectively as a change in DAC, net on the Statements of Operations.

Sales inducements are product features that enhance the investment yield to the contractholder on the contract. We offer two types of sales inducements on certain annuity contracts. The first type, an immediate bonus, increases the account value at inception, and the second type, a persistency bonus, increases the account value at the end of a specified period.

Annuity sales inducements are deferred when credited to contractholders. DSI is reported in other assets in the Balance Sheets. They are amortized over the expected life of the contract in a manner similar to DAC and are reviewed annually for recoverability. DSI capitalization and amortization is recorded in policyholder benefits on the Statements of Operations.

The impact of unlocking during 2013 was a $1,920 increase in amortization of DAC and $547 increase in amortization of DSI primarily due to adjustments made to future period assumptions for interest margins, mortality, policyholder behavior (including surrender, annuitization and lifetime income benefit utilization), separate account returns and maintenance expenses. In 2012, the impact of unlocking was a $1,743 increase in DAC amortization and a $565 increase in DSI amortization due to similar assumption changes.

In 2012, we implemented the FASB issued guidance that changes the accounting for costs associated with acquiring or renewing insurance contracts. This guidance was adopted on a prospective basis. Specifically, the guidance changes the definition of acquisition costs eligible for deferral. In 2012, we capitalized $18,078 of acquisition costs compared to $20,123 that would have been capitalized if the Company’s previous policy had continued to be applied.

During 2012, the Company recorded a change in estimate related to the implementation of a new model for the valuation of policyholder reserves, DAC and DSI for the Company’s fixed deferred and fixed-indexed annuities. Reserve changes were primarily driven by more sophisticated modeling of newer product features such as lifetime income riders. In addition to DAC amortization related to these reserve changes, the Company’s DAC balances changed as a result of bringing the DAC projection model in line with the reserve model. Historically, the valuation and projection models were distinct in such cases as compression and product mapping. Now, valuation and projection are maintained within the same model, which provides greater consistency and a more refined estimate. This change in estimate resulted in a reserve increase of $1,538 and caused a reduction of DAC and DSI amortization of $76.

See Note 8 of the Notes to the Financial Statements for additional information regarding Deferred Acquisition Costs and Deferred Sales Inducements.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Account Balances and Future Policy Benefit Reserves

We calculate and maintain reserves for the estimated future payment of claims to policyholders based on actuarial assumptions and in accordance with industry practice. Many factors can affect these reserves, including economic and social conditions, inflation, and changes in doctrines of legal liability. The reserves we establish are Policy and contract account balances for interest-sensitive products, which include fixed deferred annuities and are generally carried at accumulated contract values. We issue variable annuity contracts through our separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. We recognize gains or losses on transfers from the general account to the separate accounts at fair value to the extent of contractholder interests in separate accounts, which are offset by changes in contractholder liabilities. We also issue variable annuity and life contracts through our separate accounts where we provide certain contractual guarantees to the contractholder. These guarantees are in the form of a guaranteed minimum death benefit (GMDB), a guaranteed minimum income benefit (GMIB), GMAB, and a GMWB. These guarantees provide for benefits that are payable to the contractholder in the event of death, annuitization, or at specified dates during the accumulation period.

Changes in GMDB and GMIB are calculated in accordance with the Financial Services – Insurance Topic of the Codification and are included in policyholder benefits on the Statements of Operations. GMAB and GMWB are considered to be embedded derivatives under the Derivatives and Hedging Topic of the Codification, and the changes in these embedded derivatives are included in change in fair value of annuity embedded derivatives on the Statement of Operations. The GMDB provides a specified minimum return upon death. The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract. The GMIB is a living benefit that provides the contractholder with a guaranteed annuitization value. The GMDB and GMIB liabilities are determined each period by estimating the expected future claims in excess of the associated account balances. We regularly evaluate estimates used and adjust the additional liability balance, with a related charge or credit to policyholder benefits on the Statement of Operations if actual experience or other evidence suggests that earlier assumptions should be revised. The GMAB is a living benefit that provides the contractholder with a guaranteed value that was established at least five years prior at each contract anniversary. The GMWB is a living benefit that provides the contractholder with a guaranteed amount of income in the form of partial withdrawals.

Policy and contract account balances for variable annuity products are carried at accumulated contract values. Future policy benefit reserves for any death and income benefits that may exceed the accumulated contract values are established using a range of economic scenarios and are accrued for using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC. Future policy benefit reserves for accumulation and withdrawal benefits that may exceed account values are established using capital market assumptions, such as index and volatility, along with estimates of future policyholder behavior.

For fixed-indexed annuity products, the policyholder obligation is divided into two parts – one part representing the value of the underlying base contract (host contract) and the second part representing the fair value of the expected index benefit over the life of the contract. The host contract is valued using principles consistent with similar deferred annuity contracts without an index benefit. The index benefit is valued at fair value using current capital market assumptions, such as index and volatility, to estimate future index levels. The index benefit valuation is also dependent upon estimates of future policyholder behavior. We must include provisions for our own credit risk and for risk that our assumptions about policyholder activity could differ from actual experience. The fair value determination of the index benefit is sensitive to the economic market and interest rate environment, as it is discounted at current market interest rates. There is volatility in this liability due to these external market sensitivities.

See Note 2 of the Notes to the Financial Statements for additional information regarding Account Balances and Future Policy Benefit Reserves.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Other than Temporary Impairments

We review the available for sale investment portfolio each quarter to determine whether or not declines in fair value are other-than-temporary. We continue to evaluate factors in addition to average cost and fair value, including credit quality, the extent and duration of the decline, market analysis, current events, recent price declines, likelihood of recovery in a reasonable period of time, and management’s judgment, to determine whether fixed income securities are considered other-than-temporarily impaired. In addition, the Investments-Debt and Equity Securities topic of the FASB ASC require that we evaluate other-than-temporary impairments on available for sale fixed-maturity securities based on additional factors. Specifically, declines in value resulting from changes in risk free interest rates must also be considered.

When the fair value of a fixed-maturity security is less than its amortized cost, we assess whether or not: (i) we have the intent to sell the security or (ii) it is more likely than not that we will be required to sell the security before its anticipated recovery. We also evaluate factors to determine whether we or any of our investment managers have intent to sell a security or a group of securities. Additionally, we perform a cash flow projection for several years into the future to determine whether cash needs would require the sale of any securities. If either of these conditions is met, we must recognize an other-than-temporary impairment for the difference between the investment’s amortized cost basis and its fair value through earnings. For securities that do not meet the above criteria, and we do not expect to recover a security’s amortized cost basis, the security is considered other-than temporarily impaired. For these securities, we separate the total impairment into the credit loss component and the amount of the loss related to other factors. The amount of the total impairment related to credit loss is considered an OTTI and is recognized in realized investment gains, net on the Statements of Operations. The amount of the total impairment related to other factors is recognized in other comprehensive income, net of impacts to DAC, DSI, reserves, and deferred income taxes.

See Note 4 of the Notes to the Financial Statements for additional information regarding other than temporary impairment losses.

Income Taxes

We file a consolidated federal income tax return with AZOA. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code and its related regulations and reimbursement will be in accordance with an intercompany tax reimbursement arrangement. We provide for federal income taxes based on amounts we believe are ultimately owed. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, we may be required to significantly change the provision for federal income taxes recorded on the Balance Sheets. Any such change could significantly affect the amounts reported on the Statements of Operations. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, we evaluate the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service (IRS) or the tax courts.

We utilize the asset and liability method of accounting for income tax. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be fully realized or that the related temporary differences, such as OTTI, will not reverse over time.

Although realization is not assured, we believe it is not necessary to establish a valuation allowance for ordinary deferred tax assets, as it is more likely than not the deferred tax assets will be realized principally through future reversals of existing ordinary taxable temporary differences and future ordinary taxable income. For deferred tax assets that are capital in nature, considering all objective evidence and the available tax planning strategy, it is more likely than not the deferred tax assets that are capital in nature will be realized and no valuation allowance is required. The amount of the ordinary and capital deferred tax assets considered realizable could be reduced in the near term if estimates of future reversals of existing taxable temporary differences and future ordinary and capital taxable income are reduced.

Allianz Index Advantage® New York Prospectus – June 3, 2014

See Note 13 of the Notes to the Financial Statements for additional information regarding income tax estimates and assumptions.

Allocation of Income and Expense

The Company does not maintain segregated investment portfolios for each segment. All interest and similar income, net and realized investment gains, are allocated to the segments. Assets are only monitored at the total company level, and as such, asset disclosures by segment are not included herein.

Income and expense related to assets backing policyholder reserves are allocated to the segments based on policyholder reserve levels. The results of our Individual Annuity and Other segments also reflect allocation of income and expense related to assets backing surplus. Income and expense related to assets backing surplus are allocated to the segments based on required capital levels for each segment and are excluded from estimated gross profits used in reserve and DAC model projections.

Results of Operations

				Increase (decrease)		Increase (decrease)
Total Company:	Year Ended December 31,			and % change		and % change
	2013	2012	2011	2013 - 2012		2012 - 2011
Revenue:
Net premiums and policy fees	$50,733	$40,192	$30,891	$10,541	26.2%	$9,301	30.1%
Interest and similar income, net	29,664	30,850	32,584	(1,186)	(3.8)%	(1,734)	(5.3)%
Change in fair value of assets and liabilities	(78,973)	(14,676)	(8,116)	(64,297)	(438.1)%	(6,560)	(80.8)%
Realized investment gains, net	829	14,502	1,605	(13,673)	(94.3)%	12,897	803.6%
Fee, commission and other revenue	2,795	2,385	1,865	410	17.2%	520	27.9%
Total revenue	5,048	73,253	58,829	(68,205)	(93.1)%	14,424	24.5%

Benefits and Expenses:
Net benefits	(38,103)	23,570	84,178	(61,673)	(261.7)%	(60,608)	(72.0)%
General and administrative and commission	32,410	32,827	39,962	(417)	(1.3)%	(7,135)	(17.9)%
Change in deferred acquisition costs, net	(6,163)	4,430	(39,425)	(10,593)	(239.1)%	43,855	111.2%
Total benefits and expenses	(11,856)	60,827	84,715	(72,683)	(119.5)%	(23,888)	(28.2)%

Pretax income (loss)	16,904	12,426	(25,886)	4,478	36.0%	38,312	148.0%

Income tax expense (benefit)	4,425	3,321	(10,626)	1,104	33.2%	13,947	131.3%
Net income (loss)	$12,479	$9,105	$(15,260)	$3,374	37.1%	$24,365	159.7%

				Increase (decrease)		Increase (decrease)
	Year Ended December 31,			and % change		and % change
	2013	2012	2011	2013 - 2012		2012 - 2011
Pretax income (loss):
Individual Annuity	$17,477	$10,933	$(25,974)	$6,544	59.9%	$36,907	142.1%
Other	(573)	1,493	88	(2,066)	(138.4)%	1,405	1,596.6%
Total Pretax income (loss)	$16,904	$12,426	$(25,886)	$4,478	36.0%	$38,312	148.0%

Allianz Index Advantage® New York Prospectus – June 3, 2014

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Overview

●
Net income (loss): For the Company, net income is an increase of $3,374 or 37.1%, to $12,479 for 2013 compared to $9,105 for the prior year. The pretax income increase is primarily due to the favorable impact for the Individual Annuity reserves net of economic hedging driven by market movement in 2013.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

Overview

●
Net income (loss): For the Company, net income is an increase of $24,365 or 159.7%, to $9,105 for 2012 compared to ($15,260) for 2011. The pretax income increase is primarily due to the favorable impact for the Individual Annuity reserves net of economic hedging driven by market movement in 2012 and additional favorable impact from the DAC model update completed in late 2012.

Selected Operating Performance Measures

				Increase (decrease)		Increase (decrease)
	Year Ended December 31,			and % change		and % change
	2013	2012	2011	2013 - 2012		2012 - 2011
Deposits & Gross Written Premium
Individual Annuity	$314,109	$343,346	$371,205	$(29,237)	(8.5)%	$(27,859)	(7.5)%
Other	4,815	4,919	4,963	(104)	(2.1)%	(44)	(0.9)%
Total	318,924	348,265	376,168	(29,341)	(8.4)%	(27,903)	(7.4)%
Inforce
Individual Annuity	$2,597,204	$2,184,664	$1,757,589	$412,540	18.9%	$427,075	24.3%
Other	84,046	93,755	100,620	(9,709)	(10.4)%	(6,865)	(6.8)%
Total	2,681,250	2,278,419	1,858,209	402,831	17.7%	420,210	22.6%

Deposits, gross written premiums, and in-force amounts in the table above are for direct and assumed business. Deposits reflect amounts collected on both new and renewal business. Gross premiums written reflect premiums collected on renewal business. Individual Annuity in-force represents account values of the annuity contracts for our variable, fixed deferred and fixed-indexed annuity contracts. The overall decrease in deposits is a result of challenging market conditions, including the low interest rate environment. Other products in-force amounts represent life insurance in-force within our special markets products. The decrease in gross premiums written and in-force over the last two years is due to these being closed blocks of business. The movement of in-force, year over year, is primarily driven by policyholder activity and market performance. Increases are driven by deposits and new business, and decreases are driven by policyholder charges, surrenders, and claims.

Individual Annuity and Other

Based upon the significance of the Individual Annuity segment and its overall impact on the total results of operations we only provided variance commentary at the total company level for year ended December 31, 2013 compared to 2012 and year ended December 31, 2012, compared to 2011. The following tables provide the results of operations for the Individual Annuity and Other segments.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Individual Annuity

Segment results of operations

				Increase (decrease)		Increase (decrease)
	Year Ended December 31,			and % change		and % change
	2013	2012	2011	2013 - 2012		2012 - 2011
Revenue:
Net premiums and policy fees	$47,281	$36,997	$27,631	$10,284	27.8%	$9,366	33.9%
Interest and similar income, net	28,590	29,905	31,778	(1,315)	(4.4)%	(1,873)	(5.9)%
Change in fair value of assets and liabilities	(78,973)	(14,676)	(8,116)	(64,297)	(438.1)%	(6,560)	(80.8)%
Realized investment gains, net	796	14,170	1,582	(13,374)	(94.4)%	12,588	795.7%
Other revenue	2,795	2,385	1,822	410	17.2%	563	30.9%
Total revenue	489	68,781	54,697	(68,292)	(99.3)%	14,084	25.7%
Benefits and expenses:
Net benefits	(42,034)	20,914	82,338	(62,948)	(301.0)%	(61,424)	(74.6)%
General and administrative and commission	31,486	32,277	38,003	(791)	(2.5)%	(5,726)	(15.1)%
Change in deferred acquisition costs, net	(6,440)	4,657	(39,670)	(11,097)	(238.3)%	44,327	111.7%
Total benefits and expenses	(16,988)	57,848	80,671	(74,836)	(129.4)%	(22,823)	(28.3)%

Pretax income (loss)	$17,477	$10,933	$(25,974)	$6,544	59.9%	$36,907	142.1%

Other

Segment results of operations

				Increase (decrease)		Increase (decrease)
	Year Ended December 31,			and % change		and % change
	2013	2012	2011	2013 - 2012		2012 - 2011
Revenue:
Net premiums and policy fees	$3,452	$3,195	$3,260	$257	8.0%	$(65)	(2.0)%
Interest and similar income, net	1,074	945	806	129	13.7%	139	17.2%
Change in fair value of assets and liabilities	—	—	—	—	—%	—	—%
Realized investment gains, net	33	332	23	(299)	(90.1)%	309	1,343.5%
Fee, commission and other revenue	—	—	43	—	—%	(43)	(100.0)%
Total revenue	4,559	4,472	4,132	87	1.9%	340	8.2%
Benefits and expenses:
Net benefits	3,931	2,656	1,840	1,275	48.0%	816	44.3%
General and administrative and commission	924	550	1,959	374	68.0%	(1,409)	(71.9)%
Change in deferred acquisition costs, net	277	(227)	245	504	222.0%	(472)	(192.7)%
Total benefits and expenses	5,132	2,979	4,044	2,153	72.3%	(1,065)	(26.3)%

Pretax (loss) income	$(573)	$1,493	$88	$(2,066)	(138.4)%	$1,405	1,596.6%

Total Company – Statement of Operations Line Item Variance Analysis

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Revenue

Net premiums and policy fees. Net premiums consist primarily of premiums for long-term care, net of reinsurance, and life insurance. Policy fees represent asset fees, cost of insurance charges, administrative fees, charges for guarantees on investment products, and surrender charges for investment products.

●
Premium and policy fee revenue increase of $10,541 or 26.2% in 2013 as compared to 2012 is primarily due to increases in fee revenue and rider charges driven by higher Individual Annuity separate account balances.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Interest and similar income, net. Interest and similar income primarily includes interest income on fixed-maturity securities classified as available-for-sale.

●	Interest and similar income decrease of $1,186 or 3.8% in 2013 compared to 2012 is primarily due to a decrease in the book value of assets and the average yield earned on the investments.

Change in fair value of assets and liabilities. Change in fair value of assets and liabilities represents the changes in fair value and the realized gains and losses from derivative instruments. We utilize derivatives within certain actively managed investment portfolios to manage the risk associated with variability in cash flows or changes in fair values related to financial assets and liabilities. See Application of Critical Accounting Policies for additional information.

●
Change in fair value of assets and liabilities is a decrease of $64,297 or 438.1% in 2013 compared to 2012. This is driven by the unfavorable hedge results on derivatives for Individual Annuity primarily due to interest rate movement impacting the hedge for variable annuity products. The Individual Annuity hedge results partially offset reserve changes in net benefits.

Realized investment gains (losses), net. Realized investment gains (losses) consist of gains and losses from the sale or impairment of investments.

●	Realized investment gains is a decrease of $13,673 or 94.3% in 2013 compared to 2012 is primarily as a result of the lower sales in 2013 of fixed-maturity securities.

Fee, commission and other revenue. Fee, commission and other revenue relate primarily to fees earned from assets under management by certain fund companies.

●
Fee, commission and other revenue increase of $410 or 17.2% in 2013 compared to 2012 is due to higher fund administration fees driven by increases in Individual Annuities assets under management as a result of improved market conditions in 2013.

Benefits and Expenses

Net benefits. Net benefits consist of amounts paid to policyholders and changes in liabilities held for anticipated future benefit payments under insurance policies and annuity contracts. Amounts are net of benefit payments recovered or expected to be recovered under reinsurance contracts. The index benefit under fixed-indexed annuities and the accumulation and withdrawal benefits under variable annuity guarantees include the change in fair value for these embedded derivatives. The derivatives to hedge these benefits are included in revenue under change of fair value of assets and liabilities. Net benefits also include amortization of DSI.

●
Net benefits decrease of $61,673 or 261.7% in 2013 compared to 2012 is primarily due to a favorable change in reserves for Individual Annuity driven by the impact of market movement in 2013 compared to 2012 partially offset by unfavorable variance due to change in loss reserves in Long Term Care (LTC) due to change in claim continuance assumption updates in 2013. Individual Annuity reserve movements are partially hedged in Change in fair value of assets and liabilities.

General and administrative and commissions. General and administrative and commission expenses includes compensation, consultant fees, information technology, facilities and equipment, advertising and marketing, legal and regulatory and corporate related expenses.

●	General and administrative and commission expenses decrease of $417 or 1.3% in 2013 compared to 2012 is primarily due to lower insurance department fees partially offset by higher trail commissions.

Change in deferred acquisition costs, net. Change in deferred acquisition costs represents the capitalization of acquisition costs reported in general and administrative and commission expenses, and amortization of DAC and DSI. For Individual Annuity contracts, acquisition costs are amortized in relation to the present value of expected future gross profits from investment margins and mortality, morbidity, and expense charges. Acquisition costs for long-term care policies are deferred and amortized over the lives of the policies. Changes in assumptions are recorded as an increase or decrease in amortization (unlocking).

●
Change in deferred acquisition costs is a decrease of $10,593 or 239.1% in 2013 compared to 2012. The favorable change in deferred acquisition costs is due to the change in interest rates and its impact on estimated gross profits in 2013 compared to 2012 and lower capitalization from the decrease in premiums for Individual Annuities.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Income tax expense (benefit)

●
Income tax expense (benefit): The 2013 income tax expense is an increase of $1,104 compared 2012. The change is primarily attributable to an increase in pre-tax income of $4,478 offset by an additional Separate Account dividend received deduction (DRD) pre-tax benefit of $(898).

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

Revenue

●
Net premiums and policy fee: Premium and policy fee revenue increase of $9,301 or 30.1% in 2012 as compared to 2011 is primarily due to increases in fee revenue and rider charges driven by higher Individual Annuity separate account balances driven by market movement.

●
Interest and similar income, net: Interest and similar income decrease of $1,734 or 5.3% in 2012 compared to 2011 is primarily due to a decrease in average invested assets and a decrease in the average yield earned on the investments.

●
Change in fair value of assets and liabilities:  Change in fair value of assets and liabilities decrease of $6,560 or 80.8% in 2012 compared to 2011 is driven by results on derivatives for Individual Annuity and for assets backing surplus. The Individual Annuity derivative results are intended to economically hedge reserve changes in net benefits.

●
Realized investment gains (losses), net: Realized investment gain increase of $12,897 or 803.6% in 2012 compared to 2011 is primarily the result of the sale of fixed-maturity securities due to portfolio rebalancing.

●
Fee, commission and other revenue: The revenue increase of $520 or 27.9% in 2012 compared to 2011 is due to higher fund administration service fees resulting from increases in assets under management from the improved market conditions in 2011.

Benefits and Expenses

●
Net benefits: Benefits is a decrease of $60,608 or 72.0% in 2012 compared to 2011 primarily due to a favorable change in reserves for Individual Annuity driven by the impact of market movement in 2012 compared to 2011, and a benefit from a change in accounting estimate, which impacted reserves in 2012. Individual Annuity reserve movements are economically hedged in change in fair value of assets and liabilities. Benefits include an unfavorable impact of $3,919 from unlocking in 2012 compared to $6,204 in 2011.

●	General and administrative and commission: The expense decrease of $7,135 in 2012 compared to 2011 is primarily due to lower fees and assessments in 2012 compared to 2011.

●
Change in deferred acquisition costs, net: The change in deferred acquisition costs is an increase of $43,855 in 2012 compared to 2011. The unfavorable change is due to unfavorable amortization for Individual Annuities driven by higher actual gross profits in 2012 compared to 2011 and lower capitalization from the decrease in deposits for Individual Annuities. The change in deferred acquisition costs includes an unfavorable impact for the adoption of guidance on acquisition costs eligible for deferral in 2012 and the unfavorable impact of $1,743 from unlocking in 2012 compared to a favorable impact of $2,998 in 2011.

Income tax expense (benefit)

●
Income tax expense (benefit): The income tax expense is an increase of $13,947 in 2012 compared to 2011. The change is primarily attributable to an increase in pre-tax income of $38,312 offset by an additional Separate Account DRD pre-tax benefit of $(558).

Allianz Index Advantage® New York Prospectus – June 3, 2014

Financial Condition

Investment Strategy

Our investment strategy focuses on diversification by asset class. We seek to achieve economic diversification, while reducing overall credit and liquidity risks. We attempt to mitigate these credit and liquidity risks by adhering to investment policies that provide portfolio diversification on an asset class, creditor, and industry basis, and by complying with investment limitations governed by state insurance laws and regulations, as applicable. We also consider all relevant objective information available in estimating the cash flows related to structured securities. In addition, we seek to mitigate the impact of cash flow variability from embedded options in our variable annuities, through certain investment products such as interest rate swaps and futures contracts. We actively monitor and manage exposures, and determine whether any securities are impaired. The aggregate credit risk taken in the investment portfolio is influenced by our risk/return preferences, the economic and credit environment, and the relationship of credit risk in the asset portfolio to liabilities. We also have an asset-liability management strategy to align cash flows and duration of the investment portfolio with contractholder liability cash flows and duration.

The following table presents the investment portfolio at December 31.

Portfolio Composition	2013		2012
	Carrying value	% of total	Carrying value	% of total

Fixed maturities	$ 645,870	99.1%	$ 711,526	99.7%
Derivatives	5,508	0.9%	2,159	0.3%
Policy loans	263	0.0%	261	0.0%
Total investments	$ 651,641	100.0%	$ 713,946	100.0%

Allianz Index Advantage® New York Prospectus – June 3, 2014

Fixed Maturity Securities

At December 31, the amortized cost, gross unrealized gains, gross unrealized losses, and fair value of fixed-maturity securities (excluding trading securities) are shown in the following tables:

			Gross	Gross
	Amortized	% of	unrealized	unrealized	Fair	% of
	cost	Total	gains	losses	value	Total
2013:
Fixed-maturity securities:
U.S. government	$57,053	9.3%	646	471	57,228	8.9%
States and political
subdivisions	17,574	2.9%	114	1,179	16,509	2.6%
Foreign government	2,534	0.4%	44	155	2,423	0.4%
Public utilities	39,615	6.4%	4,363	648	43,330	6.7%
Corporate securities	343,790	55.9%	26,790	6,349	364,231	56.3%
Mortgage-backed
securities	154,728	25.1%	8,390	969	162,149	25.1%
Total	$615,294	100%	40,347	9,771	645,870	100%

			Gross	Gross
	Amortized	% of	unrealized	unrealized	Fair	% of
	cost	Total	gains	losses	value	Total
2012:
Fixed-maturity securities:
U.S. government	$31,545	5.0%	1,264	—	32,809	4.6%
States and political
subdivisions	18,094	2.8%	652	211	18,535	2.6%
Foreign government	558	0.1%	65	—	623	0.1%
Public utilities	37,070	5.8%	6,644	30	43,684	6.1%
Corporate securities	361,419	56.7%	48,701	252	409,868	57.6%
Mortgage-backed
securities	188,345	29.6%	17,670	8	206,007	29.0%
Total	$637,031	100%	74,996	501	711,526	100%

As of December 31, 2013 and 2012, there were 79 and 10, respectively, available-for-sale fixed-maturity securities that were in an unrealized loss position.

As of December 31, 2013 and 2012, of the total amount of unrealized losses $9,524 or 97.5% and $325 or 64.9%, respectively, are related to unrealized losses on investment grade securities. Investment grade is defined as a security having a credit rating of Aaa, Aa, A, or Baa from Moody’s or a rating of AAA, AA, A, or BBB from Standards and Poor (S&P), or a NAIC rating of 1 or 2 if a Moody’s or S&P rating is not available. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received. As mentioned in Note 2 of the Financial Statements, the Company reviews these securities regularly to determine whether or not declines in fair value are other than temporary. Further, as the Company neither has an intention to sell nor does it expect to be required to sell the securities outlined above, the Company did not consider these investments to be other than temporarily impaired.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Unrealized investment losses of fixed-maturity securities, for investment grade (IG) and below investment grade (BIG) securities by duration are as follows at December 31:

	2013
	IG	% of IG and BIG	BIG	% of IG and BIG

Twelve months or less below amortized cost	$ 8,290	84.8%	$ 85	0.9%
More than twelve months below amortized cost	1,233	12.6%	163	1.7%
Total	$ 9,523	97.4%	$ 248	2.6%

	2012
	IG	% of IG and BIG	BIG	% of IG and BIG

Twelve months or less below amortized cost	$ 295	58.9%	$ -	0.0%
More than twelve months below amortized cost	30	6.0%	176	35.1%
Total	$ 325	64.9%	$ 176	35.1%

Unrealized investment losses of fixed-maturity securities, for instances in which fair value declined below amortized cost by greater than or less than 20% for consecutive periods as indicated in the tables below, are as follows at December 31:

	Amortized Cost		Unrealized Loss		Number of Securities
2013	< 20%	> 20%	< 20%	> 20%	< 20%	> 20%
Twelve months or less below amortized cost	$ 178,517	$ 1,423	$ 8,077	$ 298	72	1
More than twelve months below amortized cost	10,323	-	1,396	-	6	-
Total unrealized investment losses	$ 188,840	$ 1,423	$ 9,473	$ 298	78	1

	Amortized Cost		Unrealized Loss		Number of Securities
2012	< 20%	> 20%	< 20%	> 20%	< 20%	> 20%
Twelve months or less below amortized cost	$ 17,468	$ -	$ 295	$ -	7	-
More than twelve months below amortized cost	1,517	-	206	-	3	-
Total unrealized investment losses	$ 18,985	$ -	$ 501	$ -	10	-

Other-than-temporary impairments, by market sector, for impairments included in the Statements of Operations, are at December 31, are as follows:

	2013		2012
	Impairment	No. of Securities	Impairment	No. of Securities
Corporate securities	$ 241	1	$ 169	2

The following table presents a rollforward of the Company’s cumulative impairments on fixed-maturity securities held on December 31:

	2013	2012
Balance as of January 1	$—	270
Additions for credit impairments recognized on:
Securities not previously impaired	—	169
Additions for securities that the Company intends to sell or more likely
than not be required to sell before recovery (interest)	241	—
Reductions for credit impairments previously on:
Securities that matured or were sold during the period	—	(439)
Balance as of December 31	$241	—

Allianz Index Advantage® New York Prospectus – June 3, 2014

Total available for sale fixed-maturity securities by quality rating category at December 31, are shown below:

		2013
		Fair Value	% of Total	Amortized Cost	% of Total
AAA		$ 88,965	13.8%	$ 82,721	13.4%
AA		185,011	28.6%	181,640	29.5%
A		198,359	30.7%	185,014	30.1%
BBB		172,606	26.7%	164,828	26.8%
BB		460	0.1%	545	0.1%
B and below		469	0.1%	546	0.1%
	Total	$ 645,870	100.0%	$ 615,294	100.0%

		2012
		Fair Value	% of Total	Amortized Cost	% of Total
AAA		$ 100,329	14.1%	$ 89,698	14.1%
AA		196,063	27.5%	182,061	28.6%
A		209,459	29.4%	181,804	28.5%
BBB		195,494	27.5%	173,287	27.2%
BB		9,771	1.4%	9,632	1.5%
B and below		410	0.1%	549	0.1%
	Total	$ 711,526	100.0%	$ 637,031	100.0%

The amortized cost and fair value of available-for-sale and held to maturity fixed-maturity securities at December 31, 2013, by contractual maturity, are shown below:

	Amortized
	cost	Fair value
Available-for-sale:
Due in one year or less	$6,889	6,988
Due after one year through five years	167,641	181,854
Due after five years through ten years	180,453	186,781
Due after ten years	105,583	108,098
Mortgage-backed securities	154,728	162,149

Total available-for-sale fixed-maturity securities	$615,294	645,870

Expected maturities will differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Commercial Mortgage-backed and Other Asset-backed Securities

Commercial mortgage-backed securities (CMBS) represent pools of commercial mortgages that are broadly diversified across property types and geographical areas. The following table summarizes our exposure to CMBS holdings by credit quality and vintage year as of December 31:

2013
% of total CMBS			Vintage

AAA	$ 72,622	77.4%	2011	$ 2,138	2.3%
AA	12,133	12.9%	2010	2,201	2.3%
A	9,123	9.7%	2009 and prior	89,539	95.4%
	$ 93,878	100.0%		$ 93,878	100.0%

2012
% of total CMBS			Vintage

AAA	$ 77,650	78.5%	2011	$ 2,254	2.3%
AA	11,729	11.8%	2010	2,366	2.4%
A	9,631	9.7%	2008 and prior	94,390	95.3%
	$ 99,010	100.0%		$ 99,010	100.0%

Our Asset Backed Security (ABS) holdings consist primarily of CDOs. The CDO investment assets generally include credit asset-backed securities, mortgage-backed securities, default swaps/synthetic CDO, and asset-backed securities that meet specific criteria, such as credit quality, insurance requirements, or limits on the types of collateral underlying those investments.

The following table summarizes our exposure to other ABS holdings by credit quality and vintage year as of December 31:

2013
% of total ABS		Vintage

AAA	$ 8,926	2009 and prior	$ 8,926

2012
% of total ABS		Vintage

AAA	$ 11,951	2008 and prior	$ 11,951

Allianz Index Advantage® New York Prospectus – June 3, 2014

The following financial instruments are carried at fair value on a recurring basis in the Company Financial Statements: available-for-sale securities, freestanding and embedded derivatives, and separate accounts assets and liabilities. The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each valuation was classified into Level 1, 2, or 3. See Note 5 of the Notes to Financial Statements in Item 8 for additional information.

	Total	Level 1	Level 2	Level 3
2013:
Assets accounted for at fair value:
Fixed-maturity securities:
U.S. government	$57,228	57,228	—	—
States and political
subdivisions	16,509	—	16,509	—
Foreign government	2,423	—	2,423	—
Public utilities	43,330	—	43,330	—
Corporate securities	364,231	—	363,166	1,065
Mortgage-backed securities	162,149	—	162,149	—
Derivative asset	5,508	—	5,508	—
Separate account assets	1,986,039	1,986,039	—	—
Total assets accounted
for at fair value	$2,637,417	2,043,267	593,085	1,065
Liabilities accounted for at fair value:
Derivative liability	$73,273	—	73,273	—
Separate account liabilities	1,986,039	1,986,039	—	—
Annuity embedded
derivative liabilities	22,640	—	—	22,640
Total liabilities
accounted for at
fair value	$2,081,952	1,986,039	73,273	22,640

	Total	Level 1	Level 2	Level 3
2012:
Assets accounted for at fair value:
Fixed-maturity securities:
U.S. government	$32,809	32,809	—	—
States and political
subdivisions	18,535	—	18,535	—
Foreign government	623	—	623	—
Public utilities	43,684	—	43,684	—
Corporate securities	409,868	—	408,766	1,102
Mortgage-backed securities	206,007	—	206,007	—
Derivative asset	2,159	—	2,159	—
Separate account assets	1,577,274	1,577,274	—	—
Total assets accounted
for at fair value	$2,290,959	1,610,083	679,774	1,102
Liabilities accounted for at fair value:
Derivative liability	$5,430	—	5,430	—
Separate account liabilities	1,577,274	1,577,274	—	—
Annuity embedded
derivative liabilities	95,625	—	—	95,625
Total liabilities
accounted for at
fair value	$1,678,329	1,577,274	5,430	95,625

Allianz Index Advantage® New York Prospectus – June 3, 2014

Liquidity and Capital Resources

Overview

Liquidity and Capital Resources represent our overall financial strength and ability to generate cash flows from the business. The liquidity requirements are generally met through funds provided by investment income, receipt of insurance premiums, management and expense (M&E) fees and benefit rider income, maturities and sales of investments, reinsurance recoveries, and capital contributions from Allianz Life.

We do not utilize the capital markets as a source of capital. Should the need for capital arise, we may utilize our parent, Allianz Life, as an alternative source of funding. If capital infusions are deemed necessary, we obtain prior approval by the New York Department of Financial Services, as appropriate.

Financial Ratings and Strength

We received the following financial strength ratings as of December 31, 2013:

■	AM Best	A (Excellent)

■	Standard & Poor’s	AA (Very Strong)

The financial strength ratings are influenced by many factors including the operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage, and exposure to risks.

Cash Flows

The following table sets forth information from our Statement of Cash Flows for the years ended December 31:

	Year Ended December 31,
Consolidated Cash Flows	2013	2012	2011
Net cash provided by operating activities	$ 8,590	$ 40,194	$ 6,394
Net cash provided by (used in) investing activities	20,962	2,298	(40,107)
Net cash (used in) provided by financing activities	(71,068)	(17,335)	56,609

Net change in cash and cash equivalents	$ (41,516)	25,157	22,896

For the year ended December 31, 2013, cash and cash equivalents decreased $41,516 as compared to 2012 and increased $25,157 for the year ended December 31, 2012, compared to 2011. We have the funds necessary to meet the capital requirements in the state of New York, and to support our operations.

The decrease in net cash provided by operating activities in 2013 as compared to 2012 is driven by higher federal income taxes paid compared to taxes received in 2012. The increase in 2012 compared to 2011 is driven by taxes paid/received, lower assessment fees, and settlement of inter-company receivable/payable.

In 2013, the increase in cash flows used in investing activities was primarily driven by decreased purchases partially offset by fewer sales and redemptions of available-for-sale fixed-maturity securities compared to 2012. In 2012, the increase in cash flows used in investing activities was driven primarily by increased sales and redemptions due to portfolio rebalancing partially offset by fewer purchases of available-for-sale fixed-maturity securities compared to 2011.

The decrease in cash flows from financing activities was driven by increased withdrawals in 2013 and the capital contribution of $20,000 received from our parent company in 2012. In 2012, the decrease in cash provided by financing activities, compared to 2011, was primarily due to lower deposits and an increase in policyholder withdrawals.

Risk-Based Capital

An insurance company’s state of domicile imposes minimum risk-based capital (RBC) requirements that were developed by the NAIC. The formulas for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of a company’s regulatory total adjusted capital to its authorized control level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio improved to 405% at December 31, 2013, from 349% at December 31, 2012. Regulatory action against a company may be initiated when this ratio falls below 200%. We consider our surplus position more than adequate to handle severe adverse experience based upon industry standards and our own risk analysis.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Dividends and Capital Contributions

We did not pay any dividends during the year ended December 31, 2013, and December 31, 2012.

We received capital contributions of $0 and $20,000 during the year ended December 31, 2013, and December 31, 2012, respectively.

Commitments

The following table summarizes certain contractual obligations and the Company’s commitments by period as of December 31, 2013:

		In 1 year	after 1 year	After 3 years	After
	Total	or less	up to 3 years	up to 5 years	5 Years
Payments due
Policyholder liabilities	$ 762,003	$ 100,079	$ 166,664	$ 139,375	$ 355,885
Operating leases	152	22	46	48	36
Total payments due	$ 762,155	$ 100,101	$ 166,710	$ 139,423	$ 355,921

Policyholder liabilities include estimated claim and benefit, policy surrender and commission obligations offset by expected future deposits and premiums on in-force insurance policies and investment contracts in the Individual Annuity and Other segments. We have excluded the separate account liabilities as these obligations are legally insulated from general account obligations and will be fully funded by cash flows from separate account assets. The obligations have not been discounted at present value. Estimated claim and benefit obligations are based upon mortality, morbidity and lapse assumptions comparable to historical experience. The results are based on assuming market growth and interest crediting consistent with other valuation assumptions. In contrast to this table, the majority of the Company’s obligations are recorded on the balance sheet at current account values or other GAAP prescribed measurements that are not directly related to liability cash flows. These obligations do not incorporate an expectation on future market growth, interest crediting, or future deposits. Therefore, due to the significance of the assumptions used, the amounts presented could materially differ from actual results.

Operating leases include non-cancelable obligations on certain office space and equipment.

Contingencies

We may become subject to claims and lawsuits that arise in the ordinary course of business. It is our opinion that the ultimate resolution of such litigation will not have a material adverse effect on our financial position. We are contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies. We recognize legal costs as incurred.

The financial services industry, including mutual funds, variable and fixed annuities, life insurance, distribution companies, and broker-dealers, has been the subject of close scrutiny by regulators, legislators, and the media over the past few years.

Federal and state regulators, such as state insurance departments, state securities departments, the SEC, and  Financial Industry Regulatory Authority (FINRA) and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning various selling practices, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance laws and securities laws. State regulators have also been investigating various practices relating to unclaimed property. In certain instances, these investigations have led to regulatory enforcement proceedings. We are subject to ongoing market conduct examinations and investigations by regulators which may have a material adverse effect on the Company.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet transactions, arrangements or other relationships that we believe would be reasonably likely to have a material effect on our liquidity or the requirements for capital resources.

We utilize exchange-traded futures to economically hedge certain product liabilities. Under this kind of transaction, we agree to purchase a specified number of contracts and settle the variation margin with the counterparty on a daily basis in an amount equal to the change in the market value of the underlying contracts from the close of the previous trading day. The parties with whom we enter into the exchange-traded futures contracts are regulated futures commission’s merchants who are members of a trading exchange.

Allianz Index Advantage® New York Prospectus – June 3, 2014

We are exposed to credit-related losses in the event of non-performance by counterparties under the terms of the futures contracts. We minimize counterparty credit risk by establishing relationships only with counterparties rated A- and higher. Given the credit ratings of the counterparties with which we transact, we do not expect any counterparties to fail to meet their obligations. We also have executed CSA agreements with all active counterparties and require a CSA from all new counterparties added to our counterparty pool. The CSA agreements further limit our counterparty credit risk by requiring the counterparty to post collateral to a segregated custodial account based on the net exposure to the Company.

As our futures transactions are executed through a regulated exchange, positions are marked-to-market and settled on a daily basis, and collateral is posted prior to execution of a transaction, we have minimal exposure to credit-related losses in the event of non-performance.

We are also required to post collateral for any futures and options contracts that are executed. The amount of collateral required is determined by the exchange on which the contract is traded. For 2013 and 2012, we posted U.S. Government Securities to satisfy this collateral requirement.

Forward-looking Statements

This report reviews the Company’s financial condition and results of operations. Where appropriate, factors that may affect future financial performance are also identified and discussed. Certain statements made in this report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts, and may contain words like “believe,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “will,” “shall,” “may,” and other words, phrases or expressions with similar meaning. Forward-looking statements are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update publicly or revise any forward-looking statements.

Item 11(j).

Quantitative and Qualitative Disclosures about Market Risk

Market risk is the risk of the loss of fair value resulting from adverse changes in market rates and prices, such as interest rates and equity prices. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying financial instruments are traded. The following is a discussion of our market risk exposures and our risk management practices.

Interest Rate Risk

Interest rate risk is the risk that interest rates will change and cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins.

We have an asset-liability matching strategy to align the cash flows and duration of the investment portfolio with those of the policyholder liabilities. We limit interest rate risk on variable annuity guarantees through economic interest rate hedges.

Equity Market Risk

Equity market risk is the risk that movements in equity prices will result in losses to assets held by us or that product features tied to equity markets will increase in value by more than held assets. The policy value of fixed-indexed annuity and fixed-indexed universal life products increases based on the growth of market indexes. We economically hedge this exposure with a combination of OTC and exchange-traded derivatives.

In addition, equity risk is present in variable annuity products with guarantees which provide a guaranteed level of payments irrespective of market movements. We have adopted an economic hedging program using derivative instruments to manage the equity market risk to provide for excess guarantee payments in those situations when the separate account assets are not sufficient to provide for them.

Basis risk is the risk that variable annuity economic hedge asset value changes unexpectedly relative to the value of the underlying separate account funds of the variable annuity contracts. We mitigate this risk through regular review and synchronization of fund mappings, product design features, and economic hedge design.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Sensitivity Analyis

To assess the impact of changes in interest rate and equity markets, we perform sensitivity tests. Sensitivity tests measure the instantaeous impact of a single hypothetical interest rate or equity price change on our pre-tax income, or fair value of an asset or liability, while holding all other rates or prices constant. To assess interest rate risk we perform a sensitivity test which instantaneously shocks interest rates across all maturities by a hypothetical 50 basis points (bps). To assess equity risk, we perform a sensitivity test which instantaneously decreases all equity prices by a hypothetical 15%.

Interest Rate Risk

One means of assessing exposure to interest rate changes is to measure the potential change in fair value of an asset due to a hypothetical change in interest rates of 50 bps across all maturities. We noted that under this model, with all other factors remaining constant, a 50 bps increase in interest rates would result in the decrease in the fair value of our fixed income securities of $18,147 based on our securities positions as of December 31, 2013.

We also examined the impact on pre-tax income due to hypothetical decrease in interest rates of 50 bps across all maturities. Note that all impacts referenced below reflect reserve changes net of economic hedge impact and DAC changes unless otherwise noted. Under this model, with all other factors being constant, we estimated that such a decline would cause our pre-tax income to decrease by $1,200 as of December 31, 2013.

Equity Market Risk

One means of assessing exposure to changes in equity market prices is to estimate the potential changes in pre-tax income from a hypothetical decline in equity market prices of 15%. Under this model, with all other factors constant, we estimated that such a decline in equity market prices would cause our pre-tax income to decrease by$15,951 based on our equity exposure as of December 31, 2013.

Adoption of New Financial Accounting Standards

See Note 2 – “Summary of Significant Accounting Policies” of the Company’s Financial Statements in Item 8 – Financial Statements of this prospectus for information related to recent accounting pronouncements.

16.	FINANCIAL STATEMENTS

The financial statements of Allianz Life of NY Variable Account C as of and for the year or period ended December 31, 2013 (including the statements of changes in net assets for each of the years or periods in the two year period then ended and the financial highlights for each of the periods presented) , are included in Part C of the Registration Statement filed with the SEC on Form N-4 in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The financial statements and supplemental schedules of Allianz Life Insurance Company of New York as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, are included in Appendix C of this prospectus, in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Allianz Index Advantage® New York Prospectus – June 3, 2014

17.	PRIVACY AND SECURITY STATEMENT

2014
Your privacy is a high priority for Allianz Life Insurance Company of New York (Allianz Life® of NY). Our pledge to protect your privacy is reflected in our Privacy and Security Statement. This statement outlines our principles for collecting, using and protecting information that we maintain about you.

Information about you that Allianz Life of NY collects

Allianz Life of NY collects information about you so that we can provide you with the products and services you have requested, maintain your account, improve our services, and inform you of additional products or services that may be of interest to you. We limit the amount of information collected to what we feel is needed for these purposes. We may collect your information from the following sources:

•
From you, either directly or through your agent. This includes information on your insurance application or other information provided during the application process or while you hold a policy with us.

•	From others, through the process of handling a claim. This may include information from medical or accident reports.

•	From your doctor or health provider. This is medical information about you, gathered with your written authorization.

•	From a consumer reporting agency such as a medical, credit, or motor vehicle report.

•
From sources using the information you provide, in order to obtain updated or additional information. An example is the U.S. Postal Service, in order to validate your current mailing address so that we may maintain records to correspond with you.

Information about you that Allianz Life of NY shares

Allianz Life of NY does not share information about current or former customers with anyone, except as allowed by law. “Allowed by law” means that we may share your information as follows:

•
With affiliates and service providers in order to administer or service your policy, and with research groups to conduct various studies. However, no individual is identified in any study or summary report. These companies sign a Privacy and Security Agreement, requiring them to protect your information.

•
With consumer reporting agencies to obtain a medical report, credit report, or motor vehicle report. These reports are used to determine eligibility for coverage or to process your requested transactions.

•	With your insurance agent and their affiliates so that they can perform services for you.

•	With medical professionals in order to process your claim.

•	With a state Department of Insurance in order to examine our records or business practices.

•	With a state or federal law enforcement agency, as required by law or to report suspected fraud activities.

Allianz Life of NY does not sell your information to anyone

We do not share your information with anyone for their own marketing purposes. For this reason, we are not required to obtain an “opt-in election,” an “opt-out election” or an authorization from you. We also do not share your information with any of our affiliated companies, except to administer or service your policy.

Allianz Life of NY policies and practices regarding security of your information

Allianz Life of NY uses computer hardware and software tools to maintain physical and electronic safeguards. These safeguards comply with applicable federal and state regulations and are in place to secure our websites and protect the information that may be shared over these sites.

When you visit our website, we may use “cookies” (small text files sent from our site to your hard drive). These cookies help us to recognize repeat visitors and allow easy access to and use of the site. We do not use cookies to gather your information. The cookies only enable you to use our website more easily. Refer to the Privacy link at the bottom of our website for more information on browsing privacy practices.

Your ability to access and correct your information

You have the right to access and obtain a copy of your information. This does not include the right to access and copy your information related to a claim or civil or criminal proceeding. If you wish to review your information, please write us at the address below. Provide your full name, address and policy number(s). For your protection, please have your request notarized. This will ensure the identity of the person requesting your information. Alternatively, you may also make your request through our secure website.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Within 30 working days of our receipt of your request, your information will be available. You may see the information in person or we will send you a copy. If medical information is contained in your file, we may request that you name a medical professional to whom we will send your information.

If you believe any of your information is incorrect, notify us in writing at the address below, or through our secure website. Within 30 working days, we will let you know if our review has resulted in a correction of your information. If we do not agree there is an error, you may file a statement disputing our finding. We will attach the statement to your file. We will send any corrections we make, or your statement, to anyone we shared your information with over the past two years, and to anyone who may receive your information from us in the future. We do not control the information about you that is obtained from a consumer reporting agency or a Department of Motor Vehicles. At your request, we will provide you with the names and addresses of these agencies so that you can contact them directly.

Notification of change

Your trust is one of our most important assets. If we revise our privacy practices in the future, we will notify you prior to introducing any changes. This Privacy and Security Statement is also displayed on our website at www.allianzlife.com/newyork.

For more information or if you have questions

If you have any questions or concerns about our privacy policies or procedures, please call the Corporate Compliance Privacy Office at 800.950.5872, write us at the following address, or contact us via the website.

Allianz Life Insurance Company of New York
Home Office: New York, NY

Administrative Office
5701 Golden Hills Drive
Minneapolis, MN 55416-1297

800.950.5872

M40018-NY (R-12/2013)

18.	TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION (SAI)

Legal Opinions…………………………………..	2	Income Tax Withholding…………………….………………..	8
Distributor……………………………………….	2	Multiple Contracts…………………………………………….	8
Federal Tax Status………………………………	2	Partial 1035 Exchanges………………………………………	8
Annuity Contracts in General…………………	3	Assignments, Pledges and Gratuitous Transfers………….	8
Taxation of Annuities in General……………	3	Death Benefits…………………………………………………	9
Qualified Contracts……………………………	3	Spousal Continuation and the Federal Defense of
Purchasing a Qualified Contract……………	5	Marriage Act (DOMA)……………………………………	9
Distributions-Qualified Contracts……………	5	Federal Estate Taxes…………………………………………	9
Distributions-Non-Qualified Contracts………	6	Generation-Skipping Transfer Tax………………………….	9
Required Distributions…………………………	7	Foreign Tax Credits…………………………………………..	9
Diversification………………………………….	7	Possible Tax Law Changes………………………………….	9
Owner Control………………………………….	7	Annuity Payments……………………………………………..	10
Contracts Owned by Non-Individuals………	7	Annuity Payment Options……………………………………	10
Annuity Purchases by Nonresident Aliens and		Appendix – Death of the Owner and/or Annuitant………	11
Foreign Corporations………………………	8

Allianz Index Advantage® New York Prospectus – June 3, 2014

APPENDIX A – AVAILABLE INDICES

STANDARD & POOR’S 500® INDEX

The S&P 500® Index is considered by many to be the most common benchmark used in measuring the performance of U.S. stock market large caps, which are companies with a market capitalization value of more than $10 billion. The S&P 500 represents a broad cross-section of common stocks traded on every major U.S. stock exchange. The Index is a selection of 500 leading companies from 100 distinct industry groups found in 10 leading American industrial market sectors. Visit www.spglobal.com for more information.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (S&P). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. This trademark has been sublicensed for certain purposes by Allianz Life Insurance Company of New York (Allianz Life of New York). The S&P 500 Index is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by Allianz Life of New York.

Allianz Life of New York products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz Life of New York products or any member of the public regarding the advisability of investments generally or in Allianz Life of New York products particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Allianz Life of New York with respect to the S&P 500 Index is the licensing of the S&P 500 Index and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The S&P 500 Index is determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz Life of New York or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz Life of New York or the owners of the products into consideration in determining, composing, or calculating the S&P 500 Index. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz Life of New York, but which may be similar to and competitive with Allianz Life of New York products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ LIFE OF NEW YORK, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ LIFE OF NEW YORK OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Allianz Index Advantage® New York Prospectus – June 3, 2014

RUSSELL 2000® INDEX

The Russell 2000 measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000 is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index. Visit www.russell.com/indexes/default.asp for more information.

The Russell 2000 is a trademark of Russell Investments and has been licensed for use by Allianz Life of New York. The Contract is not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the Contract.

NASDAQ-100® INDEX

Launched in January 1985, the Nasdaq-100 Index® includes 100 of the Nasdaq Stock Market’s most actively traded issues, representing a cross-section of major industry groups. Its 100 companies are selected from the largest domestic and international nonfinancial companies listed on the Nasdaq Stock Market. Company size is based on market capitalization. Visit www.nasdaq.com for more information.

The Nasdaq-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The Nasdaq Stock Market, based on capitalization. The Nasdaq-100®, Nasdaq-100 Index®, Nasdaq®, and OMX® are registered trade marks of NASDAQ OMX Group, Inc. (which with its affiliates are the Corporations) and are licensed for use by Allianz Life of New York. The Contract has not been passed on by the Corporations as to their legality or suitability. The Contract is not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE CONTRACT.

APPENDIX B – DAILY ADJUSTMENT

We designed the Daily Adjustment to provide an Index Option Value on days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and losses in excess of the Buffer. The application of the Daily Adjustment is based on your agreement to be exposed to these Index Anniversary gains subject to the Cap and losses in excess of the Buffer. The Daily Adjustment in essence is a proxy for the performance of the Index Performance Strategy accomplished by investing a portion of the Index Option Value in a set of options and the remaining balance in an interest bearing asset.

The Daily Adjustment has two components, the change in Proxy Value and accumulated proxy interest. The change in Proxy Value represents the current market value of the Proxy Investment (“current Proxy Value”), less the cost of the Proxy Investment at the beginning of the Index Year (“beginning Proxy Value”). The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment at the beginning of the Index Year. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Index Year to zero. The proxy interest may be significantly different from current interest rates available on interest bearing investments. The proxy interest rate will be higher for investors taking more risk (higher Cap or lower Buffer) and lower for investors taking less risk (lower cap or higher buffer). The change in Proxy Value and the proxy interest estimates the present value of positive or negative Performance Credits on the next Index Anniversary. You should note that even if your selected Index(s) experience positive growth, their Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index prices and interest rates.

The formula for the calculation of the Daily Adjustment is as follows:

Daily Adjustment = (a) change in Proxy Value plus (b) proxy interest
(a)         change in Proxy Value = (current Proxy Value – beginning Proxy Value) x Index Option Base
(b)         proxy interest = proxy interest rate x (1 - time remaining) x Index Option Base proxy interest rate = beginning Proxy Value

The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the first day of the current Index Year. The time remaining is equal to the number of days remaining in the Index Year divided by 365.

Allianz Index Advantage® New York Prospectus – June 3, 2014

The Proxy Value tracks three hypothetical derivative investments (call and put options) that we designed to mimic the market value of your allocation to an Index Performance Strategy Index Option. We calculate a Proxy Value for each of your selected Index Options.

The Proxy Value has three components:

•	an at-the-money call;

•	an out-of-the-money call; and

•	an out-of-the-money put.

An Index Option’s Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)

We designed the two call options to value the potential for Index gains up to the Cap. We designed the put option to value the potential for Index losses below the Buffer. It is important to note that the put option will almost always reduce the Daily Adjustment, even when the current Index value is higher than it was at the beginning of the Index Year. This is because the risk that the Index value could be lower on the next Index Anniversary is present to some extent whether or not the Index value is lower than it was at the beginning of the Index Year.

On the Index Anniversary, the current Proxy Value for an Index Option is equal to its Performance Credit as discussed in section 7, Index Options – Determining the Index Option Values.

You can find a more detailed explanation of the calculation of the Proxy Value, including examples, at Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This Exhibit is incorporated by reference into this prospectus. You can obtain a copy of this Exhibit by calling (800) 624-0197.

Allianz Index Advantage® New York Prospectus – June 3, 2014

APPENDIX C – FINANCIAL STATEMENTS

The financial statements and supplemental schedules of Allianz Life Insurance Company of New York as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013, are included in this Appendix in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said experts in accounting and auditing. The principal business address of KPMG LLP is 4200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

Allianz Life Insurance Company of New York:

We have audited the accompanying balance sheets of Allianz Life Insurance Company of New York (the Company) as of December 31, 2013 and 2012, and the related statements of operations, comprehensive income (loss), stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allianz Life Insurance Company of New York as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

KPMG LLP

Minneapolis, Minnesota

March 25, 2014

KPMG LLP is a Delaware limited liability partnership,

the U.S. member firm of KPMG International Cooperative

(“KPMG International”), a Swiss entity.

Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Balance Sheets
December 31, 2013 and 2012
(In thousands, except share data)

Assets	2013	2012
Investments:
Fixed-maturity securities, available-for-sale, at fair value
(amortized cost of $615,294 and $637,031, respectively)	$645,870	711,526
Policy loans	263	261
Derivatives	5,508	2,159
Total investments	651,641	713,946
Cash and cash equivalents	22,710	64,226
Accrued investment income	8,795	8,011
Receivables (net of allowance for uncollectible accounts of $18 and
$15, respectively)	4,160	2,492
Reinsurance recoverable	2,501	2,214
Deferred acquisition costs	104,002	92,245
Other assets	28,502	20,454
Assets, exclusive of separate accounts assets	822,311	903,588
Separate account assets	1,986,039	1,577,274
Total assets	$2,808,350	2,480,862

(Continued)

Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Balance Sheets
December 31, 2013 and 2012
(In thousands, except share data)

Liabilities and Stockholder’s Equity	2013	2012
Policyholder liabilities:
Account balances and future policy benefit reserves	$578,120	693,404
Policy and contract claims	1,528	2,684
Unearned premiums	1,559	1,539
Other policyholder funds	1,801	1,454
Total policyholder liabilities	583,008	699,081
Other derivative liabilities	73,273	5,430
Other liabilities	9,769	31,597
Liabilities, exclusive of separate account liabilities	666,050	736,108
Separate account liabilities	1,986,039	1,577,274
Total liabilities	2,652,089	2,313,382
Stockholder’s equity:
Common stock, $10 par value. Authorized, issued, and
outstanding 200,000 shares, at December 31, 2013 and 2012	2,000	2,000
Additional paid-in capital	72,500	72,500
Retained earnings	71,414	58,935
Accumulated other comprehensive income, net of tax	10,347	34,045
Total stockholder’s equity	156,261	167,480
Total liabilities and stockholder’s equity	$2,808,350	2,480,862
See accompanying notes to financial statements.
(1)

Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Statements of Operations
Years ended December 31, 2013, 2012, and 2011
(In thousands)

	2013	2012	2011
Revenue:
Premiums	$4,703	4,760	4,759
Policy fees	47,579	36,988	27,780
Premiums and policy fees, ceded	(1,549)	(1,556)	(1,648)
Net premiums and policy fees	50,733	40,192	30,891
Interest and similar income, net	29,664	30,850	32,584
Change in fair value of assets and liabilities	(78,973)	(14,676)	(8,116)
Realized investment gains, net	829	14,502	1,605
Other revenue	2,795	2,385	1,865
Total revenue	5,048	73,253	58,829
Benefits and expenses:
Policyholder benefits	9,668	10,876	845
Change in fair value of annuity embedded derivatives	(71,546)	2,473	62,356
Benefit recoveries	(1,567)	(2,324)	(1,213)
Net interest credited to account values	25,342	12,545	22,190
Net benefits	(38,103)	23,570	84,178
Commissions and other agent compensation	23,011	22,105	21,768
General and administrative expenses	9,399	10,722	18,194
Change in deferred acquisition costs, net	(6,163)	4,430	(39,425)
Total benefits and expenses	(11,856)	60,827	84,715
Income (loss) from operations
before income taxes	16,904	12,426	(25,886)
Income tax expense (benefit):
Current	2,495	17,206	(3,723)
Deferred	1,930	(13,885)	(6,903)
Total income tax expense (benefit)	4,425	3,321	(10,626)
Net income (loss)	$12,479	9,105	(15,260)
Supplemental disclosures:
Realized investment gains, net:
Total other-than-temporary impairment losses on securities	$(241)	(169)	(270)
Portion of loss recognized in other comprehensive income	—	—	—
Net impairment losses recognized in realized
investment gains, net	(241)	(169)	(270)
Other net realized gains	1,070	14,671	1,875
Realized investment gains, net	$829	14,502	1,605
See accompanying notes to financial statements.
(1)

Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Statements of Comprehensive Income (Loss)
Years ended December 31, 2013, 2012, and 2011
(In thousands)

	2013	2012	2011
Net income (loss)	$12,479	9,105	(15,260)
Other comprehensive (loss) income:
Unrealized (losses) gains on fixed-maturity securities	(23,698)	9,568	10,733
Total other comprehensive (loss) income	(23,698)	9,568	10,733
Total comprehensive (loss) income	$(11,219)	18,673	(4,527)
See accompanying notes to financial statements.
(1)

Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Statements of Stockholder’s Equity
Years ended December 31, 2013, 2012, and 2011
(In thousands)

				Accumulated
		Additional		other	Total
	Common	paid-in	Retained	comprehensive	stockholder’s
	stock	capital	earnings	income	equity
2011:
Balance, beginning of year	$2,000	32,500	65,090	13,744	113,334
Comprehensive income (loss):
Net loss	—	—	(15,260)	—	(15,260)
Net unrealized gain on
investments, net of
shadow adjustments
and deferred taxes	—	—	—	10,733	10,733
Total comprehensive
loss					(4,527)
Capital contribution	—	20,000	—	—	20,000
Balance, end of year	$2,000	52,500	49,830	24,477	128,807
2012:
Balance, beginning of year	$2,000	52,500	49,830	24,477	128,807
Comprehensive income:
Net income	—	—	9,105	—	9,105
Net unrealized gain on
investments, net of
shadow adjustments
and deferred taxes	—	—	—	9,568	9,568
Total comprehensive
income					18,673
Capital contribution	—	20,000	—	—	20,000
Balance, end of year	$2,000	72,500	58,935	34,045	167,480
2013:
Balance, beginning of year	$2,000	72,500	58,935	34,045	167,480
Comprehensive income (loss):
Net income	—	—	12,479	—	12,479
Net unrealized loss on
investments, net of
shadow adjustments
and deferred taxes	—	—	—	(23,698)	(23,698)
Total comprehensive
loss					(11,219)
Balance, end of year	$2,000	72,500	71,414	10,347	156,261
See accompanying notes to financial statements.
(1)

Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Statements of Cash Flows
Years ended December 31, 2013, 2012, and 2011
(In thousands)

	2013	2012	2011
Cash flows provided by (used in) operating activities:
Net income (loss)	$12,479	9,105	(15,260)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Realized investment gains, net	(829)	(14,502)	(1,605)
Change in annuity-related options, derivatives,
and gross reserves	66,071	12,557	(3,778)
Deferred federal income tax benefit	1,930	(13,885)	(6,903)
Charges to policy account balances	(247)	(253)	(252)
Interest credited to policy account balances	25,275	12,610	22,960
Amortization of discount, net	1,570	1,188	826
Change in:
Receivables and other assets	(1,971)	8,981	(8,569)
Reinsurance recoverable	(287)	(297)	(195)
Deferred acquisition costs	(6,163)	4,430	(39,425)
Future policy benefit reserves	(71,613)	(5,197)	69,516
Policy and contract claims	(1,156)	(518)	445
Unearned premiums	(56)	73	(72)
Other policyholder funds	347	(522)	(5,518)
Other assets and liabilities	(13,836)	21,400	(8,796)
Payable to (receivable from) parent	(2,924)	5,024	3,020
Total adjustments	(3,889)	31,089	21,654
Net cash provided by operating activities	8,590	40,194	6,394
Cash flows provided by (used in) investing activities:
Purchase of fixed-maturity securities	(109,700)	(188,285)	(153,511)
Sale and other redemptions of fixed-maturity securities	123,684	189,191	99,459
Maturity of fixed-maturity securities	6,980	1,300	2,000
Net change in short-term securities	—	—	11,888
Other, net	(2)	92	57
Net cash provided by (used in) investing activities	20,962	2,298	(40,107)
Cash flows (used in) provided by financing activities:
Policyholders’ deposits to account balances	1,532	5,030	55,819
Policyholders’ withdrawals from account balances	(68,304)	(41,074)	(25,012)
Policyholders’ net transfers between account balances	(3,504)	(2,254)	5,149
Change in amounts drawn in excess of bank balances	(792)	963	653
Contribution from parent	—	20,000	20,000
Net cash (used in) provided by financing activities	(71,068)	(17,335)	56,609
Net change in cash and cash equivalents	(41,516)	25,157	22,896
Cash and cash equivalents at beginning of year	64,226	39,069	16,173
Cash and cash equivalents at end of year	$22,710	64,226	39,069
See accompanying notes to financial statements.
(1)

Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(1)	Organization

Allianz Life Insurance Company of New York (the Company) is a wholly owned subsidiary of Allianz Life Insurance Company of North America (Allianz Life), which is a wholly owned subsidiary of Allianz of America, Inc. (AZOA), which is a wholly owned subsidiary of Allianz Europe B.V., which is a wholly owned subsidiary of Allianz Societas Europaea (Allianz SE), a European company domiciled in Germany.

The Company is a life insurance company licensed to sell annuity, group and traditional life and group accident and health policies in six states and the District of Columbia. Based on 2013 statutory net premium written, 99% of the Company’s business is annuity. Accident and health, and life insurance combined, amount to less than 1% of the Company’s business. The annuity business consists of variable and fixed-indexed annuities representing 99.8% and 0.2% of 2013 statutory annuity net premium written, respectively. Accident and health business comprises primarily long-term care (LTC) insurance. During 2011, the Company discontinued selling fixed annuity products. Prior to 2011, the Company had discontinued selling life and LTC products. The Company’s primary distribution channel is through broker-dealers.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP), which vary in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities.

(b)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used in the Financial Statements. Such changes in estimates are recorded in the period they are determined.

(c)	Investment Products and Universal Life Business

Investment products consist primarily of variable and fixed annuity products. Premium receipts are reported as deposits to the contract holders’ accounts. Policy fees on the Statements of Operations represent asset fees, cost of insurance charges, administrative fees, charges for guarantees on investment products, and surrender charges for investment products and universal life insurance. These fees have been earned and assessed against contract holders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Amounts assessed that represent compensation to the Company for services to be provided in future periods are not earned in the period assessed. Such amounts are reported as unearned premiums and recognized in operations over the period benefited using the same assumptions and factors used to amortize capitalized acquisition costs. Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Derivatives embedded in fixed-indexed and variable products are recorded at fair value and changes in value are included in change in fair value of annuity embedded derivatives on the Statements of Operations. Benefits consist of interest credited to contract holders’ accounts and claims incurred in excess of the contract holders’ account balance and are included in net interest credited to account values and policyholder benefits, respectively, on the Statements of Operations.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(d)	Life and Accident and Health Insurance

Premiums on traditional life products are recognized as earned when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by establishing provisions for future policy benefits and deferral and amortization of related acquisition costs.

Accident and health premiums are recognized as earned on a pro rata basis over the risk coverage periods. Benefits and expenses are recognized as incurred.

(e)	Deferred Acquisition Costs

Acquisition costs consist of commissions and other incremental costs that are directly related to the successful acquisition of insurance contracts. Acquisition costs are deferred to the extent recoverable from future policy revenues and gross profits. For interest-sensitive products and variable annuity contracts, acquisition costs are amortized in relation to the present value of expected future gross profits from investment margins and mortality, morbidity, and expense charges. Acquisition costs for accident and health insurance policies are deferred and amortized over the lives of the policies in the same manner as premiums are earned. For traditional life and group life products, such costs are amortized over the projected earnings pattern of the related policies using the same actuarial assumptions used in computing future policy benefit reserves. Deferred acquisition costs (DAC) are reviewed for recoverability, at least annually, and adjusted when necessary. Recoverability is evaluated separately for fixed annuities, variable annuities, and life insurance products. Evaluating recoverability is a two-step process where current policy year issues are evaluated, and then in-force policies are evaluated. Before assessing recoverability, DAC is capped, if necessary, such that the balance cannot exceed the original capitalized costs plus interest.

Adjustments to DAC are made to reflect the corresponding impact on the present value of expected future gross profits from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DAC). These adjustments are included in accumulated other comprehensive income and are explained further in the investments section of this note.

Changes in assumptions can have an impact on the amount of DAC reported for annuity and life insurance products and their related amortization patterns. In the event experience differs from assumptions or assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense (DAC unlocking). In general, increases in the estimated investment spreads and fees result in increased expected future profitability and may lower the rate of DAC amortization, while increases in costs of product guarantees, and lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

The Company formally evaluates the appropriateness of the best-estimate assumptions on an annual basis. If the economic environment or policyholder behavior changes quickly and substantially, assumptions will be reviewed more frequently to affirm best estimates. Any resulting DAC unlocking is reflected prospectively as a change in DAC, net on the Statements of Operations.

Adjustments may also be made to the estimated gross profits (EGP) related to DAC that correspond with deferred annuities and universal life products for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities. Management action may include assumption changes in the DAC models, such as adjustments to expected future gross profits used, as well as in-force management action such as crediting rate changes or index rate cap adjustments. This approach applies to fixed-maturity securities purchased as investment-grade only and not noninvestment-grade items that were purchased with other yield considerations. See further discussion of DAC unlocking in note 8.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

The Company assesses internal replacements on insurance contracts to determine whether such modifications significantly change the contract terms. An internal replacement represents a modification in product benefits, features, rights, or coverage that occurs by the exchange of an in-force insurance contract for a new insurance contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. If the modification substantially changes the contract, the remaining DAC on the original contract are immediately expensed and any new DAC on the replacement contract are deferred. If the contract modification does not substantially change the contract, DAC amortization on the original contract continues and any new acquisition costs associated with the modification are immediately expensed.

(f)	Deferred Sales Inducements

Sales inducements are product features that enhance the investment yield to the contract holder on the contract. The Company offers two types of sales inducements on certain universal life and annuity contracts. The first type, an immediate bonus, increases the account value at inception, and the second type, a persistency bonus, increases the account value at the end of a specified period.

Annuity sales inducements are deferred when credited to contract holders, and life sales inducements are deferred and recognized as part of the liability for policy benefits. Deferred sales inducements (DSI) is reported in other assets in the Balance Sheets. They are amortized over the expected life of the contract in a manner similar to DAC and are reviewed annually for recoverability. DSI capitalization and amortization is recorded in policyholder benefits on the Statements of Operations.

Adjustments to DSI are made to reflect the estimated corresponding impact on the present value of expected future gross profits from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DSI). These adjustments are included in accumulated other comprehensive income and are explained further in the Investments section of this note.

Adjustments may also be made to DSI related to deferred annuities for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities. Management action may include assumption changes in the DSI models, such as adjustments to expected future gross profits used, as well as policyholder changes, such as credited rate changes. This approach applies to fixed-maturity securities purchased at investment-grade only and not noninvestment-grade items that were purchased with other yield considerations.

(g)	Account Balances and Future Policy Benefit Reserves

Policy and contract account balances for interest-sensitive products, which include universal life and fixed deferred annuities, are generally carried at accumulated contract values. For fixed-indexed annuity products, the policyholder obligation is divided into two parts: the first part representing the value of the underlying base contract (host contract); and the second part representing the fair value of the expected index benefit over the life of the contract. The host contract is valued using principles consistent with similar deferred annuity contracts without an index benefit. The index benefit is valued at fair value using current capital market assumptions, such as index and volatility, to estimate future index levels. The index benefit valuation is also dependent upon estimates of future policyholder behavior. The Company must include provisions for the Company’s own credit risk and for risk that the Company’s assumptions about policyholder activity could differ from actual experience. The fair value determination of the index benefit is sensitive to the economic market and interest rate environment, as it is discounted at current market interest rates. There is volatility in this liability due to these external market sensitivities.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

Policy and contract account balances for variable annuity products are carried at accumulated contract values. Future policy benefit reserves for any death and income benefits that may exceed the accumulated contract values are established using a range of economic scenarios and are accrued using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC. Future policy benefit reserves for accumulation and withdrawal benefits that may exceed account values are established using capital market assumptions, such as index and volatility, along with estimates of future policyholder behavior.

Future policy benefit reserves on traditional life products are computed by the net level-premium method based upon estimated future investment yield, mortality, and withdrawal assumptions, commensurate with the Company’s experience, modified as necessary to reflect anticipated trends, including possible unfavorable deviations. Most life reserve interest assumptions range from 2.6% to 6.0%.

(h)	Policy and Contract Claims

Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or long-term care benefits include interest and mortality discounting.

(i)	Reinsurance

The Company assumes and cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts and are included in premiums and policy fees, ceded, and benefit recoveries, respectively, on the Statements of Operations. Insurance liabilities are reported before the effects of reinsurance. Account balances and future policy benefit reserves, and policy and contract claims covered under reinsurance contracts are recorded as a reinsurance recoverable on the Balance Sheets. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as receivables on the Balance Sheets. Reinsurance recoverables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts. Amounts due to other insurers on assumed business are recorded as a reinsurance payable, and are included in other liabilities on the Balance Sheets.

A gain recognized when the Company enters into a coinsurance agreement with a third-party reinsurer is deferred and recorded in other liabilities on the Balance Sheets. Such gains are amortized into operations over the revenue-producing period or the claims run-off period, of the related reinsured policies. These amortized gains are recorded in other revenue on the Statements of Operations.

(j)	Investments

Fixed-maturity and Equity Securities

The Company has portfolios of certain fixed-maturity securities classified as “available-for-sale.” Accordingly, the securities are carried at fair value, and related unrealized gains and losses are credited or charged directly to accumulated other comprehensive income in stockholder’s equity, net of tax and related shadow adjustments. The adjustments to DAC and DSI represent the change in amortization that would have been required as a charge or credit to operations had such unrealized amounts been realized.

Dividends are accrued on the date they are declared, and interest is accrued as earned. Premiums or discounts on fixed-maturity securities are amortized using the constant yield method. Realized gains and losses are computed based on the average cost basis of all lots owned of each security.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

Mortgage-backed securities and structured securities are amortized using anticipated prepayments. Prepayment assumptions for loan-backed securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using a constant effective yield method based on prepayment assumptions and the estimated economic life of the securities. When estimated prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments using the retrospective method. Any resulting adjustment is included in interest and similar income, net on the Statements of Operations.

Short-term securities are carried at amortized cost, which approximates fair value. Policy loan balances, which are supported by the underlying cash value of the policies, are carried at unpaid principal balances, which approximate fair value.

The fair value of fixed-maturity securities is obtained from third-party pricing sources whenever possible. Management completes its own Independent Price Verification (IPV) process, which ensures security pricing is obtained from a third-party source other than the sources used by the investment managers. The IPV process supports the reasonableness of price overrides and challenges by the investment managers and reviews pricing for appropriateness. Results of the IPV are reviewed by the Company’s Pricing Committee.

The Company reviews the available-for-sale investment portfolio to determine whether or not declines in fair value are other than temporary. The Company continues to evaluate factors in addition to average cost and fair value, including credit quality, the extent and duration of the decline, market analysis, current events, recent price declines, likelihood of recovery in a reasonable period of time, and management’s judgment, to determine whether fixed-income securities are considered other-than-temporarily impaired. In addition, the Investments – Debt and Equity Securities Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (Codification) requires that the Company evaluate other-than-temporary impairments (OTTI) on available-for-sale and held-to-maturity fixed-maturity securities based on additional factors. Specifically, declines in value resulting from changes in risk-free interest rates must also be considered.

When the fair value of a fixed-maturity security is less than its amortized cost, the Company assesses whether or not: (i) it has the intent to sell the security or (ii) it is more likely than not that the Company will be required to sell the security before its anticipated recovery. The Company evaluates these factors to determine whether the Company or any of its investment managers have an intent to sell a security or a group of securities. Additionally, the Company performs a cash flow projection for several years into the future to determine whether cash needs would require the sale of any securities in an unrealized loss position. If either of these conditions is met, the Company must recognize an OTTI for the difference between the investment’s amortized cost basis and its fair value through earnings. For securities that do not meet the above criteria, and the Company does not expect to recover a security’s amortized cost basis, the security is considered other-than-temporarily impaired. For these securities, the Company separates the total impairment into the credit loss component and the amount of the loss related to other factors. The amount of the total impairment related to credit loss is considered an OTTI and is recognized in realized investment gains, net on the Statements of Operations. The amount of the total impairment related to other factors is recognized in other comprehensive income, net of impacts to DAC, DSI, reserves, and deferred income taxes. For available-for-sale and held-to-maturity securities that have recognized an OTTI through earnings, if through subsequent evaluation there is a significant increase in the cash flow expected, the difference between the amortized cost basis and the discounted cash flows expected to be collected is accreted as interest income. Subsequent increases and decreases not related to additional credit losses in the fair value of available-for-sale securities are included as a separate component in the Statements of Comprehensive Income (loss).

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

The Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security, (b) changes in the financial condition, credit rating, and near-term prospects of the issuer, (c) whether the issuer is current on contractually obligated interest and principal payments, (d) changes in the financial condition of the security’s underlying collateral, if any, and (e) the payment structure of the security. The Company uses a probability-weighted cash flow model for corporate bonds to determine the credit loss amount. This measurement is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and significant judgments regarding the future performance of the security. The Company’s probability-weighted cash flow model involves assumptions including, but not limited to, various performance indicators, such as historical and projected default and recovery rates, credit ratings, and current delinquency rates. For structured securities, the Company selects a probability-weighted or best estimate cash flow model depending on the specifics of the individual security and the information available to measure the expected cash flows of the underlying collateral. In the event that sufficient information is not available to measure the expected cash flows of a structured security in a timely manner due to a lack of available information on the valuation date, the entire decline in fair value is considered to be related to credit loss.

The Company provides a supplemental disclosure on its Statements of Operations that presents the total OTTI losses recognized during the period less the portion of OTTI losses recognized in other comprehensive income to equal the credit-related portion of OTTI that was recognized in earnings during the period. The portion of OTTI losses recognized in other comprehensive income includes the portion of OTTI losses related to factors other than credit recognized during the period, offset by reclassifications of OTTI losses previously determined to be related to factors other than credit that are determined to be credit-related in the current period. The amount presented in the supplemental disclosure on the Statements of Operations represents the portion of OTTI losses recognized in other comprehensive income and excludes subsequent increases and decreases in the fair value of these securities.

The Company views equity securities that have a fair value of at least 20% below average cost at the end of a quarter or are in an unrealized loss position for nine consecutive months as other-than-temporarily impaired. However, other factors, including market analysis, current events, recent price declines, and management’s judgment related to the likelihood of recovery within a reasonable period of time, are also used to determine whether equity securities are considered other-than-temporarily impaired and may result in an equity security being impaired. All previously impaired equity securities will incur additional OTTI should the fair value fall below the book value.

Impairments in the value of securities held by the Company, considered to be other than temporary, are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized in the Statements of Operations. The Company adjusts DAC, and DSI for impairments on securities, as discussed in their respective sections of this note.

Futures Contracts

The Company provides additional benefits through certain annuity products, which are linked to the growth in the Standard and Poor’s (S&P) 500 Index and the NASDAQ 100 Index. The Company has analyzed the characteristics of these benefits and uses exchange-traded futures contracts tied to an appropriate underlying index with similar characteristics with the objective to economically hedge these risks. The Company uses exchange-traded futures contracts with the objective to increase the effectiveness of the economic hedge. Management monitors in-force amounts and futures contract values to ensure matching and to identify mismatches. If persistency assumptions were to deviate significantly from anticipated rates, management would purchase or sell futures contracts as deemed appropriate or take other actions.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

Futures contracts do not require an initial cash outlay and the Company has agreed to daily net settlement based on movements of the representative index. Therefore, no asset or liability is recorded on the Balance Sheets. Gains and/or losses on futures contracts are included in change in fair value of annuity embedded derivatives on the Statements of Operations.

Interest Rate Swaps

The Company utilizes interest rate swaps to hedge cash flows and market risks embedded in certain annuities. The interest rate swaps are reported at fair value as derivatives on the Balance Sheets. The fair value of the interest rate swaps is derived using a third-party vendor software program and deemed by management to be reasonable. Changes in unrealized gains and losses on the swaps are recorded in change in fair value of assets and liabilities on the Statements of Operations.

(k)	Receivables

Receivable balances (contractual amount less allowance for doubtful accounts) are based on pertinent information available to management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Receivable balances are monitored and allowances for doubtful accounts are maintained based on the nature of the receivable, and the Company’s assessment of the ability to collect. The allowance is estimated by aging the balances due from individual parties and generally setting up an allowance for any balances that are more than 90 days old.

(l)	Income Taxes

The Company and the Company’s parent, Allianz Life, file a consolidated federal income tax return with AZOA and many of its wholly owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code and its related regulations, and that reimbursement will be in accordance with an intercompany tax reimbursement arrangement. The Company generally will be paid for the tax benefit on its losses and any other tax attributes to the extent it could have obtained a benefit against the Company’s post-1990 separate return tax liability.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded on the Balance Sheets. Any such change could significantly affect the amounts reported on the Statements of Operations. Management uses best estimates to establish reserves based on facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service (IRS) or the tax courts.

The Company utilizes the asset and liability method of accounting for income tax. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be fully realized or that the related temporary differences, such as OTTI, will not reverse over time (see further discussion in note 13).

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(m)	Separate Accounts and Annuity Product Guarantees

The Company issues variable annuity contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contract holder. The Company recognizes gains or losses on transfers from the general account to the separate accounts at fair value to the extent of contract holder interests in separate accounts, which are offset by changes in contract holder liabilities. The Company also issues variable annuity contracts through its separate accounts, where the Company provides certain contractual guarantees to the contract holder. These guarantees are in the form of a guaranteed minimum death benefit (GMDB), a guaranteed minimum income benefit (GMIB), a guaranteed minimum accumulation benefit (GMAB), and a guaranteed minimum withdrawal benefit (GMWB). These guarantees provide for benefits that are payable to the contract holder in the event of death, annuitization, or at specified dates during the accumulation period.

Separate account assets supporting variable annuity contracts represent funds for which investment income and investment gains and losses accrue directly to contract holders. Each fund has specific investment objectives, and the assets are carried at fair value. The assets of each account are legally segregated and are not subject to claims that arise out of any of the other business of the Company. Separate account assets and liabilities are reported as summary totals on the Balance Sheets. Amounts charged to the contract holders for mortality and contract maintenance are included in policy fees on the Statements of Operations. These fees have been earned and assessed against contract holders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Changes in GMDB and GMIB are calculated in accordance with the Financial Services – Insurance Topic of the Codification, and are included in policyholder benefits on the Statements of Operations. GMAB and GMWB are considered to be embedded derivatives under the Derivatives and Hedging Topic of the Codification, and the changes in these embedded derivatives are included in change in fair value of annuity embedded derivatives on the Statements of Operations.

The GMDB net amount at risk is defined as the guaranteed amount that would be paid upon death, less the current accumulated contract holder account value. The GMIB net amount at risk is defined as the current amount that would be needed to fund expected future guaranteed payments less the current contract holder account value, assuming that all benefit selections occur as of the valuation date. The GMAB net amount at risk is defined as the current amount that would be added to the contracts less the current contract holder account value. The GMWB net amount at risk is defined as the current accumulated benefit base amount less the current contract holder account value.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

The GMDB provides a specified minimum return upon death. The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract. The Company’s GMDB options have the following features:

●	Return of Premium: Provides the greater of account value or total deposits made to the contract, less any partial withdrawals and assessments

●	Reset: Provides the greater of a return of premium death benefit or the most recent five-year anniversary account value (prior to age 81), adjusted for withdrawals

●
Ratchet: Provides the greater of a return of premium death benefit or the highest specified anniversary account value (prior to age 81), adjusted for withdrawals. There are three versions of ratchet, with the difference based on the definition of anniversary: quarter, evaluated quarterly; annual, evaluated annually; and six-year, evaluated every sixth year.

The GMIB is a living benefit that provides the contract holder with a guaranteed annuitization value. The GMIB features are:

●	Return of Premium: Provides the greater of account value or total deposits made to the contract, less any partial withdrawals and assessments

●
Rollup: Provides an annuitization value equal to the greater of account value and premiums, adjusted for withdrawals accumulated with a compound interest rate, which is subject to a cap for certain interest rates and products

The GMDB and GMIB liabilities are determined each period by estimating the expected future claims in excess of the associated account balances. The Company regularly evaluates estimates and adjusts the additional liability balance, with a related charge or credit to policyholder benefits on the Statements of Operations, if actual experience or other evidence suggests that earlier assumptions should be revised.

The following assumptions were used to determine the GMDB and GMIB liabilities as of December 31, 2013 and 2012:

●	100 stochastically generated investment performance scenarios.

●	Mean investment performance assumption was 6.5% for 2013 and 2012.

●	Volatility assumption was 13.4% for 2013 and 2012.

●
Mortality assumption of 93.3% and 94.0% of the Annuity 2000 Mortality Table for actively sold variable annuity products for 2013 and 2012, respectively, and 50% of the 1994 MGDB Mortality Table for all other products.

●	Lapse rates vary by contract type and duration. Spike rates could approach 40%, with an ultimate rate around 15%.

●	Discount rates vary by contract type and are equal to an assumed long-term investment return (6.5%), less the applicable mortality and expense rate.

●	GMIB contracts contain a dynamic lapse assumption. For example, if the contract is projected to have a large additional benefit, then it becomes less likely to lapse.

The GMAB is a living benefit that provides the contract holder with a guaranteed value that was established at least five years prior at each contract anniversary. This benefit is first available at the fifth contract anniversary, seventh contract anniversary, or tenth contract anniversary depending on the type of contract. Depending on the contract holder’s selection at issue, this value either may be a return of premium or may reflect market gains, adjusted at least proportionately for withdrawals. The contract holder also has the option to reset this benefit.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

The GMWB is a living benefit that provides the contract holder with a guaranteed amount of income in the form of partial withdrawals. The benefit is payable provided the covered person is between the specified ages in the contract. The benefit is a fixed rate (depending on the age of the covered person) multiplied by the benefit base in the first year the benefit is taken and contract value in following years. The benefit does not decrease if the contract value decreases due to market losses. The benefit can decrease if the contract value is reduced by withdrawals. The benefit base used to calculate the initial benefit is the maximum of the contract value, the quarterly anniversary value, or the guaranteed annual increase of purchase payments (capped at twice the total purchase payments). Additionally, there is a GMWB living benefit where the benefit is an initial payment percentage established at issue, based on issue age. For each year there is a year-over-year contract value increase, the payment percentage will increase by 1.0% (up to age 91). This payment percentage is applied against total purchase payments instead of a benefit base value.

The GMAB and GMWB liabilities are determined each period as the difference between expected future claims and the expected future profits. One result of this calculation is that these liabilities can be negative (contra-liability). The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to change in fair value of annuity embedded derivatives on the Statements of Operations, if experience or other evidence suggests that earlier assumptions should be revised. Products featuring these benefits were first issued in 2007. In the calendar year that a product launches, the reserves are set to zero, until the policy’s first anniversary date.

The following assumptions were used to determine the GMAB and GMWB liabilities as of December 31, 2013 and 2012:

●	1000 stochastically generated investment performance scenarios.

●	Market volatility assumption varies by fund type and grades from a current volatility number to a long-term assumption over four years as shown below:

		Long-term
	Current	forward
Fund index type	volatility	volatility
2013:
Large cap	15.8%	18.2%
Bond	3.4	4.0
International	17.0	24.5
Small cap	19.8	21.1
Cash	—	—
		Long-term
	Current	forward
Fund index type	volatility	volatility
2012:
Large cap	18.5%	19.8%
Bond	3.4	4.1
International	21.5	25.2
Small cap	23.1	21.4
Cash	—	—

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

●
Mortality assumption of 93.3% and 94.0% of the Annuity 2000 Mortality Table for actively sold variable annuity products for 2013 and 2012, respectively, and 50% of the 1994 MGDB Mortality Table for all other products.

●	Lapse rates vary by contract type and duration. Spike rates could approach 40%, with an ultimate rate around 15%.

●
Discount rates are the current month’s London Interbank Offered Rate (LIBOR) plus a company-specific spread. In 2012 and prior years, these cash flows were discounted using the U.S. Treasury rate plus a company-specific spread.

The Company has in-force fixed-indexed annuities with a GMWB as an optional rider. The GMWB has a roll-up feature. The net amount at risk is partially limited because the contract holder account value has an annual credit that is floored at zero. Since the account value cannot decrease, in contrast to a variable annuity, the difference between the withdrawal value and the account value will not diverge to the degree that is possible in a variable annuity.

(n)	Permitted Statutory Accounting Practices

The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis prescribed or permitted by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company did not have any permitted practices in effect in 2013.

(o)	Recently Issued Accounting Pronouncements – Adopted

In July 2013, the FASB issued guidance that indefinitely defers the effective date of certain quantitative disclosure requirements for an employee benefit plan, other than those plans that are subject to the Securities and Exchange Commission’s filing requirements, that hold investments in the plan sponsor’s own nonpublic entity equity securities, including equity securities of its plan sponsor’s nonpublic affiliated entities that are within the scope of the disclosure requirements in the fair value measurement and disclosure requirements issued in 2011. This guidance is effective immediately upon issue. However, the Company does not have employee benefit plans that invest in nonpublic equity of the Company or any of its affiliates.

In July 2013, the FASB issued guidance allowing the Fed Funds Effective Swap Rate (OIS) to be used as a benchmark interest rate for hedge accounting purposes, in addition to the US Treasury rate and LIBOR. Additionally, this guidance removes a restriction that previously required similar hedges to use the same benchmark interest rate. As part of this guidance, the glossary of the Codification was updated to define the OIS rate and define that it is considered a proxy for a risk-free interest rate. This guidance is effective for hedging relationships beginning on or after July 17, 2013. The Company adopted this guidance beginning July 17, 2013. The Company has not designated new hedging relationships using OIS in 2013. However, the Company began discounting its collateralized derivatives recorded at fair value using OIS as the discount rate in 2013.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

In February 2013, the FASB issued guidance requiring an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under GAAP that provide additional detail about those amounts. This guidance is effective for fiscal years beginning after December 15, 2012. This guidance was adopted January 1, 2013. The Company elected to present the required information in note 19 to the Financial Statements.

In October 2010, the FASB issued guidance that changes the accounting for costs associated with acquiring or renewing insurance contracts. Specifically, the guidance changes the definition of acquisition costs eligible for deferral. The new definition is meant to reduce diversity in practice regarding the types of expenses treated as DAC in the insurance industry. The new DAC definition states that acquisition costs include only those incremental costs that are directly related to the successful acquisition of insurance contracts. An entity may defer incremental direct costs of contract acquisition that are incurred in transactions sold by independent third parties and incremental direct costs of contract acquisition that are incurred in transactions sold by employees. Additionally, an entity may capitalize as DAC only those advertising costs meeting the capitalization criteria for direct-response advertising. All other acquisition costs are to be charged to expense as incurred. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The Company adopted this guidance beginning January 1, 2012. In 2012, the Company capitalized $18,078 of acquisition costs compared to $20,123 that would have been capitalized if the Company’s previous policy had continued to be applied.

(p)	Recently Issued Accounting Pronouncements – To Be Adopted

In July 2013, the FASB issued guidance about the presentation of unrecognized tax benefits. This guidance requires an unrecognized tax benefit, or a portion of an unrecognized tax benefit, be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The guidance is effective for fiscal years beginning after December 15, 2013. The Company does not expect the guidance to have a material financial impact on the Company’s Financial Statements.

In April 2013, the FASB issued guidance that requires an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. This guidance does not apply to investment companies under the Investment Company Act of 1940. The guidance is effective for annual reporting periods beginning after December 15, 2013. The Company does not expect the guidance to have a material financial impact on the Company’s Financial Statements.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

In March 2013, the FASB issued guidance that applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights) within a foreign entity. Changes are applied prospectively with early adoption permitted. The guidance is effective for fiscal years beginning after December 15, 2013. The Company does not expect the guidance to have a material financial impact on the Company’s Financial Statements.

In February 2013, the FASB issued guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements that are not included in other guidance and for which the total amount of the obligation is fixed at the reporting date. Examples of such liabilities include debt arrangements, other contractual obligations, and settled legal and judicial rulings. The guidance is effective for fiscal years beginning after December 15, 2013. The Company does not expect the guidance to have a material financial impact on the Company’s Financial Statements.

In July 2011, the FASB issued guidance that addresses how health insurers should recognize and classify, in their income statements, fees mandated by the Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act (the Acts). The Acts impose an annual fee (not tax deductible) on health insurers for each calendar year beginning on or after January 1, 2014. The liability for the fee should be estimated and recorded in full once the entity provides qualifying health insurance in the calendar year with a corresponding deferred cost that is amortized to expense using a straight-line method of allocation unless another method better allocates the fee over the calendar year that it is payable. The guidance is effective for calendar years beginning after December 31, 2014, when the fee initially becomes effective. The Company does not expect the guidance to have a material financial impact on the Company’s Financial Statements.

(q)	Accounting Changes

On September 30, 2012, the Company applied a prospective change to its method of grouping insurance policies for measuring amortization of DAC and DSI for its variable annuity policies. This change was a change in estimate that is inseparable from the effect of a related change in accounting principle. The implementation of the new DAC and DSI groupings better reflect the way the Company examines the profitability of its variable business and results in more logical amortization rates, sensitivities, and other analyses. The implementation of this change resulted in additional income from operations before income taxes of $4,820 for the year ended December 31, 2012.

During 2012, the Company recorded a change in estimate related to the implementation of a new model for the valuation of policyholder reserves, DAC, and DSI for the Company’s fixed and fixed-indexed annuities. Reserve changes were primarily driven by more sophisticated modeling of newer product features such as lifetime income riders. In addition to DAC amortization related to these reserve changes, the Company’s DAC balances changed as a result of bringing the DAC projection model in line with the reserve model. Historically, the valuation and projection models were distinct in such cases as compression and product mapping. Now, valuation and projection are maintained within the same model, which provides greater consistency and a more refined estimate. This change in estimate resulted in a reserve increase of $1,583, and caused a reduction of DAC and DSI amortization of $76 for the year ended December 31, 2012.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(r)	Reclassification

Certain prior year balances have been reclassified to conform to the current year presentation.

(3)	Risk Disclosures

The following is a description of the most significant risks facing the Company and how the Company attempts to mitigate those risks:

(a)	Credit Risk

Credit risk is the risk that issuers of fixed-rate and variable-rate income securities or transactions with other parties, such as reinsurers, default on their contractual obligations, resulting in unexpected credit losses.

The Company mitigates this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and geographical basis, and by complying with investment limitations governed by state insurance laws and regulations, as applicable. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company actively monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk taken in the investment portfolio is influenced by management’s risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management.

For derivative counterparties, the Company mitigates credit risk by tracking and limiting exposure to each counterparty through limits that are reported regularly and, once breached, restricts further trades; establishing relationships with counterparties rated A- and higher; and monitoring the credit default swap (CDS) of each counterparty as an early warning signal to cease trading when CDS spreads imply severe impairment in credit quality.

The Company has executed Credit Support Annexes (CSA) with all active counterparties and requires a CSA from all new counterparties added to the counterparty pool. The CSA agreement further limits credit risk by requiring counterparties to post collateral to a segregated account to cover any counterparty exposure.

(b)	Credit Concentration Risk

Credit concentration risk is the risk of increased exposure to significant asset defaults (of a single security issuer or class of security issuers); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit. Concentration risk exposure is monitored regularly.

The Company’s Finance Committee, responsible for asset/liability management issues (ALM), recommends an investment policy to the Company’s Board of Directors (BOD). The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and subsequently the BOD review the policy and mandates at least annually.

To further mitigate this risk, internal concentration limits based on credit rating and sector have been established and are monitored regularly. Any ultimate obligor group exceeding these limits is placed on a restricted list to prevent further purchases, and the excess exposure may be actively sold down to comply with concentration limit guidelines. Further, the Company performs a quarterly concentration risk calculation to ensure compliance with the State of New York basket clause.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(c)	Liquidity Risk

Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in a realized loss or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Liquidity risk also includes the risk that in the event of a company liquidity crisis refinancing is only possible at higher interest rates or by liquidating assets at a discount.

Liquidity risk can be affected by the maturity of liabilities, the presence of withdrawal penalties, the breadth of funding sources, and terms of funding sources. It can also be affected by counterparty collateral triggers as well as whether anticipated liquidity sources such as credit agreements are cancelable.

The Company manages liquidity within four specific domains: (1) monitoring product development, product management, business operations, and the investment portfolio; (2) setting ALM strategies; (3) managing the cash requirements stemming from the Company’s derivative dynamic hedging activities; and (4) establishing liquidity facilities to provide additional liquidity. The Company has established liquidity risk limits, which are approved by the Company’s Risk Committee, and the Company monitors its liquidity risk regularly.

(d)	Interest Rate Risk

Interest rate risk is the risk that interest rates will change and cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins.

The Company has an ALM strategy to align cash flows and duration of the investment portfolio with policyholder liability cash flows and duration. The Company further limits interest rate risk on variable annuity guarantees through interest rate hedges.

(e)	Equity Market Risk

Equity market risk is the risk that movements in the equity markets will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities.

The policy value of the fixed indexed annuity products is linked to equity market indices. The Company economically hedges this exposure with derivatives.

The variable annuity products provide a minimum guaranteed level of payments irrespective of market movements. The Company has adopted an economic hedging program to manage the equity risk of these products.

The Company monitors the economic and accounting impacts of equity stress scenarios on assets and liabilities regularly.

Basis risk is the risk that the variable annuity hedge asset value changes unexpectedly relative to the value of the underlying separate account funds of the variable annuity contracts. Basis risk may arise from the Company’s inability to directly hedge the underlying mutual funds of the variable annuity contracts. The Company mitigates this risk through regular review and synchronization of fund mappings, product design features, and hedge design.

(f)	Legal/Regulatory Risk

Legal/regulatory risk is the risk that changes in the legal or regulatory environment in which the Company operates may result in reduced demand for its products or additional expenses not assumed in product pricing. Additionally, the Company is exposed to risk related to how the Company conducts itself in the market and the suitability of its product sales to contract holders.

The Company mitigates this risk by monitoring all market-related exposure, participating in national and international discussions relating to legal, regulatory, and accounting changes that may impact the business. A formal process exists to assess the Company’s risk exposure to changes in regulation.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(g)	Ratings Risk

Ratings risk is the risk that rating agencies change their outlook or rating of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that the Company is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Stress tests are performed regularly to assess how rating agency capital adequacy models would be impacted by severe economic events.

(h)	Mortality Risk

Mortality risk is the risk that life expectancy assumptions used by the Company to price its products are too high (i.e., insureds live shorter than expected lives). Conversely, longevity risk is the risk that life expectancy assumptions used by the Company to price its products are too low (i.e., insureds live longer than expected lives). The Company mitigates mortality risk primarily through reinsurance, whereby the Company cedes a significant portion of its new and existing mortality to third parties. The Company manages mortality risk through the underwriting process. The Company also manages both mortality and longevity risks by reviewing its mortality assumptions at least annually, and reviewing mortality experience periodically.

(i)	Lapse Risk

Lapse risk is the risk that actual lapse experience evolves differently than the assumptions used for pricing and valuation exercises leading to a significant loss in Company value and/or income.

The Company mitigates this risk by performing sensitivity analysis at the time of pricing, ALM and regular monitoring of policyholder experience. The Company quantifies lapse risk periodically.

(j)	Reinsurance Risk

Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management.

The Company mitigates this risk by requiring certain counterparties to meet thresholds related to the counterparty’s credit rating, exposure, or other factors. If the thresholds are not met, the counterparties are required to establish a trust or letter of credit backed by assets meeting certain quality criteria. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities and that their terms are being met. Also, the Company regularly reviews the financial standings and ratings of its reinsurance counterparties and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(4)	Investments

(a)	Fixed-maturity Securities

At December 31, the amortized cost, gross unrealized gains, gross unrealized losses, and fair values of available-for-sale securities are as shown in the following tables:

					OTTI in
					accumulated
		Gross	Gross		other
	Amortized	unrealized	unrealized	Fair	comprehensive
	cost	gains	losses	value	income
2013:
Fixed-maturity securities:
U.S. government	$57,053	646	471	57,228	—
States and political
subdivisions	17,574	114	1,179	16,509	—
Foreign government	2,534	44	155	2,423	—
Public utilities	39,615	4,363	648	43,330	—
Corporate securities	343,790	26,790	6,349	364,231	—
Mortgage-backed
securities	154,728	8,390	969	162,149	—
Total	$615,294	40,347	9,771	645,870	—

					OTTI in
					accumulated
		Gross	Gross		other
	Amortized	unrealized	unrealized	Fair	comprehensive
	cost	gains	losses	value	income
2012:
Fixed-maturity securities:
U.S. government	$31,545	1,264	—	32,809	—
States and political
subdivisions	18,094	652	211	18,535	—
Foreign government	558	65	—	623	—
Public utilities	37,070	6,644	30	43,684	—
Corporate securities	361,419	48,701	252	409,868	—
Mortgage-backed
securities	188,345	17,670	8	206,007	—
Total	$637,031	74,996	501	711,526	—

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

The net unrealized gains on available-for-sale securities consist of the following at December 31:

	2013	2012	2011
Available-for-sale:
Fixed-maturity securities	$30,576	74,495	65,063
Adjustments for:
Shadow adjustments	(14,657)	(22,118)	(27,407)
Deferred taxes	(5,572)	(18,332)	(13,179)
Net unrealized gains	$10,347	34,045	24,477

The amortized cost and fair value of available-for-sale fixed-maturity securities at December 31, 2013, by contractual maturity, are shown below:

	Amortized
	cost	Fair value
Available-for-sale:
Due in one year or less	$6,889	6,988
Due after one year through five years	167,641	181,854
Due after five years through ten years	180,453	186,781
Due after ten years	105,583	108,098
Mortgage-backed securities	154,728	162,149
Total available-for-sale fixed-maturity
securities	$615,294	645,870

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The amortized cost of fixed-maturity securities with rights to call or prepay without penalty is $190,302 as of December 31, 2013.

Proceeds from sales of fixed-maturity securities are presented in the table below:

	2013	2012	2011
Fixed-maturity securities:
Proceeds from sales	$77,960	134,346	68,328
As of December 31, 2013 and 2012, investments with a carrying value of $1,650 and $1,668, respectively, were pledged to the New York Superintendent of Insurance, as required by statutory regulation.

The Company’s available-for-sale securities portfolio includes mortgage-backed securities. Due to the high quality of these investments and the lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(b)	Unrealized Investment Losses

Unrealized losses on available-for-sale securities and the related fair value as of December 31 are shown below:

	12 months or less		Greater than 12 months		Total
		Unrealized		Unrealized		Unrealized
	Fair value	losses	Fair value	losses	Fair value	losses
2013:
Fixed-maturity securities:
U.S. government	$38,474	471	—	—	38,474	471
States and political
subdivisions	9,551	459	3,800	720	13,351	1,179
Foreign government	1,837	155	—	—	1,837	155
Public utilities	4,427	563	460	85	4,887	648
Corporate securities	91,430	5,758	4,668	591	96,098	6,349
Mortgage-backed
securities	25,846	969	—	—	25,846	969
Total
temporarily
impaired
available-
for-sale
securities	$171,565	8,375	8,928	1,396	180,493	9,771
2012:
Fixed-maturity securities:
States and political
subdivisions	$4,323	211	—	—	4,323	211
Public utilities	—	—	517	30	517	30
Corporate securities	11,842	76	794	176	12,636	252
Mortgage-backed
securities	1,008	8	—	—	1,008	8
Total
temporarily
impaired
available-
for-sale
securities	$17,173	295	1,311	206	18,484	501

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

As of December 31, 2013 and 2012, there were 79 and 10 available-for-sale fixed-maturity securities that were in an unrealized loss position, respectively.

As of December 31, 2013 and 2012, of the total amount of unrealized losses, $9,524 or 97.5% and $325 or 64.9%, respectively, are related to unrealized losses on investment-grade securities.

Investment grade is defined as a security having a credit rating of Aaa, Aa, A, or Baa from Moody’s or a rating of AAA, AA, A, or BBB from S&P, or a NAIC rating of 1 or 2 if a Moody’s or S&P rating is not available. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received. As mentioned in note 2, the Company reviews these securities regularly to determine whether or not declines in fair value are other-than-temporary. Further, as the Company neither has an intention to sell nor does it expect to be required to sell the securities outlined above, the Company did not consider these investments to be other-than-temporarily impaired.

(c)	OTTI Losses

The following table presents a rollforward of the Company’s cumulative credit impairments on fixed-maturity securities held at December 31:

	2013	2012
Balance as of January 1	$—	270
Additions for credit impairments recognized on:
Securities not previously impaired	—	169
Securities that the Company intends to sell or more
likely than not be required to sell before
recovery (interest)	241	—
Reductions for credit impairments previously on:
Securities that matured or were sold during
the period	—	(439)
Balance as of December 31	$241	—

(d)	Realized Investment Gains

Gross and net realized investment gains for the respective years ended December 31 are summarized as follows:

	2013	2012	2011
Fixed-maturity securities:
Gross gains on sales	$2,324	14,894	2,152
Gross losses on sales	(1,286)	(223)	(277)
OTTI	(241)	(169)	(270)
Other	32	—	—
Net realized investment
gains	$829	14,502	1,605

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(e)	Interest and Similar Income

Major categories of interest and similar income, net for the respective years ended December 31 are shown below:

	2013	2012	2011
Interest and similar income:
Fixed-maturity securities	$29,904	31,075	32,790
Short-term securities	13	33	15
Policy loans	21	27	24
Other	33	20	6
Total	29,971	31,155	32,835
Less:
Investment expenses	307	305	251
Total interest and
similar income, net	$29,664	30,850	32,584

(f)	Variable Interest Entities

In the normal course of business, the Company enters into relationships with various entities that are deemed to be variable interest entities (VIE). A VIE is an entity that either (1) has equity investors that lack certain essential characteristics of a controlling financial interest (including the ability to control activities of the entity, the obligation to absorb the entity’s expected losses, and the right to receive the entity’s expected residual returns) or (2) lacks sufficient equity to finance its own activities without financial support provided by other entities, which in turn would be expected to absorb at least some of the expected losses of the VIE.

The Company invests in structured securities that include VIEs. These structured securities typically invest in fixed-income investments managed by third parties and include mortgage-backed securities and collateralized mortgage obligations.

The Company has carefully analyzed the VIEs to determine whether the Company is the primary beneficiary, taking into consideration whether the Company or the Company together with its affiliates has the power to direct the activities of the VIE that most affect its economic performance and whether the Company has the right to benefits from the VIE. Based on that analysis, the Company has concluded that it is not the primary beneficiary and, as such, did not consolidate any VIEs in the Financial Statements. The structured securities are classified as fixed-maturity securities, available-for-sale on the Balance Sheets and reported at fair value.

The Company’s maximum exposure to loss from these entities is limited to their carrying value. The Company has not provided, and has no obligation to provide, material, financial, or other support that was not previously contractually required to these entities. The Company had no liabilities recorded as of December 31, 2013 or 2012, related to these entities.

(5)	Derivative and Hedging Instruments

The Company uses derivatives as a risk management strategy to economically hedge its exposure to various market risks associated with both its products and operations. Derivative assets and liabilities are recorded at fair value in the Financial Statements using valuation techniques further discussed in note 6. None of the derivative investments held by the Company qualify as hedging instruments for accounting purposes.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(a)	Interest Rate Swaps

The Company utilizes interest rate swaps to economically hedge certain variable annuity guarantee benefits. The Company can receive the fixed or variable rate. The interest rate swaps are traded in 10-, 20-, and 30-year maturities. The Company will only enter into over-the-counter (OTC) interest rate swap contracts with counterparties rated A– or better. The interest rate swaps are subject to the rules of the International Swaps and Derivatives Association, Inc. and associated CSA agreements.

(b)	Futures

The Company utilizes futures to economically hedge fixed-indexed annuity and variable annuity guarantees. The futures contracts do not require an initial investment except for the initial margin described below and the Company is required to settle cash daily based on movements of the representative index. Therefore, no asset or liability is recorded as of December 31, 2013 and 2012.

The Company is required to post collateral for futures contracts by the Chicago Mercantile Exchange. The Company retains ownership of the collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. Collateral posted at December 31, 2013 and 2012, had a fair value of $12,366 and $13,279, respectively, and is included in fixed-maturity securities on the Balance Sheets.

(c)	Embedded Derivatives

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB, which are measured at fair value separately from the host variable annuity contract, with changes in fair value reported in change in fair value of annuity embedded derivatives on the Statements of Operations. These embedded derivatives are classified within account balances and future policy benefit reserves on the Balance Sheets.

Certain fixed-indexed annuity products and universal life policies include a market value liability option (MVLO), which is essentially an embedded derivative with equity-indexed features. This embedded derivative is reported within account balances and future policy benefit reserves on the Balance Sheets with changes in fair value reported in change in fair value of annuity embedded derivatives on the Statements of Operations.

The following table presents the balance sheet location and the fair value of the derivatives, including embedded derivatives, as of December 31:

	Fair value
Derivative instruments, net	2013	2012
GMWB	$9,084	(52,138)
GMAB	(2,498)	(14,527)
MVLO	(29,226)	(28,960)
Interest rate swaps	(67,765)	(3,271)
Total derivative instruments, net	$(90,405)	(98,896)
Location in balance sheets
Derivatives	$5,508	2,159
Account balances and future policy benefit reserves	(22,640)	(95,625)
Other derivative liabilities	(73,273)	(5,430)
Total derivative instruments, net	$(90,405)	(98,896)

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

The following table presents the gains or losses recognized in income on the various derivative instruments:

Derivative		Amount of gains (losses) on derivatives
instruments,	Location in	recognized for the years ended December 31
net	statements of operations	2013	2012	2011
GMWB	Change in fair value of annuity
	embedded derivatives	$61,222	7,103	(54,353)
GMAB	Change in fair value of annuity
	embedded derivatives	11,899	(290)	(11,781)
MVLO	Change in fair value of annuity
	embedded derivatives	(1,575)	(9,286)	3,778
	Total change in fair
	value of annuity
	embedded derivatives	71,546	(2,473)	(62,356)
MVLO	Policy fees	1,061	301	(4,379)
MVLO	Policyholder benefits	248	127	(276)
Interest rate swaps	Change in fair value of assets
	and liabilities	(58,289)	110	—
Futures	Change in fair value of assets
	and liabilities	(20,684)	(14,786)	(8,116)
	Total derivative loss	$(6,118)	(16,721)	(75,127)

(d)	Offsetting Assets and Liabilities

Certain financial instruments and derivative instruments are eligible for offset in the Balance Sheets under GAAP. The Company’s derivative instruments are subject to master netting arrangements and collateral arrangements. A master netting arrangement with a counterparty creates a right of offset for amounts due to and from that same counterparty that is enforceable in the event of a default or bankruptcy. The Company’s policy is to recognize amounts subject to master netting arrangements on a gross basis on the Balance Sheets.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

The following tables present additional information about derivative assets and liabilities subject to an enforceable master netting arrangement as of the dates indicated:

	December 31, 2013
				Gross amounts not
				offset in the balance
				sheet
		Gross	Net amounts
	Gross	amounts	presented		Collateral
	amounts	offset in the	in the	Financial	pledged/	Net
	recognized	balance sheet	balance sheet	instruments(1)	received	amounts
Derivative assets	$5,508	—	5,508	(5,508)	—	—
Derivative liabilities	(73,273)	—	(73,273)	5,508	66,853	(912)
Net derivatives	$(67,765)	—	(67,765)	—	66,853	(912)

	December 31, 2012
				Gross amounts not
				offset in the balance
				sheet
		Gross	Net amounts
	Gross	amounts	presented		Collateral
	amounts	offset in the	in the	Financial	pledged/	Net
	recognized	balance sheet	balance sheet	instruments(1)	received	amounts
Derivative assets	$2,159	—	2,159	(713)	(1,441)	5
Derivative liabilities	(5,430)	—	(5,430)	713	1,525	(3,192)
Net derivatives	$(3,271)	—	(3,271)	—	84	(3,187)
(1)  Represents the amount of assets or liabilities that could be offset by liabilities or assets with the same counterparty under master netting or similar arrangements that management elects not to offset on the Balance Sheets.

(6)	Fair Value Measurements

The Fair Value Measurements and Disclosures Topic of the Codification establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

Level 1 –	Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date

Level 2 –	Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:

(a)	Quoted prices for similar assets or liabilities in active markets

(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active

(c)	Inputs other than quoted prices that are observable

(d)	Inputs that are derived principally from or corroborated by observable market data by correlation or other means

Level 3 –
Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each valuation was classified into Level 1, 2, or 3.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

The following tables present the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31:

	Total	Level 1	Level 2	Level 3
2013:
Assets accounted for at fair value:
Fixed-maturity securities:
U.S. government	$57,228	57,228	—	—
States and political
subdivisions	16,509	—	16,509	—
Foreign government	2,423	—	2,423	—
Public utilities	43,330	—	43,330	—
Corporate securities	364,231	—	363,166	1,065
Mortgage-backed securities	162,149	—	162,149	—
Derivative asset	5,508	—	5,508	—
Separate account assets	1,986,039	1,986,039	—	—
Total assets accounted
for at fair value	$2,637,417	2,043,267	593,085	1,065
Liabilities accounted for at fair
value:
Derivative liability	$73,273	—	73,273	—
Separate account liabilities	1,986,039	1,986,039	—	—
Annuity embedded
derivative liabilities (1)	22,640	—	—	22,640
Total liabilities
accounted for at
fair value	$2,081,952	1,986,039	73,273	22,640

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

	Total	Level 1	Level 2	Level 3
2012:
Assets accounted for at fair value:
Fixed-maturity securities:
U.S. government	$32,809	32,809	—	—
States and political
subdivisions	18,535	—	18,535	—
Foreign government	623	—	623	—
Public utilities	43,684	—	43,684	—
Corporate securities	409,868	—	408,766	1,102
Mortgage-backed securities	206,007	—	206,007	—
Derivative asset	2,159	—	2,159	—
Separate account assets	1,577,274	1,577,274	—	—
Total assets accounted
for at fair value	$2,290,959	1,610,083	679,774	1,102
Liabilities accounted for at fair
value:
Derivative liability	$5,430	—	5,430	—
Separate account liabilities	1,577,274	1,577,274	—	—
Annuity embedded
derivative liabilities (1)	95,625	—	—	95,625
Total liabilities
accounted for at
fair value	$1,678,329	1,577,274	5,430	95,625

(1)	Annuity embedded derivative liabilities are reported in account balances and future policy benefit reserves on the Balance Sheets.

The following is a discussion of the methodologies used to determine fair values for the assets and liabilities listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability).

(a)	Valuation of Fixed-maturity Securities

The fair value of fixed-maturity securities is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, municipal securities rulemaking board (MSRB) reported trades, nationally recognized municipal securities information repository (NRMSIR) material event notices, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In certain cases, including private placement securities as well as certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.

Generally, Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2 because the inputs used are market observable. Bonds for which prices were obtained from broker quotes and private placement securities that are internally priced are included in Level 3.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

The Company is responsible for establishing and maintaining an adequate internal control structure to prevent or detect material misstatements related to fair value measurements and disclosures. This responsibility is especially important when using third parties to provide valuation services.

The Company’s control framework around third-party valuations begins with obtaining an understanding of the pricing vendor’s methodologies. A Pricing Committee is in place that meets quarterly to establish and review a pricing policy, which includes approving any changes to pricing sources, assessing reasonableness of pricing services and addressing any ad hoc valuation issues that arise. The pricing methodologies used by the service providers and internal control reports provided by the service providers are reviewed by management.

In addition to monitoring the third-party vendor’s policies, the Company is also responsible for monitoring the valuation results. Controls are in place to monitor the reasonableness of the valuations received. These controls include price-analytic reports that monitor significant fluctuations in price as well as an IPV process by which the Company obtains prices from vendors other than the primary source and compares them for reasonableness. Results of the independent price verification are also reviewed by the Pricing Committee.

There are limited instances in which the primary third-party vendor is not used to obtain prices for fixed-maturity securities. These instances include private placement securities and certain other immaterial portfolios priced by a secondary external vendor.

At December 31, 2013 and 2012, private placement securities of $1,065 and $1,102, respectively, were included in Level 3. Internal pricing models based on market proxy securities, and U.S. Treasury rates, which are monitored monthly by the investment manager for reasonableness, are used to value these holdings. This includes ensuring there are no significant credit events impacting the proxy security and that the spreads used are still reasonable under the circumstances.

(b)	Valuation of Derivative Assets and Liabilities

The fair value of the interest rate swaps is derived using a third-party vendor software program and deemed by management to be reasonable. Interest rate swaps are included in Level 2 because the valuation uses market observable inputs.

(c)	Valuation of Separate Account Assets and Liabilities

Separate account assets are carried at fair value, which is based on the fair value of the underlying assets. Funds in the separate accounts are primarily invested in mutual funds with the following investment types: bond; domestic equity; international equity; or specialty. The separate account funds also hold certain money market funds. Mutual fund investments are generally included in Level 1. The remaining investments are categorized similar to the investments held by the Company in the general account (e.g., if the separate account invested in corporate bonds or other fixed-maturity securities, that portion could be considered a Level 2 or Level 3). In accordance with the Financial Services – Insurance Topic of the Codification, the fair value of separate account liabilities is set to equal the fair value of separate account assets.

(d)	Valuation of Embedded Derivatives

Embedded derivatives principally include the equity-indexed features contained in fixed-indexed annuity products and certain variable annuity riders. Embedded derivatives are recorded in the Financial Statements at fair value with changes in fair value adjusted through net income (loss).

Fair values of the embedded derivative liabilities are calculated based on internally developed models because active, observable markets do not exist for these liabilities. Fair value is derived from techniques in which one or more significant inputs are unobservable and are included in Level 3. These fair values represent the Company’s best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

The fair value of the embedded derivative contained in the fixed-indexed annuity products is the sum of the current year’s option value projected stochastically, the projection of future index growth at the option budget, and the historical interest/equity-indexed credits. The valuation of the embedded derivative includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined by taking into consideration publicly available information on industry default risk with considerations for the Company’s own credit profile. Risk margin is incorporated into the valuation model to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and future equity index caps or participation rates. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding policyholder behavior and risk margin related to noncapital market inputs may result in significant fluctuations in the fair value of these embedded derivatives that could materially affect net income (loss).

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB riders. GMWB and GMAB riders are embedded derivatives, which are measured at fair value separately from the host variable annuity contract with changes in fair value reported in change in fair value of annuity embedded derivatives on the Statements of Operations. These embedded derivatives are reported within account balances and future policy benefit reserves on the Balance Sheets. The fair value for these riders is estimated using the present value of future benefits minus the present value of future fees using actuarial and capital market assumptions related to the projected cash flows over the expected lives of the contracts. A risk neutral valuation methodology is used under which the cash flows from the riders are projected under multiple capital market scenarios using observable LIBOR. These cash flows are then discounted using the current month’s LIBOR plus a company-specific spread. In 2012 and prior years, these cash flows were discounted using the U.S. Treasury rate plus a company-specific spread. The valuation of these riders includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s claims paying ability. Risk margin is established to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and premium persistency. The establishment of the risk margin requires the use of significant management judgment. These riders may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing and variations in actuarial assumptions regarding policyholder behavior, and risk margins related to noncapital market inputs may result in significant fluctuations in the fair value of the riders that could materially affect net income (loss).

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(e)	Level 3 Rollforward

The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

								Realized
								gains
								(losses)
								included in
								net income
								(loss)
								related to
								financial
			Other	Purchases	Sales	Transfer in		instruments
	Beginning	Net	comprehensive	and	and	and/or on	Ending	still held
	balance	Income	(loss) income	issuances	settlements	Level 3, net	balance	at December 31
2013:
Fixed-maturity securities:
Corporate securities	$1,102	—	(37)	—	—	—	1,065	—
Total fixed-
maturity
securities	$1,102	—	(37)	—	—	—	1,065	—
Annuity embedded
derivative liabilities	$(95,625)	129,069	—	(58,326)	2,242	—	(22,640)	70,743
2012:
Fixed-maturity securities:
Corporate securities	$1,030	—	72	—	—	—	1,102	—
Total fixed-
maturity
securities	$1,030	—	72	—	—	—	1,102	—
Annuity embedded
derivative liabilities	$(94,315)	30,717	—	(34,598)	2,571	—	(95,625)	(3,881)

(f)	Transfers

The Company reviews its fair value hierarchy classifications annually. This review could reveal that previously observable inputs for specific assets or liabilities are no longer available or reliable. For example, the market for a Level 1 asset becomes inactive. In this case, the Company may need to adopt a valuation technique that relies on observable or unobservable components causing the asset to be transferred to Level 2 or Level 3. Alternatively, if the market for a Level 3 asset or liability becomes active, the Company will report a transfer out of Level 3. Transfers in and/or out of Level 1, 2, and 3 are reported as of the beginning of the period in which the change occurs.

There were no transfers of securities between Level 1 and Level 2 for the years ended December 31, 2013 and 2012. Additionally, there were no net transfers in or out of Level 3 for the years ended December 31, 2013 and 2012.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(g)	Assets and Liabilities Measured at Fair Value Using Significant Unobservable Inputs

The following table provides a summary of the significant unobservable inputs used in the fair value measurements developed by the Company or reasonably available to the Company of Level 3 assets and liabilities on a recurring basis at December 31:

Range
			Valuation	Unobservable	(weighted
		Fair value	technique	input	average)
2013:
Fixed-maturity securities:
Available-for-sale:
	Corporate securities	$1,065	Matrix pricing	Option
adjusted
				spread*	250 (250)
Annuity and life embedded
derivative liabilities:
	MVLO	(29,226)	Income approach	Annuitizations	0–25%
				Surrenders	0–25%
				Mortality **	0–100%
Withdrawal
Benefit
				Election	0–50%
	GMWB and GMAB	6,586	Income approach	Surrenders	0.5–35%
				Mortality **	0–100%
*	No range is applicable due to only one security within classification or the same assumption used on all securities.
**	Mortality assumptions are derived by applying management determined factors to the Annuity
2000 Mortality Table for MVLO and actively issued GMWB and GMAB and the 1994 MGDB
Mortality Table for all other GMWB and GMAB.

(h)	Sensitivity of Fair Value Measurements to Changes in Unobservable Inputs

Fixed-maturity securities matrix pricing: The primary unobservable input used in the matrix pricing model is a benchmark security option adjusted spread (OAS), which is applied to an OAS ratio. A significant yield increase of the benchmark security OAS in isolation could result in a decreased fair value, while a significant yield decrease in OAS could result in an increased fair value.

Annuity and life embedded derivative liabilities: A significant increase (decrease) in the utilization of annuitization benefits could result in a higher (lower) fair value. A significant decrease (increase) in mortality rates, surrender rates, or utilization of lifetime income benefits could result in a higher (lower) fair value.

(i)	Nonrecurring Fair Value Measurements

Occasionally, certain assets and liabilities are measured at fair value on a nonrecurring basis (e.g., impaired assets). At December 31, 2013 and 2012, there were no assets or liabilities reported at fair value on a nonrecurring basis.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(j)	Fair Value of Financial Assets and Liabilities

The following table presents the carrying amounts and fair values of financial assets and liabilities at December 31:

	2013
	Carrying	Fair value
	amount	Level 1	Level 2	Level 3	Total
Financial assets:
Policy loans	$263	—	263	—	263
Financial liabilities:
Investment contracts	$558,261	—	—	558,633	558,633

	2012
	Carrying	Fair value
	amount	Level 1	Level 2	Level 3	Total
Financial assets:
Policy loans	$261	—	261	—	261
Financial liabilities:
Investment contracts	$675,759	—	—	676,055	676,055

Policy loans, which are supported by the underlying cash value of the policies, are carried at unpaid principal balances, which approximate fair value. Therefore, fair value is classified as Level 2.

Investment contracts include certain reserves related to deferred annuity products. These reserves are included in account balances and future policy benefit reserves on the Balance Sheets. The fair values of investment contracts, which include deferred annuities and other annuities without significant mortality risk, are determined by testing amounts payable on demand against discounted cash flows using market interest rates commensurate with the risks involved, including consideration of the Company’s own credit standing and a risk margin for noncapital market inputs.

Changes in market conditions subsequent to year-end may cause fair values calculated subsequent to year-end to differ from the amounts presented herein.

(7)	Financing Receivables

The Company’s financing receivables comprise nontrade receivables. Nontrade receivables are amounts for policy or contract premiums due from the agents and broker-dealers, or amounts due from reinsurers. The nontrade receivables are evaluated on a collective basis for impairment. For additional information, see note 2 for nontrade receivables.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

Rollforward of Allowance for Credit Losses

The allowance for credit losses and recorded investment in financing receivables as of December 31 are shown below:

Nontrade
receivables
2013:
Allowance for credit losses:
Beginning balance	$15
Provision	3
Ending balance	18
Ending balance collectively evaluated
for impairment	$18
Financing receivables:
Ending balance	$141
Ending balance collectively evaluated
for impairment	$141

Nontrade
receivables
2012:
Allowance for credit losses:
Beginning balance	$40
Provision	(25)
Ending balance	15
Ending balance collectively evaluated
for impairment	$15
Financing receivables:
Ending balance	$123
Ending balance collectively evaluated
for impairment	$123

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

Credit Quality Indicators

The Company analyzes certain financing receivables for credit risk by using specific credit quality indicators.

The Company’s nontrade receivables are analyzed for credit risk based upon the customer classification of agent or reinsurer. The nontrade receivable and allowance for credit losses by customer classification as of December 31 are shown below:

		2013			2012
	Agent	Reinsurer	Total	Agent	Reinsurer	Total
Nontrade receivables	$18	123	141	15	108	123
Allowance for credit losses	(18)	—	(18)	(15)	—	(15)
Net nontrade
receivable	$—	123	123	—	108	108

Past-due Aging Analysis

Aging analysis of past-due financing receivables as of December 31 is shown below:

	31–60	61–90	Greater than	Total
	past due	past due	90 past due	past due	Current	Total
2013:
Nontrade receivables	$36	1	18	55	86	141

	31–60	61–90	Greater than	Total
	past due	past due	90 past due	past due	Current	Total
2012:
Nontrade receivables	$41	1	37	79	44	123

As of December 31, 2013, the Company’s financing receivables do not include any balances, which are on a nonaccrual status, classified as a troubled debt restructuring, or impaired without a corresponding allowance for credit loss.

(8)	Deferred Acquisition Costs

DAC at December 31, and the changes in the balance for the years then ended, are as follows:

	2013	2012	2011
Balance, beginning of year	$92,245	91,187	61,106
Capitalization(1)	17,321	18,078	22,614
Interest	5,011	5,654	4,019
Amortization	(16,169)	(28,163)	12,792
Change in shadow DAC	5,594	5,489	(9,344)
Balance, end of year	$104,002	92,245	91,187

(1)	Reflects prospective adoption, in 2012, of new acquisition cost guidance. See note 2 for adoption impact.

The change in shadow DAC balances are impacted by movements in unrealized gains and losses as a result of market conditions. The negative DAC amortization in 2011 is primarily due to an increase in variable annuity guarantee reserves, as a result of the decrease in interest rates.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

The Company reviews its best-estimate assumptions each year and records “unlocking” as appropriate. These reviews are based on recent changes in the organization and businesses of the Company and actual and expected performance of in-force policies. The reviews include all assumptions, including mortality, lapses, expenses, and separate account returns. The revised best-estimate assumptions are applied to the current in-force policies to project future gross profits.

The pretax impact on the Company’s assets and liabilities as a result of the unlocking during 2013, 2012, and 2011 is as follows:

	2013	2012	2011
Assets:
DAC	$(1,920)	(1,743)	2,998
DSI	(547)	(565)	901
Total asset (decrease) increase	(2,467)	(2,308)	3,899
Liabilities:
Account balances and future policy
benefit reserves	(4,669)	3,354	7,105
Unearned premiums	—	—	(1)
Total liabilities (decrease)
increase	(4,669)	3,354	7,104
Net increase (decrease)	2,202	(5,662)	(3,205)
Deferred income tax benefit	771	(1,982)	(1,122)
Net increase (decrease)	$1,431	(3,680)	(2,083)

(9)	Deferred Sales Inducements

DSI at December 31, and the changes in the balance for years then ended, are as follows:

	2013	2012	2011
Balance, beginning of year	$18,745	22,756	17,302
Capitalization	1,842	1,736	2,746
Interest	987	1,262	990
Amortization	(5,171)	(6,664)	3,953
Change in shadow DSI	1,942	(345)	(2,235)
Balance, end of year	$18,345	18,745	22,756

The change in shadow DSI balances are impacted by movements in unrealized gains and losses as a result of market conditions. The negative DSI amortization in 2011 is primarily due to an increase in variable annuity guarantee reserves, as a result of the decrease in interest rates.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(10)	Separate Accounts and Annuity Product Guarantees

Guaranteed minimums for the respective years ended December 31 are summarized as follows (note that the amounts listed are not mutually exclusive, as many products contain multiple guarantees):

	2013			2012
	Account	Net amount	Weighted	Account	Net amount	Weighted
	value	at risk	age (years)	value	at risk	age (years)
GMDB:
Return of premium	$1,302,899	1,179	62.2	1,012,413	2,046	62.0
Ratchet and return of premium	625,593	4,198	64.7	517,970	15,248	65.1
Reset	109,406	616	76.1	104,916	1,257	76.1
Earnings protection rider	—	—	—	—	—	—
Total	$2,037,898	5,993		1,635,299	18,551
GMIB:
Return of premium	$11,388	134	66.2	11,071	200	66.3
Ratchet and rollup	192,236	20,017	63.5	181,744	32,014	63.9
Total	$203,624	20,151		192,815	32,214
GMAB:
Five years	$32,307	13	66.5	34,025	225	65.3
Target date retirement – 7 year	58,335	155	61.7	54,809	563	60.8
Target date retirement – 10 year	23,064	29	61.5	21,273	540	60.2
Target date with
management levers	325,145	611	61.2	221,884	606	60.3
Total	$438,851	808		331,991	1,934
GMWB:
No living benefit	$47,399	—	67.3	30,352	191	67.5
Life benefit with optional reset	100,047	3,014	69.1	98,376	6,709	68.4
Life benefit with 8% rollup	36,826	2,348	67.6	33,956	2,955	66.6
Life benefit with
management levers	1,020,428	45,777	59.6	757,158	46,363	59.3
Total	$1,204,700	51,139		919,842	56,218

The net amount at risk has decreased in 2013 due to an increase in market performance, which has caused decreases in certain guaranteed benefits. A portion of the reduction in GMAB net amount at risk is due to these benefits being paid in 2013. Account values have increased due to the growth in new business. Weighted age for GMAB and GMWB as of December 31, 2012 were adjusted to be consistent with the current year presentation.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

At December 31, variable annuity account balances were invested in separate account funds with the following investment objectives. Balances are presented at fair value:

Investment type	2013	2012
Mutual funds:
Bond	$272,340	271,711
Domestic equity	1,020,867	741,392
International equity	92,175	79,254
Specialty	554,262	434,929
Total mutual funds	1,939,644	1,527,286
Money market funds	45,515	49,282
Other	880	706
Total	$1,986,039	1,577,274

The following table summarizes the liabilities for variable contract guarantees that are reflected in the general account and shown in account balances and future policy benefit reserves on the Balance Sheets:

	GMDB	GMIB	GMAB	GMWB	Totals
Balance as of December 31, 2011	$863	4,075	14,971	59,242	79,151
Incurred guaranteed benefits	268	(317)	290	(7,104)	(6,863)
Paid guaranteed benefits	(311)	—	(734)	—	(1,045)
Balance as of December 31, 2012	820	3,758	14,527	52,138	71,243
Incurred guaranteed benefits	531	(791)	(11,900)	(61,222)	(73,382)
Paid guaranteed benefits	(237)	—	(129)	—	(366)
Balance as of December 31, 2013	$1,114	2,967	2,498	(9,084)	(2,505)

(11)	Accident and Health Claim Reserves

Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2013, are appropriate, uncertainties in the reserving process could cause such reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

Activity in the accident and health claim reserves is summarized as follows:

	2013	2012	2011
Balance at January 1, net of reinsurance
recoverable of $200, $256, and $277,
respectively	$2,229	2,514	2,150
Incurred related to:
Current year	868	28	472
Prior years	564	153	305
Total incurred	1,432	181	777
Paid related to:
Current year	77	14	95
Prior years	2,552	452	318
Total paid	2,629	466	413
Balance at December 31, net of
reinsurance recoverable of $264, $200,
and $256, respectively	$1,032	2,229	2,514

Prior year incurreds for 2013 and 2012 reflect unfavorable claim development with the group marketing line of business. Incurreds for 2011 reflect unanticipated claim development with the group marketing and LTC lines of business. The increase in claims paid related to prior years in 2013 is due to a payment of $1,724 related to Allianz Life recapturing a block of business that the Company had previously assumed.

(12)	Reinsurance

The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity and accident and health businesses, as well as businesses the Company has chosen to exit.

In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks under excess coverage and coinsurance contracts. The Company generally retained between $50 and $1,500 coverage per individual life depending on the type of policy for the years ended December 31, 2013 and 2012.

On LTC business, the Company retains 90% of Limited Benefit Plans, and 90% on claims up through year eight and 20% on claims years nine and beyond for Lifetime Benefit Plans.

The Company monitors the financial exposure to the reinsurers, as well as evaluates the financial strength of the reinsurers on an ongoing basis.

The following table shows the net exposure to reinsurance receivables and recoverable at December 31:

	2013	2012
Reinsurance receivables	$126	123
Reinsurance recoverable	2,501	2,214
Reinsurance payables	(64)	(60)
Net reinsurance exposure	$2,563	2,277

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(13)	Income Taxes

(a)	Income Tax (Benefit) Expense

Total income tax (benefit) expense for the years ended December 31 is as follows:

	2013	2012	2011
Income tax expense (benefit)
attributable to operations:
Current tax expense (benefit)	$2,495	17,206	(3,723)
Deferred tax expense (benefit)	1,930	(13,885)	(6,903)
Total income tax
expense (benefit)
attributable to
operations	4,425	3,321	(10,626)
Income tax effect on equity:
Attributable to unrealized gains
for the year	(12,760)	5,152	5,779
Total income tax effect
on equity	$(8,335)	8,473	(4,847)

(b)	Components of Income Tax Expense (Benefit)

Income tax expense (benefit) computed at the statutory rate of 35% varies from income tax (benefit) expense reported on the Statements of Operations for the respective years ended December 31 as follows:

	2013	2012	2011
Income tax expense (benefit)
computed at the statutory rate	$5,916	4,349	(9,061)
Dividends-received deductions and
tax-exempt interest	(1,603)	(1,035)	(1,238)
Other	112	7	(327)
Income tax expense
(benefit) as reported	$4,425	3,321	(10,626)

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(c)	Components of Deferred Tax Assets and Liabilities on the Balance Sheet

Tax effects of temporary differences giving rise to the significant components of the net deferred tax asset (liability), which is included in other assets and other liabilities, respectively, on the Balance Sheets, at December 31 are as follows:

	2013	2012
Deferred tax assets:
Future benefit reserves	$27,266	50,315
Expense accruals	162	256
Other-than-temporarily impaired assets	84	—
Investment income	23,577	332
Total deferred tax assets	51,089	50,903
Deferred tax liabilities:
Deferred acquisition costs	(31,506)	(26,792)
Due and deferred premium	(16)	(3)
Net unrealized gains on investments	(10,702)	(26,073)
Total deferred tax liabilities	(42,224)	(52,868)
Net deferred tax assets (liabilities)	$8,865	(1,965)

Although realization is not assured, the Company believes it is not necessary to establish a valuation allowance for ordinary deferred tax assets, as it is more likely than not the deferred tax assets will be realized principally through future reversals of existing ordinary taxable temporary differences and future ordinary taxable income. For deferred tax assets that are capital in nature, considering all objective evidence and the available tax planning strategy, it is more likely than not the deferred tax assets that are capital in nature will be realized and no valuation allowance is required. The amount of the ordinary and capital deferred tax assets considered realizable could be reduced in the near term if estimates of future reversals of existing taxable temporary differences and future ordinary and capital taxable income are reduced.

Income taxes paid (received) by the Company were $17,449, $(6,606), and $1,289 in 2013, 2012, and 2011, respectively. At December 31, 2013, the Company had a tax payable from AZOA of $2,210 reported in other liabilities and at December 31, 2012 had a tax receivable of $(17,165) reported in other assets on the Balance Sheets.

The Company’s federal income tax return is consolidated with AZOA. The Company is no longer subject to U.S. federal, state, and local, or non-U.S. income tax examinations by tax authorities for years prior to 2007. The IRS recently conducted an examination of the consolidated returns filed by AZOA for the 2008 and 2009 tax years. The examination report was approved by the Joint Committee on Taxation in the fourth quarter of 2013, thus the examination has now concluded. There were no adjustments as a result of this examination that materially affected the Company. AZOA has not received notice from the IRS of its intent to examine any subsequent tax periods.

In accordance with the Income Taxes Topic of the Codification, the Company recognizes liabilities for certain unrecognized tax benefits. The Company had no unrecognized tax benefits as of December 31, 2013 and 2012. The Company does not expect any significant changes related to unrecognized tax benefits during the next 12 months.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in federal income tax expense. During the years ended December 31, 2013, 2012, and 2011, the Company did not recognize any expense related to interest and penalties. The Company accrued $0 for the payment of interest and penalties at December 31, 2013 and 2012, respectively.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(14)	Related-party Transactions

(a)	Real Estate

The Company subleases office space from Fireman’s Fund Insurance Company (an affiliate). In connection with this agreement, the Company incurred rent expense of $29, $26, and $26 in 2013, 2012, and 2011, respectively, which is included in general and administrative expenses on the Statements of Operations.

(b)	Service Fees

The Company has incurred fees for certain administrative services provided by Allianz Life of $6,454, $6,799, and $7,735 in 2013, 2012, and 2011, respectively. The Company’s liability for these fees was $939 and $511 as of December 31, 2013 and 2012, respectively, and is included in other liabilities on the Balance Sheets.

The Company has incurred fees for certain investment advisory services provided by affiliated companies of $199, $184, and $181 in 2013, 2012, and 2011, respectively. The Company’s liability for these charges was $15 and $15 as of December 31, 2013 and 2012, respectively, and is included in other liabilities on the Balance Sheets.

The Company has agreements with its affiliates Pacific Investment Management Company (PIMCO), Oppenheimer Capital LLC (OpCap), and Allianz Global Distributors, LLC (AGID), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company’s separate accounts to holders of the Company’s variable annuity products, (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap, and (3) the Company compensates AGID for providing services in connection with the distribution of variable products that offer investment options managed by PIMCO. The agreement with AGID was terminated effective December 31, 2010. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contract holders was $1,109, $957, and $736 during 2013, 2012, and 2011, respectively, which is included in other revenue on the Statements of Operations. At December 31, 2013 and 2012, $192 and $174, respectively, was included for these fees in receivables on the Balance Sheets.

(c)	Capital Contributions

The Company received cash capital contributions of $20,000 from Allianz Life in both 2012 and 2011.

(15)	Employee Benefit Plans

The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by Allianz of America Corporation (AZOAC). Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k) and/or after-tax contributions up to 80.0% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the IRS. In 2013, 2012, and 2011, the Company matched up to a maximum of 7.5% of the employees’ eligible compensation. Participants are 100% vested in the Company’s matching contribution after three years of service.

The AAAP administration expenses and the trust fund, including trustee fees, investment manager fees, and audit fees, are payable from the trust fund but may, at the Company’s discretion, be paid by the Company. Any legal fees are not paid from the trust fund, but are instead paid by the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $144, $123, and $193 in 2013, 2012, and 2011, respectively, toward the AAAP matching contributions and administration expenses.

The Company participates in the AZOAC Severance Allowance Plan. Under the AZOAC Severance Allowance Plan, all employees who are involuntarily terminated due to job elimination or reduction in-force are eligible to receive benefits. The Company expensed $0, $0, and $10 in 2013, 2012, and 2011, respectively, toward severance payments.

In addition to the AAAP, the Company offers certain benefits to eligible employees, including a comprehensive medical, dental, and vision plan and a flexible spending plan.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

(16)	Statutory Financial Data and Dividend Restrictions

Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. Accordingly, certain items recorded in financial statements prepared under GAAP are excluded or vary in calculation in determining statutory policyholders’ surplus and gain from operations. Currently, these items include, among others, DAC, furniture and fixtures, deferred taxes, accident and health premiums receivable, which are more than 90 days past due, reinsurance, certain investments, and undeclared dividends to policyholders. Additionally, account balances and future policy benefit reserves and policy and contract claims calculated for statutory reporting do not include provisions for withdrawals.

The Company’s statutory capital and surplus reported in the statutory annual statements filed with the State of New York as of December 31, 2013 and 2012 were $97,828 and $135,415, respectively.

The Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2013 and 2012 were significantly in excess of these requirements. The maximum amount of dividends that can be paid by New York insurance companies to stockholders without prior approval of the Superintendent of Insurance is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statements. In accordance with New York statutes, the maximum amount of ordinary dividends that can be paid by the Company is the greater of 10% of prior year-end capital and surplus, or the prior year net gain from operations, but is limited by the amount in unassigned surplus. Based on these limitations, ordinary dividends of $28,171 can be paid in 2014 without the approval of the New York State Department of Financial Services. The Company paid no dividends in 2013, 2012, and 2011.

Regulatory Risk-Based Capital

An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control-level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds, as of December 31, 2013 and 2012.

(17)	Commitments and Contingencies

The Company is or may become subject to claims and lawsuits that arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such litigation will not have a material adverse effect on the Company’s financial position. The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.

The financial services industry, including mutual fund, variable and fixed annuity, life insurance, and distribution companies, is subject to close scrutiny by regulators, legislators, and the media.

Federal and state regulators regularly make inquiries and conduct examinations or investigations concerning various selling practices in the annuity industry, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance laws and securities laws. State regulators have also been investigating various practices relating to unclaimed property. In certain instances, these investigations have led to regulatory enforcement proceedings. The Company is also subject to ongoing market conduct examinations and investigations by regulators, which may have a material adverse effect on the Company. Management assesses whether the amount of loss can be reasonably estimated prior to making any accruals.

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

In December 2008, the Securities and Exchange Commission (SEC) adopted a rule (Rule 151A) having the effect of categorizing most fixed-indexed annuity products as securities. This rule, if it had become fully operational, would have subjected issuers of fixed-indexed annuity products to SEC jurisdiction for purposes of registration and disclosure, advertising and marketing, suitability, and requirements as to the distribution of products through registered broker-dealers. In October 2010, several months after the Federal Court of Appeals for the District of Columbia Circuit vacated Rule 151A, the SEC withdrew the rule. As a result, issuers of fixed-indexed annuity products will not be under the SEC’s purview, rather they will remain subject to state insurance regulation, as long as insurers comply with the provisions of the Harkin Amendment, passed as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

It can be expected that annuity product design and sales practices will be an ongoing source of regulatory scrutiny and enforcement actions, litigation, and rulemaking. Similarly, private litigation regarding sales practices is ongoing against a number of insurance companies.

This could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future. When evaluating litigation, claims, and assessments, management considers the nature of the litigation, progress of the case, opinions or views of legal counsel, as well as prior experience in similar cases. Management uses this information to assess whether a loss is probable and if the amount of loss can be reasonably estimated prior to making any accruals.

The Company leases office space as mentioned in note 14. Expense for the operating lease was $29, $26, and $26 in 2013, 2012, and 2011, respectively. The future minimum lease payments required under operating leases are as follows:

2014		$22
2015		22
2016		24
2017		24
2018		24
2019 and beyond		36
	Total	$152

(18)	Segment Information

The Company has organized its principal operations into the following segments: Individual Annuities and Other products.

The Individual Annuities segment consists of variable and fixed annuities, which are provided through independent distribution channels made up of broker dealers and agents and registered representatives. Revenues for the Company’s fixed annuity products are primarily earned as net investment income on invested assets supporting fixed account balances, with profitability driven by the spread between net investment income earned and interest credited to account balances. Although the Company discontinued selling fixed annuity products in 2011, the in-force volume is significant and thus included within the Individual Annuities segment. Revenues for the company’s variable annuity products are primarily earned as management and expense fees charged on underlying account balances.

The Other products segment consists of closed blocks of Life, LTC, and Special Markets products. The Company discontinued selling Life products in 2010 and LTC products in 2009. The Special Markets products include individual and group annuity and life products, including whole and term life insurance. Although Other products are part of the combined results, the Company does not allocate additional resources to these areas other than to maintain the operational support to its current customers.

The Company does not maintain segregated investment portfolios for each segment. Investment-related income, gains, and losses are allocated to the segments based on reserve levels and capital requirements.

Segment results are reconciled to the statements of operations in the tables below:

	Year ended December 31, 2013
	Individual
	annuities	Other	Total
Revenue:
Net premiums and policy fees	$47,281	3,452	50,733
Interest and similar income, net	28,590	1,074	29,664
Change in fair value of assets and
liabilities	(78,973)	—	(78,973)
Realized investment gains, net	796	33	829
Fee, commission, and other
revenue	2,795	—	2,795
Total revenue	489	4,559	5,048
Benefits and expenses:
Net benefits	(42,034)	3,931	(38,103)
General and administrative
expenses and commissions	31,486	924	32,410
Change in deferred acquisition
costs, net	(6,440)	277	(6,163)
Total benefits and
expenses	(16,988)	5,132	(11,856)
Pretax income (loss)	$17,477	(573)	16,904

	Year ended December 31, 2012
	Individual
	annuities	Other	Total
Revenue:
Net premiums and policy fees	$36,997	3,195	40,192
Interest and similar income, net	29,905	945	30,850
Change in fair value of assets and
liabilities	(14,676)	—	(14,676)
Realized investment gains, net	14,170	332	14,502
Fee, commission, and other
revenue	2,385	—	2,385
Total revenue	68,781	4,472	73,253
Benefits and expenses:
Net benefits	20,914	2,656	23,570
General and administrative
expenses and commissions	32,277	550	32,827
Change in deferred acquisition
costs, net	4,657	(227)	4,430
Total benefits and
expenses	57,848	2,979	60,827
Pretax income	$10,933	1,493	12,426

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

	Year ended December 31, 2011
	Individual
	annuities	Other	Total
Revenue:
Net premiums and policy fees	$27,631	3,260	30,891
Interest and similar income, net	31,778	806	32,584
Change in fair value of assets and
liabilities	(8,116)	—	(8,116)
Realized investment gains, net	1,582	23	1,605
Fee, commission, and other
revenue	1,822	43	1,865
Total revenue	54,697	4,132	58,829
Benefits and expenses:
Net benefits	82,338	1,840	84,178
General and administrative
expenses and commissions	38,003	1,959	39,962
Change in deferred acquisition
costs, net	(39,670)	245	(39,425)
Total benefits and
expenses	80,671	4,044	84,715
Pretax (loss) income	$(25,974)	88	(25,886)

(19)	Changes in and Reclassifications from Accumulated Other Comprehensive Income (AOCI)

Changes in AOCI by component consist of the following:

	Year ended December 31, 2013
	Net
	unrealized	OTTI
	gain on	losses in
	securities	OCI	Total AOCI
Beginning balance	$34,045	—	34,045
OCI before reclassifications	(23,180)	—	(23,180)
Amounts reclassified from AOCI	(518)	—	(518)
Net OCI	(23,698)	—	(23,698)
Ending balance	$10,347	—	10,347
	Year ended December 31, 2012
	Net
	unrealized	OTTI
	gain on	losses in
	securities	OCI	Total AOCI
Beginning balance	$24,477	—	24,477
OCI before reclassifications	19,061	(67)	18,994
Amounts reclassified from AOCI	(9,493)	67	(9,426)
Net OCI	9,568	—	9,568
Ending balance	$34,045	—	34,045

(Continued)
Allianz Index Advantage® New York Prospectus – June 3, 2014

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements
December 31, 2013 and 2012
(In thousands, except security holdings quantities)

Reclassifications from AOCI consist of the following:

	Amount reclassified from AOCI		Affected line item
	December 31,		in the consolidated
AOCI	2013	2012	statement of operations
Net unrealized gain on securities:
Available-for-sale securities	$797	14,605	Realized investment gains, net
	(279)	(5,112)	Income tax benefit
	518	9,493	Net income
OTTI losses in OCI:
Other than temporary impairments	—	(103)	Realized investment gains, net
	—	36	Income tax expense
	—	(67)	Net loss
Total amounts
reclassified
from AOCI	$518	9,426	Total net income

(20)	Subsequent Events

No material subsequent events have occurred since December 31, 2013, through March 25, 2014 that require adjustments to the financial statements.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Schedule I
ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Summary of Investments – Other than Investments in Related Parties
December 31, 2013
(In thousands)

			Amount at
			which shown
	Amortized		in the balance
Type of investment	cost (1)	Fair value	sheet
Fixed-maturity securities:
U.S. government	$57,053	57,228	57,228
States and political subdivisions	17,574	16,509	16,509
Foreign government	2,534	2,423	2,423
Public utilities	39,615	43,330	43,330
Corporate securities	343,790	364,231	364,231
Mortgage-backed securities	154,728	162,149	162,149
Total fixed-maturity securities	615,294	645,870	645,870
Other investments:
Policy loans	263		263
Derivatives	5,508		5,508
Total other investments	5,771		5,771
Total investments	$621,065		651,641
(1) Original cost of fixed-maturity securities reduced by repayments and adjusted for amortization of premiums or accrual discounts
See accompanying report of independent registered public accounting firm.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Schedule II
ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Supplementary Insurance Information
Years ended December 31, 2013, 2012, and 2011
(In thousands)

	December 31
	Deferred acquisition costs	Deferred sales inducements	Account balances and future benefit reserves	Unearned premiums	Policy and contract claims
2013:
Annuities	$100,897	18,345	561,358	—	—
Other	3,105	—	16,762	1,559	1,528
	$104,002	18,345	578,120	1,559	1,528
2012:
Annuities	$89,006	18,745	678,701	—	—
Other	3,239	—	14,703	1,539	2,684
	$92,245	18,745	693,404	1,539	2,684
2011:
Annuities	$88,004	22,754	703,073	—	173
Other	3,183	2	12,184	1,466	3,029
	$91,187	22,756	715,257	1,466	3,202

	Year ended December 31
	Net premium and policy fees	Interest and similar income, net	Net benefits	Net change in deferred sales inducements*	Net change in deferred acquisition costs**	Other operating expenses
2013:
Annuities	$47,281	28,590	(44,376)	2,342	(6,440)	31,486
Other	3,452	1,074	3,931	—	277	924
	$50,733	29,664	(40,445)	2,342	(6,163)	32,410
2012:
Annuities	$36,997	29,905	17,250	3,664	4,657	32,277
Other	3,195	945	2,654	2	(227)	550
	$40,192	30,850	19,904	3,666	4,430	32,827
2011:
Annuities	$27,631	31,778	90,036	(7,698)	(39,670)	38,003
Other	3,260	806	1,831	9	245	1,959
	$30,891	32,584	91,867	(7,689)	(39,425)	39,962
*	See note 8 for aggregate gross amortization of deferred sales inducements.
**	See note 7 for aggregate gross amortization of deferred acquisition costs.
See accompanying report of independent registered public accounting firm.

Allianz Index Advantage® New York Prospectus – June 3, 2014

Schedule III
ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Reinsurance
Years ended December 31, 2013, 2012, and 2011
(In thousands)

					Percentage
		Ceded	Assumed		of amount
	Direct	to other	from other	Net	assumed
Year ended	amount	companies	companies	amount	to net
December 31, 2013:
Life insurance in force	$84,046	73,019	—	11,027	—%
Premiums and policy fees:
Life	$1,389	975	—	414	—
Annuities	47,280	—	—	47,280	—
Accident and health	3,613	574	—	3,039	—
Total premiums and policy fees	$52,282	1,549	—	50,733	—%
December 31, 2012:
Life insurance in force	$93,755	82,448	—	11,307	—%
Premiums and policy fees:
Life	$1,088	1,009	—	79	—
Annuities	36,997	—	—	36,997	—
Accident and health	3,662	547	1	3,116	—
Total premiums and policy fees	$41,747	1,556	1	40,192	—%
December 31, 2011:
Life insurance in force	$100,620	93,953	—	6,667	—%
Premiums and policy fees:
Life	$1,370	1,058	—	312	—
Annuities	27,630	—		27,630	—
Accident and health	3,544	590	(5)	2,949	(0.2)
Total premiums and policy fees	$32,544	1,648	(5)	30,891	—%
See accompanying report of independent registered public accounting firm.

Allianz Index Advantage® New York Prospectus – June 3, 2014

FOR SERVICE OR MORE INFORMATION

You can review and copy information about us, the Separate Account, the prospectus and the SAI at the SEC’s Public Reference Room in Washington, D.C. You may obtain information about the operation of the Public Reference Room by calling (202) 551-8090.

The SEC also maintains a website (www.sec.gov). The prospectus, the SAI and other information about the Contract are available on the EDGAR database on the SEC’s website. If you do not have access to the website, you can get copies of information from the website upon payment of a duplication fee by writing to:

Public Reference Section of the Commission

100 F Street, NE

Washington, DC 20549

OUR SERVICE CENTER

If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197.

To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:

Send an application or additional Purchase Payment with a check:	Send an application or general customer service without a check:
REGULAR MAIL	REGULAR MAIL
Allianz Life Insurance Company of New York	Allianz Life Insurance Company of New York
NW5990	P.O. Box 561
P.O. Box 1450	Minneapolis, MN 55440-0561
Minneapolis, MN 55485-5990

OVERNIGHT, CERTIFIED, OR REGISTERED MAIL	OVERNIGHT, CERTIFIED, OR REGISTERED MAIL
Allianz Life Insurance Company of New York	Allianz Life Insurance Company of New York
NW5990	5701 Golden Hills Drive
1801 Parkview Drive	Golden Valley, MN 55416-1297
Shoreview, MN 55126

NOTE: Checks sent to the wrong address for applications or additional Purchase Payments are forwarded to the 1801 Parkview Drive address listed above, which may delay processing.

To send information by email, please use this address: variableannuity@send.allianzlife.com. To send information over the web, please upload to your account on our website at: www.allianzlife.com/newyork. If you have questions about whether you can submit certain information by email or over the web, please contact our Service Center.

Until May 1, 2015, all dealers that effect transactions in these securities may be required to deliver a prospectus.

Allianz Index Advantage® New York Prospectus – June 3, 2014

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